Exhibit 10.4

Freddie Mac Loan Number: 504183362

Property Name: Greenfield Assisted Living of Fredericksburg

SENIORS HOUSING LOAN AND SECURITY AGREEMENT

(CME)

(Revised 9-1-2011)

Borrower:	CARE GSL FREDERICKSBURG LLC, a Delaware limited liability company

Lender:	KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation

Date:	April 24, 2012

Reserve Fund Information

(See Article IV)

Imposition Reserves	Deferred Insurance	Collect Taxes	Deferred water/sewer
(fill in “Collect” or “Deferred”as appropriate for each item)	N/A Ground Rents	Deferred assessments/other charges

Repair Reserve	Repairs required?	☐ Yes	☒ No
	If Yes, is a Reserve required?	☐ Yes	☐ No

If Yes to Repairs, but No Reserve, is a Letter of Credit required?		☐ Yes	☐ No

Replacement Reserve	☒ Yes	If Yes:	☒ Funded	☐ Deferred
☐ No

Rental Achievement Reserve	☐ Yes	If Yes:	☐ Cash	☐ Letter of Credit
☒ No

External Rate Cap Reserve	☐	Yes	☒	No

Other Reserve(s)	☐	Yes	☒	No

If Yes, specify:

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5.13	Illegal Activity	12
5.14	Taxes Paid	12
5.15	Title Exceptions	12
5.16	No Change in Facts or Circumstances	13
5.17	Financial Statements	13
5.18	ERISA – Borrower Status	13
5.19	No Fraudulent Transfer or Preference	13
5.20	No Insolvency or Judgment	14
5.21	Working Capital	14
5.22	Cap Collateral	14
5.23	Ground Lease	14
5.24	Purpose of Loan	15
5.25	Intended Use	15
5.26	Furniture, Fixtures, Equipment and Motor Vehicles	15
5.27	Participant in Federal Programs	16
5.28	Certificate of Need	16
5.29	Contracts	17
5.30	Material Contracts	17
5.31	No Financing Statements	17
5.32	Compliance with Medicare and Medicaid Requirements	17
5.33	Third-Party Payer Programs and Private Commercial Insurance Managed Care and Employee Assistance Programs	17
5.34	No Transfer or Pledge of Licenses	17
5.35	No Pledge of Receivables	17
5.36	Patient and Resident Care Agreements	18
5.37	Patient and Resident Records	18
5.38	No Facility Deficiencies, Enforcement Actions or Violations	18
5.39	Survival	18

ARTICLE VI BORROWER COVENANTS		18
6.01	Compliance with Laws	18
6.02	Compliance with Organizational Documents	18
6.03	Use of Mortgaged Property	19
6.04	Non-Residential Leases	20
6.05	Prepayment of Rents	21
6.06	Inspection	21
6.07	Books and Records; Financial Reporting	22
6.08	Taxes; Operating Expenses; Ground Rents	25
6.09	Preservation, Management and Maintenance of Mortgaged Property	26
6.10	Property and Liability Insurance	28
6.11	Condemnation	36
6.12	Environmental Hazards	38
6.13	Single Purpose Entity Requirements	41
6.14	Repairs and Capital Replacements	46
6.15	Residential Leases Affecting the Mortgaged Property	47
6.16	Litigation; Government Proceedings	47

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6.17	Further Assurances and Estoppel Certificates; Lender’s Expenses	47
6.18	Cap Collateral	48
6.19	Ground Lease	48
6.20	ERISA Requirements	48
6.21	Operation of the Facility	49
6.22	Facility Reporting	50
6.23	Covenants Regarding Material Contracts	51
6.24	Pledge of Receivables	51
6.25	Property Manager and Operator of the Facility	51
6.26	Residential Leases and Agreements	52
6.27	Performance Under Leases	52
6.28	Governmental Payer Programs	52

ARTICLE VII TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER		53
7.01	Permitted Transfers	53
7.02	Prohibited Transfers	54
7.03	Conditionally Permitted Transfers	55
7.04	Preapproved Intrafamily Transfers	57
7.05	Lender’s Consent to Prohibited Transfers	57

ARTICLE VIII SUBROGATION		57

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		58
9.01	Events of Default	58
9.02	Protection of Lender’s Security; Security Instrument Secures Future Advances	62
9.03	Remedies	62
9.04	Forbearance	63
9.05	Waiver of Marshalling	64

ARTICLE X RELEASE; INDEMNITY		64
10.01	Release	64
10.02	Indemnity	64

ARTICLE XI SENIORS HOUSING OPERATOR		70

ARTICLE XII MISCELLANEOUS PROVISIONS		70
12.01	Waiver of Statute of Limitations, Offsets and Counterclaims	70
12.02	Governing Law; Consent to Jurisdiction and Venue	70
12.03	Notice	70
12.04	Successors and Assigns Bound	71
12.05	Joint and Several Liability	71
12.06	Relationship of Parties; No Third Party Beneficiary	71
12.07	Severability; Amendments	72
12.08	Disclosure of Information	72
12.09	Determinations by Lender	72

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12.10	Sale of Note; Change in Servicer; Loan Servicing	73
12.11	Supplemental Financing	73
12.12	Defeasance	77
12.13	Lender’s Rights to Sell or Securitize	81
12.14	Cooperation with Rating Agencies and Investors	81
12.15	Time is of the Essence	82

ARTICLE XIII DEFINITIONS		82

ARTICLE XIV INCORPORATION OF ATTACHED RIDERS		100

ARTICLE XV INCORPORATION OF ATTACHED EXHIBITS		100

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SENIORS HOUSING LOAN AND SECURITY AGREEMENT

THIS SENIORS HOUSING LOAN AND SECURITY AGREEMENT (“Loan Agreement”) is dated as of the 24th day of April, 2012 and is made by and between CARE GSL FREDERICKSBURG LLC, a Delaware limited liability company (“Borrower”), and KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation (together with its successors and assigns, “Lender”).

RECITAL

Lender has agreed to make and Borrower has agreed to accept a loan in the original principal amount of Three Million Five Hundred Ninety-One Thousand and No/100 Dollars ($3,591,000.00) (“Loan”). Lender is willing to make the Loan to Borrower upon the terms and subject to the conditions set forth in this Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of these promises, the mutual covenants contained in this Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I        DEFINITIONS; CONSTRUCTION.

1.01	Defined Terms. Each defined term in this Loan Agreement will have the meaning ascribed to that term in Article XIII unless otherwise defined in this Loan Agreement.

1.02	Construction. The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and will be disregarded in construing this Loan Agreement. Any reference in this Loan Agreement to an “Exhibit,” an “Article” or a “Section” will, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement. All Exhibits and Riders attached to or referred to in this Loan Agreement are incorporated by reference in this Loan Agreement. Any reference in this Loan Agreement to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular. As used in this Loan Agreement, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.” The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in this Loan Agreement will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement), and (b) any reference in this Loan Agreement to any Person will be construed to include such Person’s successors and assigns.

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ARTICLE II        LOAN.

2.01	Loan Terms. The Loan will be evidenced by the Note and will bear interest and be paid in accordance with the payment terms set forth in the Note.

2.02	Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

2.03	Exculpation. Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Loan Agreement is limited in the manner, and to the extent, provided in the Note.

2.04	Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender’s sole and absolute discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of such payment in the manner authorized, will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Loan Agreement, the Note and all other Loan Documents will remain unchanged.

2.05	Usury Savings. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts will be applied by Lender to reduce the principal amount of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, will be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading will be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

2.06	Adjustable Rate Mortgage – Third Party Cap Agreement. If (a) the Note does not provide for interest to accrue at an adjustable or variable interest rate, and (b) a third party Cap Agreement is not required, then this Section 2.06 and Section 3.04 will be of no force or effect.

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(a)	So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note. Alternatively, at Lender’s option, so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(b)	Neither the existence of a Cap Agreement nor anything in this Loan Agreement will relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

ARTICLE III        LOAN SECURITY AND GUARANTY.

3.01	Security Instrument. Borrower will execute the Security Instrument dated of even date with this Loan Agreement. The Security Instrument will be recorded in the applicable land records in the Property Jurisdiction.

3.02	Reserve Funds.

(a)	Security Interest. To secure Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note and the other Loan Documents, Borrower conveys, pledges, transfers and grants to Lender a security interest pursuant to the Uniform Commercial Code of the Property Jurisdiction or any other applicable law in and to all money in the Reserve Funds, as the same may increase or decrease from time to time, all interest and dividends thereon and all proceeds thereof.

(b)	Supplemental Loan. If this Loan Agreement is entered into in connection with a Supplemental Loan and if the same Person is or becomes both Senior Lender and Supplemental Lender, then:

(i)	Borrower assigns and grants to Supplemental Lender a security interest in the Reserve Funds established in connection with the Senior Indebtedness as additional security for all of Borrower’s obligations under the Supplemental Note.

(ii)	In addition, Borrower assigns and grants to Senior Lender a security interest in the Reserve Funds established in connection with the Supplemental Indebtedness as additional security for all of Borrower’s obligations under the Senior Note.

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(iii)	It is the intention of Borrower that all amounts deposited by Borrower in connection with either the Senior Loan Documents, the Supplemental Loan Documents, or both, constitute collateral for the Supplemental Indebtedness secured by the Supplemental Instrument and the Senior Indebtedness secured by the Senior Instrument, with the application of such amounts to such Senior Indebtedness or Supplemental Indebtedness to be at the discretion of Senior Lender and Supplemental Lender.

3.03	Uniform Commercial Code Security Agreement. This Loan Agreement is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note, Security Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Loan Agreement, Borrower grants to Lender a security interest in the UCC Collateral.

3.04	Cap Collateral. Reserved.

3.05	Guaranty. Borrower will cause each Guarantor (if any) to execute a Guaranty of all or a portion of Borrower’s obligations under the Loan Documents effective as of the date of this Loan Agreement.

3.06	Collateral Assignment of Licenses, Certificates and Permits. Reserved.

ARTICLE IV        RESERVE FUNDS AND REQUIREMENTS.

4.01	Reserves Generally.

(a)	Establishment of Reserve Funds; Investment of Deposits. Unless otherwise provided in Section 4.04, each Reserve Fund will be established on the date of this Loan Agreement and all Reserve Funds will be deposited in an Eligible Account at an Eligible Institution or invested in “permitted investments” as then defined and required by the Rating Agencies. Lender will not be obligated to open additional accounts or deposit Reserve Funds in additional institutions when the amount of any Reserve Fund exceeds the maximum amount of the federal deposit insurance or guaranty. Borrower acknowledges and agrees that it will not have the right to direct Lender as to any specific investment of monies in any Reserve Fund. Lender will not be responsible for any losses resulting from investment of monies in any Reserve Fund or for obtaining any specific level or percentage of earnings on such investment.

(b)	Interest on Reserve Funds; Trust Funds. Unless applicable law requires, Lender will not be required to pay Borrower any interest, earnings or profits on the Reserve Funds. Any amounts deposited with Lender under this Article IV will not be trust funds, nor will they operate to reduce the Indebtedness, unless applied by Lender for that purpose pursuant to the terms of this Loan Agreement.

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(c)	Use of Reserve Funds. Each Reserve Fund will, except as otherwise provided in this Loan Agreement, be used for the sole purpose of paying, or reimbursing Borrower for payment of, the item(s) for which the applicable Reserve Fund was established. Borrower acknowledges and agrees that, except as specified in this Loan Agreement, monies in one Reserve Fund will not be used to pay, or reimburse Borrower for, matters for which another Reserve Fund has been established.

(d)	Termination of Reserve Funds. Upon the payment in full of the Indebtedness, Lender will pay to Borrower all funds remaining in any Reserve Funds.

4.02	Reserves for Taxes, Insurance and Other Charges.

(a)	Deposits to Imposition Reserve Deposits. Borrower will deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below. Except as provided in Section 4.02(e), Lender will not require Borrower to make Imposition Reserve Deposits with respect to the items marked “Deferred” below.

[Deferred]	Hazard Insurance premiums or premiums for other Insurance required by Lender under Section 6.10

[Collect]	Taxes and payments in lieu of taxes

[Deferred]	water and sewer charges that could become a Lien on the Mortgaged Property

[N/A]	Ground Rents

[Deferred]	assessments or other charges that could become a Lien on the Mortgaged Property

The amounts deposited pursuant to this Section 4.02(a) are collectively referred to in this Loan Agreement as the “Imposition Reserve Deposits.” The obligations of Borrower for which the Imposition Reserve Deposits are required are collectively referred to in this Loan Agreement as “Impositions.” The amount of the Imposition Reserve Deposits must be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender will maintain records indicating how much of the monthly Imposition Reserve Deposits and how much of the aggregate Imposition Reserve Deposits held by Lender are held for the purpose of paying Taxes, Insurance premiums, Ground Rent (if applicable) and each other Imposition.

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(b)	Disbursement of Imposition Reserve Deposits. Lender will apply the Imposition Reserve Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Lender will pay all Impositions from the Imposition Reserve Deposits held by Lender upon Lender’s receipt of a bill or invoice for an Imposition. If Borrower holds a ground lessee interest in the Mortgaged Property and Imposition Reserve Deposits are collected for Ground Rent, then Lender will pay the monthly or other periodic installments of Ground Rent from the Imposition Reserve Deposits, whether or not Lender receives a bill or invoice for such installments. Lender will have no obligation to pay any Imposition to the extent it exceeds the amount of the Imposition Reserve Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office, Ground Lessor (if applicable) or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(c)	Excess or Deficiency of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess will be credited against future installments of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower will pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(d)	Delivery of Invoices. Borrower will promptly deliver to Lender a copy of all notices of, and invoices for, Impositions.

(e)	Deferral of Collection of Any Imposition Reserve Deposits; Delivery of Receipts. If Lender does not collect an Imposition Reserve Deposit with respect to an Imposition either marked “Deferred” in Section 4.02(a) or pursuant to a separate written deferral by Lender, then on or before the date each such Imposition is due, or on the date this Loan Agreement requires each such Imposition to be paid, Borrower will provide Lender with proof of payment of each such Imposition. Upon Notice to Borrower, Lender may revoke its deferral and require Borrower to deposit with Lender any or all of the Imposition Reserve Deposits listed in Section 4.02(a), regardless of whether any such item is marked “Deferred” (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

4.03	Repairs; Repair Reserve Fund. Reserved.

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4.04	Replacement Reserve Fund. See Rider.

4.05	Rental Achievement Provisions. Reserved.

4.06	Reserved.

4.07	External Cap Agreement Reserve Fund. Reserved.

ARTICLE V        REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows as of the date of this Loan Agreement:

5.01	Review of Documents. Borrower has reviewed (a) the Note, (b) the Security Instrument, (c) the Commitment Letter, and (d) all other Loan Documents.

5.02	Condition of Mortgaged Property. Except as Borrower may have disclosed to Lender in writing in connection with the issuance of the Commitment Letter, the Mortgaged Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to the Mortgaged Property has been fully restored.

5.03	No Condemnation. No part of the Mortgaged Property has been taken in Condemnation or other like proceeding, and, to the best of Borrower’s knowledge after due inquiry and investigation, no such proceeding is pending or threatened for the partial or total Condemnation or other taking of the Mortgaged Property.

5.04	Actions; Suits; Proceedings.

(a)	There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting Borrower (and, if Borrower is a limited partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower) or the Mortgaged Property which, if adversely determined, would have a Material Adverse Effect.

(b)	Without limiting the generality of subsection (a) above, neither Borrower, any operator of the Facility, nor the Facility are subject to any proceeding, suit or investigation by any Governmental Authority and neither Borrower nor any operator of the Facility has received any notice from any Governmental Authority which may, directly or indirectly, or with the passage of time, result in the imposition of a fine, or interim or final sanction, or would (i) have a Material

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Adverse Effect, (ii) result in the appointment of a receiver or trustee, (iii) affect Borrower’s or any operator of the Facility’s ability to accept and retain residents, (iv) result in the Downgrade, revocation, transfer, surrender or suspension, or non-renewal or reissuance or other impairment of any License, or (v) affect Borrower’s or operator’s continued participation in Medicare, Medicaid, TRICARE, or any similar governmental payor program, as applicable, or any successor programs thereto, at current rate certifications.

5.05	Environmental. Except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Loan Agreement), each of the following is true:

(a)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property.

(b)	To the best of Borrower’s knowledge after due inquiry and investigation, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property.

(c)	The Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after due inquiry and investigation, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

(d)	To the best of Borrower’s knowledge after due inquiry and investigation, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect have been obtained and all such Environmental Permits are in full force and effect.

(e)	To the best of Borrower’s knowledge after due inquiry and investigation, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passage of time or the giving of notice, or both, would constitute, noncompliance with the terms of any Environmental Permit.

(f)	There are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after due inquiry and investigation, threatened in writing, that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition.

(g)	Borrower has received no actual or constructive notice of any written complaint, order, notice of violation or other communication from any Governmental

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Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any property that is adjacent to the Mortgaged Property.

5.06	Commencement of Work; No Labor or Materialmen’s Claims. Except as set forth on Exhibit E, prior to the recordation of the Security Instrument, no work of any kind has been or will be commenced or performed upon the Mortgaged Property, and no materials or equipment have been or will be delivered to or upon the Mortgaged Property, for which the contractor, subcontractor or vendor continues to have any rights including the existence of or right to assert or file a mechanic’s or materialman’s Lien. If any such work of any kind has been commenced or performed upon the Mortgaged Property, or if any such materials or equipment have been ordered or delivered to or upon the Mortgaged Property, then prior to the execution of the Security Instrument, Borrower has satisfied each of the following conditions:

(a)	Borrower has fully disclosed in writing to the title insurance company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument that work has been commenced or performed on the Mortgaged Property, or materials or equipment have been ordered or delivered to or upon the Mortgaged Property.

(b)	Borrower has obtained and delivered to Lender and the title company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument Lien waivers from all contractors, subcontractors, suppliers or any other applicable party, pertaining to all work commenced or performed on the Mortgaged Property, or materials or equipment ordered or delivered to or upon the Mortgaged Property.

Borrower represents and warrants that all parties furnishing labor and materials for which a Lien or claim of Lien may be filed against the Mortgaged Property have been paid in full and, except for such Liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmen’s Liens or claims outstanding for work, labor or materials affecting the Mortgaged Property, whether prior to, equal with or subordinate to the Lien of the Security Instrument.

5.07	Compliance with Applicable Laws and Regulations.

(a)	To the best of Borrower’s knowledge after due inquiry and investigation, (i) all Improvements and the use of the Mortgaged Property comply with all applicable statutes, rules and regulations, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use (“legal, non-conforming” status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation), (ii) the Improvements comply with applicable health, fire, and building codes, and (iii) there is no evidence of any illegal activities relating to controlled substances on the Mortgaged Property.

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(b)	Without limiting the generality of subsection (a) above, Borrower, any operator of the Facility, and the Facility (and its operation) and all residential care agreements and residential Leases are in compliance with the applicable provisions of all laws, regulations, ordinances, orders or standards of any Governmental Authority having jurisdiction over the operation of the Facility (including any governmental payor program requirements and disclosure of ownership and related information requirements), including without limitation: (i) Healthcare Laws, Privacy Laws, fire and safety codes and building codes (and no waivers of such requirements exist at the Facility); (ii) laws, rules, regulations and published interpretations thereof regulating the preparation and serving of food; (iii) laws, rules, regulations and published interpretations thereof regulating the handling and disposal of medical or biological waste; (iv) the applicable provisions of all laws, rules, regulations and published interpretations thereof to which Borrower or the Facility is subject by virtue of its Intended Use; and (v) all criteria established to classify the Facility as housing for older persons under the Fair Housing Amendments Act of 1988.

(c)	Borrower has received no notice of, and is not aware of, any violation of applicable antitrust laws or securities laws relating to the Facility, the Borrower, or any operator of the Facility.

5.08	Access; Utilities; Tax Parcels. The Mortgaged Property (a) has ingress and egress via a publicly dedicated right of way or via an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels.

5.09	Licenses and Permits.

(a)	Borrower, any commercial tenant of the Mortgaged Property and/or any operator of the Mortgaged Property (i) is in possession of all material licenses, permits and authorizations required for use of the Mortgaged Property, which are valid and in full force and effect as of the date of this Loan Agreement, and (ii) will remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business.

(b)	Without limiting the generality of subsection (a) above, Borrower has obtained or has caused any operator of the Facility to obtain all Licenses necessary to use, occupy or operate the Facility for its Intended Use (such Licenses being in its own name or in the name of an operator of the Facility, if any, and in any event in the names of the Persons required by the applicable Governmental Authorities), and all such Licenses are in full force and effect. Borrower has provided Lender with

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complete and accurate copies of all Licenses. The Intended Use of the Facility is in conformity with all certificates of occupancy and Licenses and any other restrictions or covenants affecting the Facility. The Facility has all equipment, staff and supplies necessary to use and operate the Facility for its Intended Use.

(c)	Each License, and the name of the Person in whose name each License is issued, if other than Borrower, is identified on Exhibit J, and a copy of each License is attached as Exhibit J.

(d)	As of the Closing Date, the Licenses attached as Exhibit J are true and complete copies, the Licenses are current, and Borrower has not received any notice of pending violations or investigations that have not been brought to Lender’s attention in writing.

(e)	Other than the Licenses attached as Exhibit J, as of the Closing Date, no other Licenses are required to operate the Facility as it is currently being operated and for its Intended Use.

(f)	Neither the execution and delivery of the Note, this Loan Agreement, the Security Instrument nor any other Loan Document, Borrower’s performance under the Loan Documents, nor the recordation of the Security Instrument, nor the exercise of any remedies by Lender pursuant to the Loan Documents, at law or in equity, will adversely affect the Licenses.

5.10	No Other Interests. No Person has (a) any possessory interest in the Mortgaged Property or right to occupy the Mortgaged Property except under and pursuant to the provisions of existing Leases by and between tenants and Borrower (a form of residential lease having been previously provided to Lender together with the material terms of any and all Non-Residential Leases at the Mortgaged Property), or (b) an option to purchase the Mortgaged Property or an interest in the Mortgaged Property, except as has been disclosed to and approved in writing by Lender.

5.11	Term of Leases. All Leases for residential dwelling units with respect to the Mortgaged Property are on forms acceptable to Lender, are for initial terms of at least 6 months and not more than 2 years (unless otherwise approved in writing by Lender), and do not include options to purchase.

5.12	No Prior Assignment; Prepayment of Rents. Borrower has (a) not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or paid off and discharged with the proceeds of the Loan evidenced by the Note or, if this Loan Agreement is entered into in connection with a Supplemental Loan, other than an assignment of Rents securing any Senior Indebtedness), and (b) not performed any acts and has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under any Loan Document. At the time of execution of this Loan Agreement, unless otherwise approved by Lender in writing, there has been no prepayment of any Rents for more than 2 months prior to the due dates of such Rents.

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5.13	Illegal Activity. No portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity and Borrower will not permit any portion of the Mortgaged Property to be used for any illegal activity.

5.14	Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all Taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against the Mortgaged Property or any part of the Mortgaged Property.

5.15	Title Exceptions. To the best of Borrower’s knowledge after due inquiry and investigation, none of the items shown in the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution of this Loan Agreement and insuring Lender’s interest in the Mortgaged Property will have a Material Adverse Effect on the (a) ability of Borrower to pay the Loan in full, (b) ability of Borrower to use all or any part of the Mortgaged Property in the manner in which the Mortgaged Property is being used on the Closing Date, except as set forth in Section 6.03, (c) operation of the Mortgaged Property, or (d) value of the Mortgaged Property.

5.16	No Change in Facts or Circumstances.

(a)	All information in the application for the Loan submitted to Lender, including all financial statements for the Mortgaged Property, Borrower and any Borrower Principal, and all Rent Schedules, reports, certificates, and any other documents submitted in connection with the application (collectively, “Loan Application”) is complete and accurate in all material respects as of the date such information was submitted to Lender.

(b)	There has been no Material Adverse Change since the Loan Application was submitted to Lender in any fact or circumstance that would make any information submitted as part of the Loan Application incomplete or inaccurate.

(c)	The organizational structure of Borrower is as set forth in Exhibit H.

5.17	Financial Statements. The financial statements of Borrower and each Borrower Principal furnished to Lender as part of the Loan Application reflect in each case a positive net worth as of the date of the applicable financial statement.

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5.18	ERISA – Borrower Status. Borrower is not one of the following:

(a)	An “investment company,” or a company under the Control of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(b)	An “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

5.19	No Fraudulent Transfer or Preference. No Borrower or Borrower Principal (a) has made, or is making in connection with and as security for the Loan, a transfer of an interest in property of the Borrower or Borrower Principal to or for the benefit of Lender or otherwise as security for any of the obligations under the Loan Documents which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws or (b) has made, or is making in connection with the Loan, a transfer (including any transfer to or for the benefit of an insider under an employment contract) of an interest of Borrower or any Borrower Principal in property, or (c) has incurred, or is incurring in connection with the Loan, any obligation (including any obligation to or for the benefit of an insider under an employment contract) within 2 years of the date of this Loan Agreement which is or could constitute a fraudulent transfer under federal bankruptcy, state insolvency, or similar applicable creditors’ rights laws.

5.20	No Insolvency or Judgment.

(a)	No Pending Proceedings or Judgments. No Borrower or Borrower Principal is (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding; or (ii) the subject of any judgment unsatisfied of record or docketed in any court located in the United States.

(b)	Insolvency. Borrower is not presently insolvent, and the Loan will not render Borrower insolvent. As used in this Section, the term “insolvent” means that the total of all of a Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all of the assets of the Person that are available to satisfy claims of creditors.

5.21	Working Capital. After the Loan is made, Borrower intends to have sufficient working capital, including cash flow from the Mortgaged Property or other sources, not only to adequately maintain the Mortgaged Property, but also to pay all of Borrower’s outstanding debts as they come due (other than any balloon payment due upon the maturity of the Loan). Lender acknowledges that no members or partners of Borrower or any Borrower Principal will be obligated to contribute equity to Borrower for purposes of providing working capital to maintain the Mortgaged Property or to pay Borrower’s outstanding debts except as may otherwise be required under their organizational documents.

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5.22	Cap Collateral. Reserved.

5.23	Ground Lease. Reserved.

5.24	Purpose of Loan. The purpose of the Loan is as indicated by the checked box(es) below:

[X]	Refinance Loan: The Loan is a refinancing of existing indebtedness and, except to the extent specifically required by Lender, there is to be no change in the ownership of either the Mortgaged Property or Borrower Principals. The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the refinancing has been fully disclosed to Lender.

[__]	Acquisition Loan: All of the consideration given or received or to be given or received in connection with the acquisition of the Mortgaged Property has been fully disclosed to Lender. The Mortgaged Property was or will be purchased from (“Property Seller”). No Borrower or Borrower Principal has or had, directly or indirectly (through a family member or otherwise), any interest in the Property Seller and the acquisition of the Mortgaged Property is an arm’s-length transaction. To the best of Borrower’s knowledge after due inquiry and investigation, the purchase price of the Mortgaged Property represents the fair market value of the Mortgaged Property and Property Seller is not or will not be insolvent subsequent to the sale of the Mortgaged Property.

[X]	Cross-Collateralized/Cross-Defaulted Loan Pool: The Loan is part of a cross-collateralized/cross-defaulted pool of loans described as follows:

X	being simultaneously made to Borrower and/or Borrower’s Affiliates made previously by Borrower and/or Borrower’s Affiliates

The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the Loan and the other loans comprising the cross-collateralized/cross-defaulted loan pool has been fully disclosed to Lender.

5.25	Intended Use. The residential units in the Facility are allocated as follows (“Intended Use”):

1. Independent Living Units	0%

	0	units

2. Assisted Living Residences	100%

	26	units

	35	beds

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3. Assisted Living Residences devoted to Alzheimer’s care, dementia care and/or memory care	0%

	0	units

	0	beds

4. Skilled Nursing Beds	0%

	0	units

	0	beds

5. Continuing Care Retirement Community with the following percentages of use:	N/A	%

a. Seniors Apartments	N/A	units

b. Independent Living Units	N/A	%

	N/A	units

c. Assisted Living Residences	N/A	%

	N/A	units

	N/A	beds

d. Skilled Nursing Beds	N/A	%

	N/A	units

	N/A	beds

5.26	Furniture, Fixtures, Equipment and Motor Vehicles. As of the Closing Date, all FF&E and motor vehicles located on or used in connection with the Mortgaged Property, and the name of the Person that owns and/or leases each item, if other than Borrower, is listed on Exhibit K, and such list is true and complete.

5.27	Participant in Federal Programs. Neither Borrower nor any operator of the Facility is a participant in any federal program under which any Governmental Authority may have the right to recover funds by reason of the advance of federal funds.

5.28	Certificate of Need. Under applicable laws and regulations as in effect on the date of this Loan Agreement, if any existing management agreement or operating lease is terminated or Lender acquires the Facility through foreclosure or otherwise, none of Borrower, Lender, any subsequent operator or management agent, or any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to applying for any License, so long as neither the type of service nor any unit complement is changed.

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5.29	Contracts.

(a)	Exhibit L lists all Contracts in effect as of the date of this Loan Agreement, the names of the parties to such Contracts and the dates of such Contracts.

(b)	With regard to each Contract listed in Exhibit L, (i) the Contract is in full force and effect in accordance with its terms, and (ii) there is no default by any party under the Contract.

(c)	Borrower has delivered to Lender a copy of each Contract, together with all amendments, modifications, supplements and renewals thereto in effect as of the date of this Loan Agreement.

(d)	Except as set forth on Exhibit L, each Contract listed in Exhibit L provides that it is terminable by Borrower or any operator of the Facility upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any operator of the Facility or their respective successors or assigns, except only Third Party Provider Agreements.

5.30	Material Contracts.

(a)	Exhibit M lists all Material Contracts in effect as of the date of this Loan Agreement.

(b)	With regard to each Material Contract listed in Exhibit M, (i) the Material Contract is assignable by Borrower, or if Borrower is not a party thereto, by an operator of the Facility, without the consent of the other party thereto (or Borrower and any operator of the Facility, as applicable, has obtained express written consent to the assignment from the other party thereto), except only Third Party Provider Agreements; (ii) no previous assignment of Borrower’s or any operator of the Facility’s interest in the Material Contract has been made except such assignments that have been properly terminated prior to or concurrently with the execution and delivery of this Loan Agreement; (iii) the Material Contract is in full force and effect in accordance with its terms; and (iv) there is no default by any party under the Material Contract.

(c)	Borrower has delivered to Lender a copy of each Material Contract, together with all amendments, modifications, supplements and renewals thereto in effect as of the date of this Loan Agreement.

(d)	Each Material Contract listed in Exhibit M provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any operator of the Facility or their respective successors or assigns, except only Third Party Provider Agreements.

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5.31	No Financing Statements. Except for termination statements and continuation statements, during the 45-day period prior to the date of this Loan Agreement, there have been no UCC financing statements filed with respect to any of the UCC Collateral listing as debtor Borrower, any operator of the Facility, or the Facility’s common name.

5.32	Compliance with Medicare and Medicaid Requirements. The Facility is in compliance with all requirements for participation in Medicare and Medicaid, including without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987. The Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements and has a current provider agreement that is in full force and effect under Medicare and Medicaid, as applicable. As of the date of this Loan Agreement, neither Borrower nor any operator of the Facility has received any notice from any Governmental Authority of any overbilling of Medicare, Medicaid, TRICARE (or any so-called “waiver program” associated therewith) or any other Governmental Authority payor for similar goods or services with respect to the Facility and there are no current or pending Medicare, Medicaid, TRICARE or similar governmental payor program recoupment efforts at the Facility, and there are no current, pending or outstanding audits or appeals with respect thereto (or which remain open to audit with respect thereto).

5.33	Third-Party Payor Programs and Private Commercial Insurance Managed Care and Employee Assistance Programs. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting Borrower or operator of the Facility, of any participation or provider agreement with any third-party payor, including Medicare, Medicaid, TRICARE, and any private commercial insurance managed care and employee assistance program to which Borrower or operator of the Facility is subject. All Medicare, Medicaid, TRICARE and private insurance cost reports and financial reports submitted by Borrower or operator of the Facility are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain “open” or unsettled.

5.34	No Transfer or Pledge of Licenses. The Licenses, including, without limitation, the certificate of need, may not be, and have not been, transferred to any location other than the Facility, have not been pledged as collateral security for any other loan or indebtedness, and are held free from restrictions or known conflicts that would materially impair the use or operation of the Facility for its Intended Use, and are not provisional, probationary, or restricted in any way.

5.35	No Pledge of Receivables. Neither Borrower nor the operator of the Facility has pledged its receivables as collateral security for any other loan or indebtedness.

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5.36	Patient and Resident Care Agreements. There are no patient or resident care agreements with patients or residents or with any other persons that deviate in any material adverse respect from the standard form customarily used at the Facility.

5.37	Patient and Resident Records. All patient or resident records at the Facility, including patient or resident trust fund accounts, are true and correct in all material respects.

5.38	No Facility Deficiencies, Enforcement Actions or Violations.

(a)	The Facility has not received a statement of charges or deficiencies and no penalty enforcement actions have been undertaken against the Facility, the operator of the Facility or Borrower or against any officer, director or stockholder thereof, by any Governmental Agency during the last three calendar years, and there have been no violations over the past three years that have threatened the Facility’s or the operator of the Facility’s or Borrower’s certification for participation in any third-party payor programs.

(b)	[RESERVED]

5.39	Survival. The representations and warranties set forth in this Loan Agreement will survive until the Indebtedness is paid in full; however, the representations and warranties set forth in Section 5.05 will survive beyond repayment of the entire Indebtedness, to the extent provided in Section 10.02(b).

ARTICLE VI        BORROWER COVENANTS.

6.01	Compliance with Laws. Borrower will comply with all laws, ordinances, rules, regulations and requirements of any Governmental Authority having jurisdiction over the Mortgaged Property and all recorded covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits and environmental regulations, Leases and the maintenance and disposition of tenant security deposits. Borrower will take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at the Mortgaged Property, including those that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property. Borrower will at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.01.

6.02	Compliance with Organizational Documents. Borrower will at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s

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formation, continued existence and good standing in its state of formation and, if different, in the Property Jurisdiction. Borrower will at all times comply with its organizational documents, including its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is a limited liability company or tenancy-in-common). If Borrower is a housing cooperative corporation or association, Borrower will at all times maintain its status as a “cooperative housing corporation” as such term is defined in Section 216(b) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

6.03	Use of Mortgaged Property.

(a)	Unless required by applicable law, without the prior written consent of Lender, Borrower will not, and will not permit any operator of the Facility to, take any of the following actions:

(i)	Allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Loan Agreement is executed.

(ii)	Convert any individual dwelling units or common areas to commercial use.

(iii)	Initiate a change in the zoning classification of the Mortgaged Property or acquiesce to a change in the zoning classification of the Mortgaged Property.

(iv)	Establish any condominium or cooperative regime with respect to the Mortgaged Property beyond any which may be in existence on the date of this Loan Agreement.

(v)	Combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property.

(vi)	Subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property.

(vii)	Add to or change any location at which any of the Mortgaged Property is stored, held or located unless Borrower (A) gives Notice to Lender within 30 days after the occurrence of such addition or change, (B) executes and delivers to Lender any modifications of or supplements to this Loan Agreement that Lender may require, and (C) authorizes the filing of any financing statement which may be filed in connection with this Loan Agreement, as Lender may require.

(b)	Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower’s use of the Mortgaged Property as a housing cooperative.

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(c)	Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower will not, and will not permit any operator of the Facility to, provide or contract for skilled nursing care, assisted living care, Alzheimer’s care, memory care or dementia care for any of the residents other than that level of care which both (i) is consistent with the Intended Use and (ii) is permissible for Borrower or the operator of the Facility to provide at the Facility under (A) applicable Healthcare Laws, and (B) applicable Licenses.

6.04	Non-Residential Leases.

(a)	Prohibited New Non-Residential Leases or Modified Non-Residential Leases. Borrower will not enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Loan Agreement) without the prior written consent of Lender.

(b)	Reserved.

(c)	Executed Copies of Non-Residential Leases. Borrower will, without request by Lender, deliver a fully executed copy of each Non-Residential Lease to Lender promptly after such Non-Residential Lease is signed.

(d)	Subordination and Attornment Requirements. All Non-Residential Leases will specifically include the following provisions:

(i)	The Lease is subordinate to the Lien of the Security Instrument, with such subordination to be self-executing.

(ii)	The tenant will attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner.

(iii)	The tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request.

(iv)	The tenant will, upon receipt of a written request from Lender following the occurrence of and during the continuance of an Event of Default, pay all Rents payable under the Lease to Lender.

(v)	If Lender or a purchaser at a foreclosure sale so elects, the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property.

(vi)	After a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease without payment of any fee or penalty.

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6.05	Prepayment of Rents. Borrower will not receive or accept Rent under any Lease (whether a residential Lease or a Non-Residential Lease) for more than 2 months in advance.

6.06	Inspection.

(a)	Right of Entry. Borrower will permit Lender, its agents, representatives and designees and any interested Governmental Authority to make or cause to be made entries upon and inspections of the Mortgaged Property to inspect, among other things (i) Repairs, (ii) Capital Replacements, in process and upon completion, and (iii) Improvements (including environmental inspections and tests performed by professional inspection engineers) during normal business hours, or at any other reasonable time, upon reasonable Notice to Borrower if the inspection is to include occupied residential units (which Notice need not be in writing). During normal business hours, or at any other reasonable time, Borrower will also permit Lender to examine all books and records and contracts and bills pertaining to the foregoing. Notice to Borrower will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(b)	Inspection of Mold. If Lender determines that Mold has or may have developed as a result of a water intrusion event or leak, Lender, at Lender’s Discretion, may require that a professional inspector inspect the Mortgaged Property to confirm whether Mold has developed and, if so, thereafter as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection will be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower will be responsible for the cost of each such professional inspection and any remediation deemed to be necessary as a result of the professional inspection. After any issue with Mold is remedied to Lender’s satisfaction, Lender will not require a professional inspection any more frequently than once every 3 years unless Lender otherwise becomes aware of Mold as a result of a subsequent water intrusion event or leak.

(c)	Certification in Lieu of Inspection. If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower will provide to Lender a factually correct certification each year that the annual inspection is waived to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from any tenant, Property Manager, operator of the Facility or governmental authority regarding mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity,

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condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or, if Borrower has received any such written complaint, notice, letter or other written communication, that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower’s expense.

6.07	Books and Records; Financial Reporting.

(a)	Delivery of Books and Records. Borrower will keep and maintain at all times at the Mortgaged Property or the Property Manager’s or operator of the Facility’s office, and upon Lender’s request will make available at the Mortgaged Property (or, at Borrower’s option, at the Property Manager’s or operator of the Facility’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, in accordance with GAAP consistently applied (or such other method which is reasonably acceptable to Lender), and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments will be subject to examination and inspection by Lender at any reasonable time.

(b)	Delivery of Statement of Income and Expenses; Rent Schedule and Other Statements. Borrower will furnish to Lender each of the following:

(i)	Within 25 days after the end of each calendar quarter prior to Securitization and within 35 days after each calendar quarter after Securitization, each of the following:

(A)	A Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

(B)	A statement of income and expenses for Borrower’s operation of the Mortgaged Property that is either of the following:

(1)	For the 12 month period ending on the last day of such quarter.

(2)	If at the end of such quarter Borrower or any Affiliate of Borrower has owned the Mortgaged Property for less than 12 months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliate, and ending on the last day of such quarter.

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(C)	A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal quarter.

(ii)	Within 90 days after the end of each fiscal year of Borrower, each of the following:

(A)	An annual statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year.

(B)	A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year.

(C)	A balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Borrower.

(D)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(iii)	Within 30 days after the date of filing, copies of all tax returns filed by Borrower.

(c)	Delivery of Borrower Financial Statements Upon Request. Borrower will furnish to Lender each of the following:

(i)	Upon Lender’s request, in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower’s operation of the Mortgaged Property, in each case within 25 days after the end of each month.

(ii)	Upon Lender’s request in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a statement that identifies all owners of any interest in Borrower and any Designated Entity for Transfers and the interest held by each (unless Borrower or any Designated Entity for Transfers is a publicly-traded entity in which case such statement of ownership will not be required), and if Borrower or a Designated Entity for Transfers is a corporation then all officers and directors of Borrower and the Designated Entity for Transfers, and if Borrower or a Designated Entity for Transfers is a limited liability company then all Managers who are not members, in each case within 10 days after such request.

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(iii)	Upon Lender’s request in Lender’s Discretion, such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time, in each case within 30 days after such request.

(iv)	Upon Lender’s request in Lender’s Discretion, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender within 30 days after such request. However, Lender will not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.

(d)	Form of Statements; Audited Financials. A natural person having authority to bind Borrower (or the SPE Equity Owner or Guarantor, as applicable) will certify each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c)(i) and (iii) and 6.07(f) will be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b), 6.07(c) and 6.07(f) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(e)	Failure to Timely Provide Financial Statements. If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f), Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender will become

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immediately due and payable and will become an additional part of the Indebtedness as provided in Section 9.02. Notice to Borrower of Lender’s exercise of its rights to require an audit will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(f)	Delivery of Guarantor and SPE Equity Owner Financial Statements Upon Request. Borrower will cause each Guarantor and, at Lender’s request in Lender’s Discretion, any SPE Equity Owner, to provide to Lender (i) within 90 days after the close of such party’s fiscal year, such party’s balance sheet and profit and loss statement (or if such party is a natural person, within 90 days after the close of each calendar year, such party’s personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete; and (ii) such additional financial information (including copies of state and federal tax returns with respect to any SPE Equity Owner but Lender will only require copies of such tax returns with respect to each Guarantor if an Event of Default has occurred and is continuing) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender.

(g)	Reporting Upon Event of Default. If an Event of Default has occurred and is continuing, Borrower will deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(h)	Credit Reports. Borrower authorizes Lender to obtain a credit report on Borrower at any time.

6.08	Taxes; Operating Expenses; Ground Rents.

(a)	Payment of Taxes and Ground Rent. Subject to the provisions of Sections 6.08(c) and (d), Borrower will pay or cause to be paid (i) all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment, and (ii) if Borrower’s interest in the Mortgaged Property is as a Ground Lessee, then the monthly or other periodic installments of Ground Rent before the last date upon which each such installment may be made without penalty or interest charges being added.

(b)	Payment of Operating Expenses. Subject to the provisions of Section 6.08(c), Borrower will (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, Repairs and Capital Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay Insurance premiums at least 30 days prior to the expiration date of each policy of Insurance, unless applicable law specifies some lesser period.

(c)	Payment of Impositions and Reserve Funds. If Lender is collecting Imposition Reserve Deposits pursuant to Article IV, then so long as no Event of Default

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exists, Borrower will not be obligated to pay any Imposition for which Imposition Reserve Deposits are being collected, whether Taxes, Insurance premiums, Ground Rent (if applicable) or any other individual Impositions, but only to the extent that sufficient Imposition Reserve Deposits are held by Lender for the purpose of paying that specific Imposition and Borrower has timely delivered to Lender any bills or premium notices that it has received with respect to that specific Imposition (other than Ground Rent). Lender will have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Reserve Deposits are held by Lender at the time an Imposition becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and premium notices as provided in this Section.

(d)	Right to Contest. Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than Insurance premiums and Ground Rent (if applicable), if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of reserves established by Borrower to pay the contested Imposition.

6.09	Preservation, Management and Maintenance of Mortgaged Property.

(a)	Maintenance of Mortgaged Property; No Waste. Borrower will keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality. Borrower will not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)	Abandonment of Mortgaged Property. Borrower will not abandon the Mortgaged Property.

(c)	Preservation of Mortgaged Property. Borrower will restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not Insurance proceeds or Condemnation awards are available to cover any costs of such Restoration or repair; provided, however, that Borrower will not be obligated to perform such Restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available Insurance proceeds and/or Condemnation awards to the payment of Indebtedness pursuant to Section 6.10(j) or Section 6.11(d).

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(d)	Property Management. Borrower will provide for professional management of the Mortgaged Property by the Property Manager at all times under a property management agreement approved by Lender in writing. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the management or operation of the Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent will not be unreasonably withheld. If at any time Lender consents to the appointment of a new Property Manager, such new Property Manager and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender. If any such replacement Property Manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered on the Closing Date, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to the Rating Agencies (unless waived by the Rating Agencies) with regard to nonconsolidation.

(e)	Alteration of Mortgaged Property. Borrower will give Notice to Lender of and, unless otherwise directed in writing by Lender, will appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement. Borrower will not (and will not permit any tenant or other Person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) Repairs or Capital Replacements pursuant to the terms of Sections 4.03 or 4.04, (ii) in connection with the replacement of tangible Personalty, (iii) if Borrower is a cooperative housing corporation or association, to the extent permitted with respect to individual dwelling units under the form of a proprietary lease or occupancy agreement, (iv) Repairs and Capital Replacements in connection with making an individual unit ready for a new occupant or pursuant to the terms of Sections 6.09(a) and (c), and (v) Repairs made in connection with and pursuant to the Repair Schedule of Work, if applicable.

(f)	Establishment of MMP. Unless otherwise waived by Lender in writing, Borrower will have or will establish and will adhere to the MMP. If Borrower is required to have an MMP, Borrower will keep all MMP documentation at the Mortgaged Property or at the Property Manager’s or the operator of the Facility’s office and available for review by Lender or the Loan Servicer during any annual assessment or other inspection of the Mortgaged Property that is required by Lender. At a minimum, the MMP must contain a provision for (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation, and (v) routine, scheduled inspections of common space and unit interiors.

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(g)	No Reduction of Housing Cooperative Charges. If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full, Borrower will not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of Borrower, including all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

6.10	Property and Liability Insurance.

(a)	Hazard and Other Insurance. At all times during the term of this Loan Agreement, Borrower will maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following Insurance coverages:

(i)	All-Risks of Physical Loss. Insurance against any peril included within the classification “All Risks of Physical Loss” in amounts not less than the Replacement Cost of the Mortgaged Property. In all cases where any of the Improvements or the use of the Mortgaged Property will at any time constitute legal non-conforming structures or uses under applicable legal requirements of any Governmental Authority, the policy referred to in this Section 6.10 will include “Ordinance and Law Coverage,” with “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, in the amount of coverage required by Lender and will either include a “Time Element” endorsement or the business income/rental value Insurance for the Mortgaged Property will be endorsed to cover income/rent loss arising out of any increased time necessary to repair or rebuild the Mortgaged Property due to the enforcement of any zoning laws.

(ii)	Commercial General Liability. Commercial general liability Insurance on an occurrence-based policy form that insures against legal liability resulting from bodily injury, property damage, personal injury and advertising injury, and includes contractual liability coverage and any and all claims, including all legal liability (to the extent insurable) imposed upon Borrower and all Attorneys’ Fees and Costs arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence; umbrella or excess liability coverage with minimum limits in the aggregate and per occurrence of $1,000,000 in coverage for each story of the Improvements with a maximum required coverage of $8,000,000 (provided, however, that if the Indebtedness is $3,000,000 or less and the Improvements have 3 stories or fewer, then no umbrella or excess liability coverage is required); and if the Borrower owns, leases, hires, rents, borrows, uses, or has another use on its behalf a vehicle in conjunction with the operation of the Mortgaged Property, vehicle liability Insurance of not less than $1,000,000 per occurrence. The maximum per occurrence deductible or self-insured retention, or combined deductible or self-insured retention, for all coverage required under this Section 6.10(a)(ii), will not exceed $35,000.

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(iii)	Business Income/Rental Value. Business income/rental value Insurance for the Mortgaged Property in an amount equal to at least the estimated gross Rents attributable to the Mortgaged Property for 12 months (18 months when (A) the Improvements have 5 or more stories, or (B) at all times during which the Indebtedness is equal to or greater than $50,000,000) based on gross Rents for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty; coverage will include a 90-day extended period of indemnity if (X) the Improvements have 5 or more stories, or (Y) the Indebtedness is equal to or greater than $25,000,000. The waiting period for this coverage will not exceed 72 hours.

(iv)	Flood. If any portion of the Improvements is located within an area identified by the Federal Emergency Management Agency (or any successor) as a special flood hazard area (“SFHA”), flood Insurance in an amount equal to the greater of the following:

(A)	The maximum flood Insurance available under the National Flood Insurance Program (“NFIP”) for each building within a SFHA.

(B)	The sum of the following for each building within a SFHA being insured:

(1)	The Replacement Cost of all areas of the Improvements below grade.

(2)	The Replacement Cost of the bottom two stories (above grade) of the Improvements.

(3)	Any additional coverage dictated by the nature of the Mortgaged Property as determined by Lender in Lender’s Discretion.

Such coverage may be purchased through excess carriers if the required coverage exceeds the maximum Insurance available under the NFIP.

(v)	Boiler and Machinery. If the Mortgaged Property contains a central heating, ventilation and cooling system (“HVAC System”) where steam boilers and/or other pressurized systems are in operation and are regulated by the Property Jurisdiction, Insurance providing coverage for damage to the HVAC System or other portions of the Mortgaged Property, if the damage is the result of an explosion of steam boilers, pressure vessels or similar apparatus now or hereafter installed at the Mortgaged Property, with minimum limits at least equal to the Replacement Cost of the building housing the HVAC System, including the Replacement Cost of the HVAC System.

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(vi)	Terrorism. Insurance coverage required under Section 6.10(a)(i) through (iii) will cover perils of terrorism and acts of terrorism. Such coverage may be provided through one or more separate policies, which will be on terms (including amounts) consistent with those required under Section 6.10(a)(i) through (iii).

(vii)	Builder’s All Risk. During any period of Restoration, builder’s “All Risk” Insurance (including fire and other perils within the scope of a policy known as a “Causes of Less – Special Form” or “All Risk” policy) in an amount at least equal to 100% of the sum of the contract or contracts and all materials to complete the Restoration (as determined by Lender in Lender’s Discretion).

(viii)	Earthquake. If Lender requires earthquake Insurance, the amount of coverage will be equal to the greater of the following:

(A)	$1,000,000.

(B)	150% of the difference between the following items:

(1)	The Replacement Cost of the Mortgaged Property multiplied by the probable maximum loss for the Mortgaged Property, as determined by a Site Specific Seismic Report.

(2)	The Replacement Cost of the Mortgaged Property multiplied by the projected loss with a 20% probable maximum loss.

Lender will not require earthquake Insurance if the probable maximum loss for the Mortgaged Property is less than 20%. If any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional Insurance is necessary or prudent, Borrower will pay for all such documentation at its sole cost and expense.

(ix)	Windstorm. If windstorm and/or windstorm related perils and/or “named storms” (“Windstorm Coverage”) are excluded from the “All Risks” policy required under Section 6.10(a)(i), Borrower will obtain separate coverage for such risks, either through an endorsement or a separate policy. Windstorm Coverage will be written in an amount equal to 100% of the Replacement Cost. Business income/rental value Insurance required under Section 6.10(a)(iii) will be in force for all losses covered by Windstorm Coverage.

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(x)	Other. Such other Insurance against loss or damage with respect to the Improvements and Personalty located on the Mortgaged Property as required by Lender (including liquor/dramshop and Mold Insurance) provided such Insurance is of the kind for risks from time to time customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property or which Lender may deem necessary in Lender’s Discretion.

All Insurance required pursuant to Section 6.10(a)(i) and Section 6.10(a)(iii) through (x) will be referred to as “Hazard Insurance.”

(b)	Deductibles. The Insurance required pursuant to Section 6.10(a)(i), (iv), (v), (vi), (vii) and (ix) will have a per occurrence deductible meeting the following requirements:

(i)	The deductible will not exceed $50,000 if the Replacement Cost of the Mortgaged Property is less than $10,000,000.

(ii)	The deductible will not exceed $75,000 if the Replacement Cost of the Mortgaged Property is equal to or greater than $10,000,000.

(iii)	For Windstorm Coverage the deductible will not exceed 5% of the Replacement Cost if the Mortgaged Property is located (1) in Florida, or (2) within 50 miles of the coast of any East Coast or Gulf Coast state.

(iv)	For flood insurance provided under the NFIP, the deductible will comply with the NFIP deductible for the type of improvement insured.

(c)	Payment of Premiums. All Hazard Insurance premiums and premiums for other Insurance required under this Section 6.10 will be paid in the manner provided in Article IV, unless Lender has designated in writing another method of payment.

(d)	Policy Requirements. All policies will be in a form approved by Lender. All policies of Hazard Insurance will include a standard non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender. All policies for general liability Insurance will contain a standard additional insured provision, in favor of, and in a form approved by Lender. If any policy referred to in this Section 6.10 contains a coinsurance clause, such coinsurance clause will be offset by an agreed amount endorsement in an amount not less than the Replacement Cost. All Insurance policies and renewals of Insurance policies required by this Section 6.10 will be for such periods as Lender may from time to time require. Unless required otherwise by state law, all policies of Hazard Insurance will provide that the insurer will notify the named mortgagee in writing at least 10 days before the cancelation of the policy for nonpayment of the premium or nonrenewal and at least 30 days before cancelation for any other reason.

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(e)	Evidence of Insurance; Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy (or duplicate original), and Borrower will promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Property is continuously covered by the required Insurance policies and will deliver to Lender evidence acceptable to Lender in Lender’s Discretion that each policy has been renewed at least 15 days prior to the expiration date of such Insurance policy. If the evidence of a renewal does not include a legible copy of the renewal policy (or duplicate original), Borrower will deliver a legible copy of such renewal policy (or duplicate original) in a form satisfactory to Lender in Lender’s Discretion prior to the earlier of (i) 60 days after the expiration date of the original policy, or (ii) the date of any Notice to Lender under Section 6.10(i).

(f)	Insurance Company Rating Requirements. Borrower will maintain the Insurance coverage described in this Section 6.10 with companies acceptable to Lender having the following ratings:

(i)	A rated claims paying ability rating of at least “A-” for financial strength or its equivalent by A.M. Best Company.

(ii)	A financial size rating or its equivalent by A.M. Best Company of at least one of the following:

(A)	“VII” for companies with an Aggregate Carrier Exposure of $5,000,000 or less.

(B)	“VIII” for companies with an Aggregate Carrier Exposure greater than $5,000,000 and less than or equal to $25,000,000.

(C)	“IX” for companies with an Aggregate Carrier Exposure greater than $25,000,000 and a rated claims paying ability of at least one of the following:

(1)	“A-” or its equivalent by Fitch, Inc.

(2)	“A-” or its equivalent by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(3)	“A3” or its equivalent by Moody’s Investors Service, Inc.

All insurers providing Insurance required by this Loan Agreement will be authorized to issue Insurance in the Property Jurisdiction.

(g)	Compliance With Insurance Requirements. Borrower will comply with all Insurance requirements and will not permit any condition to exist on the Mortgaged Property that would invalidate any part of any Insurance coverage required under this Loan Agreement.

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(h)	Blanket Insurance; Master Program. Borrower may provide Insurance coverage described in this Section 6.10 under a blanket insurance policy or master program which provides one “per occurrence” (per peril) limit of coverage for two or more properties (“Blanket Insurance Policy”) provided that each of the following conditions is met:

(i)	The Blanket Insurance Policy is acceptable to Lender in Lender’s Discretion.

(ii)	The coverages under the Blanket Insurance Policy meet the requirements of this Section 6.10.

(iii)	Borrower will provide evidence acceptable to Lender in Lender’s Discretion that the per occurrence limit of the Insurance coverages provided by the Blanket Insurance Policy will be no less than the Replacement Cost of the property with the largest replacement cost exposure covered by the Blanket Insurance Policy unless a higher amount is required by Lender in Lender’s Discretion.

(iv)	The maximum per occurrence deductible for the Blanket Insurance Policy providing property damage coverage and/or Windstorm Coverage is as follows:

Aggregate Replacement Cost of the covered properties	Maximum per occurrence deductible
$5,000,000 or less	$50,000
Greater than $5,000,000 but less than or equal to $7,500,000	$75,000
Greater than $7,500,000	1% of the Replacement Cost of the covered properties (to a maximum of $250,000)

However, if the Blanket Insurance Policy provides Windstorm Coverage and the Mortgaged Property is located (A) in Florida, or (B) within 50 miles of the coast of any East Coast or Gulf Coast state, then the maximum per occurrence deductible for Windstorm Coverage will not exceed 5% of the aggregate Replacement Cost of the covered properties.

(v)	The minimum umbrella or excess liability coverage required if the Blanket Insurance Policy provides commercial general liability Insurance is as follows:

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Number of properties covered by the policy	Number of stories in any of the covered properties	Minimum umbrella or excess liability
2 to 3	3 or fewer	$3,000,000
2 to 3	More than 3	$10,000,000
4 to 5	3 or fewer	$5,000,000
4 to 5	More than 3	$12,000,000
6 to 10	3 or fewer	$7,000,000
6 to 10	More than 3	$15,000,000
11 to 19	3 or fewer	$9,000,000
11 to 19	More than 3	$20,000,000
20 or more	3 or fewer	$15,000,000
20 or more	More than 3	$30,000,000

(i)	Obligations Upon Casualty; Proof of Loss.

(i)	In the event of loss, Borrower will give immediate written notice to the Insurance carrier and to Lender.

(ii)	Borrower authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, to hold the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.10 will require Lender to incur any expense or take any action. Lender may, at Lender’s option, take one of the following actions:

(A)	Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (“Restoration”). If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar multifamily properties.

(B)	Require an “actual cash value” settlement in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due.

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(iii)	Subject to Section 6.10(j), Borrower may take the following actions:

(A)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be less than the Borrower Proof of Loss Threshold, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the Mortgaged Property.

(B)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be more than the Borrower Proof of Loss Threshold, but less than the Borrower Proof of Loss Maximum, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and will not apply such proceeds to the payment of the Indebtedness.

(j)	Right to Apply Insurance Proceeds to Indebtedness. Lender will have the right to apply Insurance proceeds to the payment of the Indebtedness if Lender determines, in Lender’s Discretion, that any of the following conditions are met:

(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will not be completed by the earlier of (A) at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period) or (B) the expiration of the business interruption coverage.

(v)	The Restoration will not be completed within one year after the date of the loss or casualty.

(vi)	The casualty involved an actual or constructive loss of more than 30% of the fair market value of the Mortgaged Property, and rendered untenantable more than 30% of the residential units of the Mortgaged Property.

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(vii)	After completion of the Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to such casualty (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of such casualty).

(viii)	Leases covering less than 35% of the residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(k)	Succession to Insurance Policies. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Insurance policies and unearned Insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(l)	Payment of Premiums After Application of Insurance Proceeds. Unless Lender otherwise agrees in writing, any application of any Insurance proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note, Article IV of this Loan Agreement or change the amount of such installments.

(m)	Assignment of Insurance Proceeds. Borrower agrees to execute such further evidence of assignment of any Insurance proceeds as Lender may require.

6.11	Condemnation.

(a)	Rights Generally. Borrower will promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (“Condemnation”). Borrower will appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.11(a) will require Lender to incur any expense or take any action. Borrower transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

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(b)	Application of Award. Lender may hold such awards or proceeds and apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the Restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note or Article IV of this Loan Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any Condemnation awards or proceeds as Lender may require.

(c)	Borrower’s Right to Condemnation Proceeds. Notwithstanding any provision to the contrary in this Section 6.11, but subject to Section 6.11(e), in the event of a partial Condemnation of the Mortgaged Property, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing, in the event of a partial Condemnation resulting in proceeds or awards in the amount of less than $100,000, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the proceeds or awards are used solely for the Restoration of the Mortgaged Property.

(d)	Right to Apply Condemnation Proceeds to Indebtedness. In the event of a partial Condemnation of the Mortgaged Property resulting in proceeds or awards in the amount of $100,000 or more and subject to Section 6.11(e), Lender will have the right to exercise its option to apply Condemnation proceeds to the payment of the Indebtedness only if Lender, in Lender’s Discretion, determines that at least one of the following conditions is met:

(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Condemnation proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will not be completed at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period).

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(v)	Lender determines that the Restoration will not be completed within one year after the date of the Condemnation.

(vi)	The Condemnation involved an actual or constructive loss of more than 15% of the fair market value of the Mortgaged Property, and rendered untenantable more than 25% of the residential units of the Mortgaged Property.

(vii)	After Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to the Condemnation (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of the Condemnation).

(viii)	Leases covering less than 35% of residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(e)	Right to Apply Condemnation Proceeds in Connection with a Partial Release. Notwithstanding anything to the contrary set forth in this Loan Agreement, including but not limited to this Section 6.11, for so long as the Loan or any portion thereof is included in a Securitization, if any portion of the Mortgaged Property is released from the Lien of the Loan in connection with a Condemnation and if the ratio of (i) the unpaid principal balance of the Loan to (ii) the value of the Mortgaged Property (taking into account only the related land and buildings and not any personal property or going-concern value), as determined by Lender in its sole and absolute discretion based on a commercially reasonable valuation method permitted in connection with a Securitization, is greater than 125% immediately after such Condemnation and before any Restoration or repair of the Mortgaged Property (but taking into account any planned Restoration or repair of the Mortgaged Property as if such planned Restoration or repair were completed) Lender will apply any net proceeds or awards from such Condemnation, in full, to the payment of the principal of the Indebtedness whether or not then due and payable, unless Lender will have received an opinion of counsel that a different application of such net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax.

(f)	Succession to Condemnation Proceeds. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Condemnation proceeds and awards prior to such sale or acquisition.

6.12	Environmental Hazards.

(a)	Prohibited Activities and Conditions. Except for matters described in this Section 6.12, Borrower will not cause or permit Prohibited Activities or Conditions.

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Borrower will comply with all Hazardous Materials Laws applicable to the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower will (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits, (ii) cooperate with any inquiry by any Governmental Authority, and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(b)	Employees, Tenants and Contractors. Borrower will take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Loan Agreement) to prevent its employees, agents and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower will not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(c)	O&M Programs. As required by Lender, Borrower will also have established a written operations and maintenance program with respect to certain Hazardous Materials. Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 6.12 must be approved by Lender and will be referred to in this Loan Agreement as an “O&M Program.” Borrower will comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Mortgaged Property to comply with each O&M Program. Borrower will pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out of pocket costs incurred in connection with the monitoring and review of each O&M Program must be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 9.02.

(d)	Notice to Lender. Borrower will promptly give Notice to Lender upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition.

(ii)	Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, Property Manager, operator of the Facility, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property.

(iii)	Borrower’s breach of any of its obligations under this Section 6.12. Any such Notice given by Borrower will not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement, the Note or any other Loan Document.

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(e)	Environmental Inspections, Tests and Audits. Borrower will pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Article VII, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 9.02. As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender will make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender reserves the right, and Borrower expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise ensure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender will have no liability whatsoever as a result of delivering the results of any Environmental Inspections made by or for Lender to any third party, and Borrower releases and forever discharges Lender from any and all claims, damages or causes of action arising out of, connected with or incidental to the results of the delivery of any Environmental Inspections made by or for Lender.

(f)	Remedial Work. If any investigation, site monitoring, containment, clean-up, Restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower will, by the earlier of (i) the applicable deadline required by Hazardous Materials Law or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and must in any event

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complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower will reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 9.02.

6.13	Single Purpose Entity Requirements.

(a)	Single Purpose Entity Requirements. Until the Indebtedness is paid in full, each Borrower and any SPE Equity Owner will remain a “Single Purpose Entity,” which means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter will satisfy each of the following conditions:

(i)	It will not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii)	It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii)	It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(iv)	It will not merge or consolidate with any other Person.

(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi)	It will not, without the prior unanimous written consent of all of Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of Managers of Borrower or the SPE Equity Owner, take any of the following actions:

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(A)	File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower or any SPE Equity Owner be adjudicated bankrupt or insolvent.

(B)	Institute proceedings under any applicable insolvency law.

(C)	Seek any relief under any law relating to relief from debts or the protection of debtors.

(D)	Consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower or any SPE Equity Owner.

(E)	File a petition seeking, or consent to, reorganization or relief with respect to Borrower or any SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency.

(F)	Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property or for any SPE Equity Owner or a substantial part of its property.

(G)	Make any assignment for the benefit of creditors of Borrower or any SPE Equity Owner.

(H)	Admit in writing Borrower’s or any SPE Equity Owner’s inability to pay its debts generally as they become due.

(I)	Take action in furtherance of any of the foregoing.

(vii)	It will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Section 6.13.

(viii)	It will not own any subsidiary or make any investment in, any other Person.

(ix)	It will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x)	It will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, (A) the Indebtedness (and any further indebtedness as described in Section 12.11 with regard to Supplemental Instruments) and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

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(xi)	It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets will also be listed on Borrower’s own separate balance sheet.

(xii)	Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

(xiii)	It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv)	It will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(xv)	It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(xvi)	It will file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and will pay any taxes required to be paid under applicable law.

(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

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(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due.

(xix)	It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(xx)	It will pay (or cause the Property Manager or any operator of the Facility to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds.

(xxi)	It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable.

(xxii)	Except as contemplated or permitted by the property management agreement with respect to the Property Manager or any operating lease or operating agreement with respect to any operator of the Facility, it will not permit any Affiliate or constituent party independent access to its bank accounts.

(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds.

(xxiv)	If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(A)	Be formed and organized under Delaware law.

(B)	Have either one springing member that is a corporation whose stock is 100% owned by the sole member of Borrower and that satisfies the requirements for a corporate springing member set forth below in this Section or two springing members who are natural persons.

(C)	Otherwise comply with all Rating Agencies criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to the Rating Agencies). If the springing member is a corporation, such springing member will at all times comply, and will cause Borrower or SPE Equity Owner (as applicable) to comply, with each of the representations, warranties and covenants contained in Section 6.13 as if such representation, warranty or covenant were made directly by such corporation. If there is more than one springing member, only one springing member will be the sole member of Borrower or SPE Equity Owner (as applicable) at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

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(D)	At all times Borrower or SPE Equity Owner (as applicable) will have one and only one member.

(xxv)	If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi)	If an SPE Equity Owner is required pursuant to this Loan Agreement, if Borrower is (A) a limited liability company with more than one member, then Borrower has and will have at least one member that is an SPE Equity Owner that has satisfied and will satisfy the requirements of Section 6.13(b) and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and will satisfy the requirements set forth in Section 6.13(b).

(b)	SPE Equity Owner Requirements. The SPE Equity Owner, if applicable, will at all times since its formation and thereafter comply in its own right (subject to the modifications set forth below), and will cause Borrower to comply, with each of the requirements of a Single Purpose Entity. Upon the withdrawal or the disassociation of an SPE Equity Owner from Borrower, Borrower will immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or disassociated SPE Equity Owner, and deliver a new nonconsolidation opinion to the Rating Agencies and Lender in form and substance satisfactory to Lender and to the Rating Agencies (unless the opinion is waived by the Rating Agencies), with regard to nonconsolidation by a bankruptcy court of the assets of each of Borrower and SPE Equity Owner with those of its Affiliates.

(i)	With respect to Section 6.13(a)(i), the SPE Equity Owner will not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of Borrower and owning at least 0.5% equity interest in Borrower.

(ii)	With respect to Section 6.13(a)(ii), the SPE Equity Owner has not and will not acquire or own any assets other than its equity interest in Borrower and personal property related thereto.

(iii)	With respect to Section 6.13(a)(viii), the SPE Equity Owner will not own any subsidiary or make any investment in any other Person, except for Borrower.

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(iv)	With respect to Section 6.13(a)(x), the SPE Equity Owner has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning Borrower provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within 60 days of the date incurred and (B) in its capacity as general partner of Borrower (if applicable).

(v)	With respect to Section 6.13(a)(xiv), the SPE Equity Owner will not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except for in its capacity as general partner of Borrower (if applicable).

(c)	Effect of Transfer on Special Purpose Entity Requirements. Notwithstanding anything to the contrary in this Loan Agreement, no Transfer will be permitted under Article VII unless the provisions of this Section 6.13 are satisfied at all times.

6.14	Repairs and Capital Replacements.

(a)	Completion of Repairs. Borrower will commence any Repairs as soon as practicable after the date of this Loan Agreement and will diligently proceed with and complete such Repairs on or before the Completion Date. All Repairs and Capital Replacements will be completed in a good and workmanlike manner, with suitable materials, and in accordance with good building practices and all applicable laws, ordinances, rules, regulations, building setback lines and restrictions applicable to the Mortgaged Property. Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike or that does not comply with the requirements of this Loan Agreement, as determined by Lender.

(b)	Purchases. Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of the Repairs or Capital Replacements will be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Repairs or Capital Replacements is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Repairs or Capital Replacements, or to consider them as personal property.

(c)	Lien Protection. Borrower will promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Repairs or Capital Replacements, and will keep the Mortgaged Property free and clear of any and all Liens other than the Lien of the Security Instrument and any other junior Lien to which Lender has consented.

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(d)	Adverse Claims. Borrower will promptly advise Lender in writing of any litigation, Liens or claims affecting the Mortgaged Property and of all complaints and charges made by any Governmental Authority that may delay or adversely affect the Repairs or Capital Replacements.

6.15	Residential Leases Affecting the Mortgaged Property.

(a)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units will be on forms acceptable to Lender, will be for initial terms of at least 6 months and not more than 2 years, and will not include options to purchase.

(b)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Loan Agreement, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Loan Agreement, Lender consents to each of the following:

(i)	The execution of Leases for terms in excess of 2 years to a tenant shareholder of Borrower, so long as such Leases, including proprietary Leases, are and will remain subordinate to the Lien of the Security Instrument.

(ii)	The surrender or termination of such Leases where the surrendered or terminated Lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed Lease of the same apartment to a tenant shareholder of Borrower. However, no consent is given by Lender to any execution, surrender, termination or assignment of a Lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such Lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

6.16	Litigation; Government Proceedings. Borrower will give prompt Notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against Borrower which might have a Material Adverse Effect.

6.17	Further Assurances and Estoppel Certificates; Lender’s Expenses. Within 10 days after a request from Lender in Lender’s Discretion, Borrower will take each of the following actions:

(a)	Deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such

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statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) the unpaid principal balance of the Note, (iii) the date to which interest under the Note has been paid, (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail), (v) whether there are any then-existing setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents, and (vi) any additional facts requested by Lender.

(b)	Execute, acknowledge and/or deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the Loan Documents or in connection with Lender’s consent rights under Article VII.

Borrower acknowledges and agrees that, in connection with each request by Borrower under this Loan Agreement or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Loan Agreement will be deemed a part of the Indebtedness, will be secured by the Security Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

6.18	Cap Collateral. Reserved.

6.19	Ground Lease. Reserved.

6.20	ERISA Requirements.

(a)	Borrower will not engage in any transaction which would cause an obligation, or action taken or to be taken under this Loan Agreement (or the exercise by Lender of any of its rights under the Note, this Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)	Borrower will deliver to Lender such certifications or other evidence from time to time throughout the term of this Loan Agreement, as requested by Lender in Lender’s Discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) one or more of the following circumstances is true:

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(A)	Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2), as amended from time to time or any successor provision.

(B)	Less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, as amended from time to time or any successor provision.

(C)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), as amended from time to time or any successor provision, or within the meaning of 29 C.F.R. Section 2510.3-101(e) as an investment company registered under the Investment Company Act of 1940.

6.21	Operation of the Facility.

(a)	Without limiting the generality of Section 6.03, Borrower will, or will cause any operator of the Facility to, operate the Facility for its Intended Use and will, or will cause any operator of the Facility to, provide, to Lender’s reasonable satisfaction, all of the facilities, services, staff, equipment and supplies required or normally associated with a typical high quality property devoted to the Intended Use.

(b)	Borrower will, or will cause any operator of the Facility to, operate the Facility in a manner such that all applicable Licenses now or hereafter in effect will remain in full force and effect. Borrower will not, and will not allow any operator of the Facility to, (i) transfer any License (or any rights thereunder) to any location other than the Facility, (ii) pledge any License (or any rights thereunder) as collateral security for any other loan or indebtedness, (iii) terminate any License or permit any License not to be renewed or reissued as applicable, (iv) rescind, withdraw, revoke, amend, supplement, modify or otherwise alter the nature, tenor or scope of any License, or (v) permit any License to become the subject of any Downgrade, revocation, suspension, restriction, condition or probation (including without limitation any restriction on new admissions or residents).

(c)	Borrower will, or as applicable, Borrower will cause any operator of the Facility to, maintain and implement all compliance and procedures policies as may be required by any applicable Healthcare Laws or Governmental Authority. Upon request by Lender, Borrower will provide Lender with copies of Borrower’s, and if applicable, each operator of the Facility’s, compliance manuals which evidence such compliance.

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6.22	Facility Reporting.

(a)	Borrower will, or will cause any operator of the Facility to, furnish to Lender, within 10 days after receipt by Borrower or any operator of the Facility, any and all written notices from any Governmental Authority that (i) any License is being Downgraded, revoked, terminated, suspended, restricted or conditioned or may not be renewed or reissued or that action is pending or being considered to Downgrade, revoke, terminate, suspend, restrict or condition (or not renew or reissue) any such License, (ii) any violation, fine, finding, investigation or corrective action concerning any License is pending or being considered, rendered or adopted, or (iii) any Healthcare Law or any health or safety code or building code violation or other deficiency at the Mortgaged Property has been identified, but in each case only if the subject matter of such written notice (A) could materially impact the operation or value of the Facility, or (B) requires additional formal or informal action by Borrower or operator of the Facility that is more than development or implementation of a routine plan of correction, including, without limitation, participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management.

(b)	Borrower will, or will cause any operator of the Facility to, furnish to Lender, within 10 days after receipt by Borrower or any operator of the Facility, a copy of any survey, report or statement of deficiencies by any Governmental Authority, but only if the subject matter of such survey, report or statement of deficiencies (i) could materially impact the operation or value of the Facility, or (ii) requires additional formal or informal action by Borrower or operator of the Facility that is more than development or implementation of a routine plan of correction, including, without limitation, participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management. Within the time period specified by the Governmental Authority for furnishing a plan of correction, the Borrower, or if applicable, an operator of the Facility, will do so and will furnish or will cause to be furnished to Lender a copy of the plan of correction concurrently therewith. Borrower will correct or will cause to be corrected in a timely manner (and in all events by the date required by the Governmental Authority) any deficiency if the failure to do so could cause any License to be Downgraded, revoked, suspended, restricted, conditioned or not renewed or reissued.

(c)	Upon Lender’s request and subject to Privacy Laws, Borrower will, or will cause the operator of the Facility to, furnish to Lender true and correct rent rolls and copies of all Leases.

(d)	Borrower will provide Lender with a copy of any License issued or renewed in the future by a Governmental Authority within 30 days after its issuance or renewal. To the extent that any such License is assignable, Borrower will assign it to Lender as additional security for the Indebtedness, using a form of assignment

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acceptable to Lender in its discretion. If any License is issued to an operator of the Facility, to the extent such License is assignable, Borrower will cause such operator or management agent to assign the License to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.

(e)	Subject to Privacy Laws, Borrower will furnish, and will cause any operator of the Facility to furnish, to Lender at Borrower’s expense all evidence, which Lender may from time to time reasonably request as to the continuing accuracy and validity of all representations and warranties made by Borrower in the Loan Documents and the continuing compliance with and satisfaction of all covenants and conditions contained therein.

6.23	Covenants Regarding Material Contracts.

(a)	Borrower will not, and will not permit any operator of the Facility to, enter into any Material Contract, unless that Material Contract provides that it is terminable upon not more than 30 days notice by Borrower, or if Borrower is not a party to the Material Contract, the operator of the Facility, and their respective successors and assigns, without the necessity of establishing cause and without payment of a penalty or termination fee or extra charge.

(b)	Borrower will (or if Borrower is not a party thereto, will cause an operator of the Facility to) fully perform all of its obligations under each Contract, and Borrower will not (and Borrower will not permit an operator of the Facility to) enter into, terminate or amend, modify, assign or otherwise encumber its interest in any Material Contract without the prior written approval of Lender. If Borrower or an operator of the Facility enters into any Material Contract in the future (with Lender’s consent thereto), Borrower will (or will cause the operator to), simultaneously with entering into the Material Contract, if requested by Lender (i) assign its rights under and interest in the Material Contract to Lender as additional security for the Indebtedness and (ii) obtain and provide to Lender a consent to that assignment by the other party(ies) to the Material Contract. Both the assignment and the consent shall be in a form acceptable to Lender in its discretion.

6.24	Pledge of Receivables. Borrower will not, and will not allow any operator of the Facility to, pledge any receivables arising from the operation of the Facility (or any Leases or Contracts under which such receivables arise) as collateral security for any other loan or indebtedness.

6.25	Property Manager and Operator of the Facility. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement or any operating lease; permit the change of the Property Manager or any operator of the Facility; enter into any other agreement relating to the management or operation of the Facility with Property

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Manager, the operator of the Facility, or any other Person; or consent to the assignment by the Property Manager or operator of the Facility of its interest under such property management agreement, operating lease or similar agreement, as applicable, in each case without the prior written approval of Lender, and in each such instance the approval by Lender of the property management agreement and/or operating lease (or similar) agreement, as applicable; provided, however, with respect to a new Property Manager or operator of the Facility, such consent may be conditioned upon Borrower delivering a Rating Confirmation as to such new Property Manager or operator of the Facility. If at any time Lender consents to the appointment of a new Property Manager or operator of the Facility, such new Property Manager or operator of the Facility and Borrower (or if Borrower is not a party thereto, an operator of the Facility) will, as a condition of Lender’s consent, execute an Assignment of Management Agreement or assignment of operating agreement, as the case may be, in a form acceptable to Lender in its discretion. If any such replacement Property Manager or operator of the Facility is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to the Rating Agencies (unless waived by the Rating Agencies) with regard to nonconsolidation. Without limiting the foregoing, Borrower will not, and will not permit any operator of the Facility to, enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease, or enter into, terminate, extend or amend any Contract to lease, manage or operate the Facility without in each instance Lender providing its prior written consent thereto, which may be conditioned upon Lender receiving an assignment thereof in a form acceptable to Lender.

6.26	Residential Leases and Agreements.

(a)	The form of residential Lease and/or residential care agreement or similar resident agreement approved by Lender prior to the date of this Loan Agreement with respect to the Facility will not be revised in any material respect (except as may be required by applicable Healthcare Laws) without Lender’s prior written consent thereto. All Leases and agreements with residents at the Facility will be on forms approved by Lender.

(b)	Borrower or any operator of the Facility will maintain all deposits by all residents of the Facility in accordance with all applicable laws and regulations pertaining thereto, and in accordance with the terms of each such resident’s Lease or resident care agreement, and otherwise in accordance with the other provisions of this Loan Agreement and the other Loan Documents.

6.27	Performance Under Leases. Borrower or an operator of the Facility, as applicable, will timely perform all of the obligations of such party under all Leases of the Facility or any Mortgaged Property.

6.28	Governmental Payer Programs. If Borrower or any operator of the Facility participates in Medicare, Medicaid, TRICARE

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or any similar governmental payor program with respect to the Facility, then (i) Borrower will not and will not permit any breach or violation of any Healthcare Laws pertaining thereto, including without limitation, any Healthcare Laws pertaining to billing for goods or services by Borrower or any operator of the Facility and (ii) Borrower will not and will not permit any circumstance to occur which would (A) cause Borrower, an operator of the Facility or the Facility to be disqualified for participation in any such program or (B) which would cause the non renewal or termination of participation in any such program by Borrower, an operator of the Facility or the Facility, as applicable. Neither Borrower, nor any operator of the Facility will, other than in the normal course of business, change the terms of any governmental payor program or its normal billing, payment or reimbursement policies and procedures with respect thereto, including without limitation, the amount and timing of finance charges, fees and write-offs.

ARTICLE VII        TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.

Upon the occurrence of a Transfer prohibited by or requiring Lender’s approval (if applicable) under this Article VII, Lender may, in Lender’s Discretion, by Notice to Borrower and the proposed transferee(s), modify or render void, any or all of the negotiated modifications to the Loan Documents (and/or deferral of deposits to Reserve Funds) as a condition to Lender’s consent to the proposed Transfer.

7.01	Permitted Transfers. The occurrence of any of the following Transfers will not constitute an Event of Default under this Loan Agreement, notwithstanding any provision of Section 7.02 to the contrary:

(a)	A Transfer to which Lender has consented in Lender’s sole discretion (without limiting Lender’s sole discretion, Lender will not consent to a Transfer while an Event of Default exists) so long as Lender has received (i) a $5,000 review fee as a condition of Lender’s considering any proposed Transfer, (ii) a transfer fee in an amount equal to 1% of the unpaid principal balance of the Indebtedness immediately before the Transfer as a condition of Lender’s consent to the proposed Transfer, (iii) reimbursement for all of Lender’s out-of-pocket costs (including reasonable Attorney’s Fees and Costs) incurred in reviewing the Transfer request and any fees charged by the Rating Agencies, (iv) if any certificates evidencing the Securitization remain outstanding, a Rating Confirmation, (v) evidence satisfactory to Lender that the transferee and any SPE Equity Owner of such transferee meet the requirements of Section 6.13, and (vi) such legal opinions from the transferee’s counsel as Lender deems necessary, including an opinion that the transferee and any SPE Equity Owner is in compliance with Section 6.13, a nonconsolidation opinion (if a nonconsolidation opinion was delivered at origination of the Loan and if required by Lender), an opinion that the assignment and assumption of the Loan Documents has been duly authorized, executed, and delivered and that the assignment documents and the Loan Documents are enforceable as the obligation of the transferee.

(b)	A Transfer that is not a prohibited Transfer pursuant to Section 7.02.

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(c)	A Transfer that is conditionally permitted pursuant to Section 7.03 upon the satisfaction of all applicable conditions.

(d)	The grant of a leasehold interest in an individual dwelling unit for a term of 2 years or less (or longer if approved by Lender in writing) not containing an option to purchase.

(e)	A Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of Liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender.

(f)	The creation of a mechanic’s, materialman’s, or judgment Lien against the Mortgaged Property, which is released of record or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation; provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated within such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienor must act to enforce the Lien) within which to obtain such release of record or consummate such other remedy.

(g)	If Borrower is a housing cooperative corporation or association, the Transfer of the shares in the housing cooperative or the assignment of the occupancy agreements or Leases relating thereto to tenant shareholders of the housing cooperative or association.

(h)	A Supplemental Instrument that complies with Section 12.11 or Defeasance that complies with Section 12.12.

7.02	Prohibited Transfers. The occurrence of any of the following Transfers will constitute an Event of Default under this Loan Agreement:

(a)	A Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property.

(b)	A Transfer or series of Transfers of any legal or equitable interest of any Guarantor which owns a direct or indirect interest in Borrower that result(s) in such Guarantor no longer owning any direct or indirect interest in Borrower.

(c)	A Transfer or series of Transfers of any legal or equitable interest since the Closing Date that result(s) in a change of more than 50% of the ownership interests in Borrower or any Designated Entity for Transfers.

(d)	A Transfer of any general partnership interest in a partnership or any manager interest (whether a member manager or nonmember manager) in a limited liability company that is a Borrower or a Designated Entity for Transfers.

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(e)	If Borrower or any Designated Entity for Transfers is a corporation other than a real estate investment trust whose outstanding voting stock is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 10% or more of that stock.

(f)	The grant, creation or existence of any Lien, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, on either of the following:

(i)	The Mortgaged Property (other than the Lien of the Security Instrument or, if this Loan Agreement is entered into in connection with a Supplemental Loan, the Lien of the Senior Instrument, or any other Lien to which Lender has consented).

(ii)	The ownership interests in Borrower or any Designated Entity for Transfers.

7.03	Conditionally Permitted Transfers. The occurrence of any of the following Transfers will not constitute a prohibited Transfer under Section 7.02 provided that Borrower has complied with all applicable specified conditions in this Section.

(a)	Transfer by Devise, Descent or Operation of Law. Upon the death of a natural person, a Transfer which occurs by devise, descent, or by operation of law to one or more Immediate Family Members of such natural person or to a trust or family conservatorship established for the benefit of such Immediate Family Members (each a “Beneficiary”), provided that each of the following conditions is satisfied:

(i)	The Property Manager or operator of the Facility, as applicable, continues to be responsible for the management of the Mortgaged Property, and such Transfer will not result in a change in the day-to-day operations of the Mortgaged Property.

(ii)	Lender receives confirmation acceptable to Lender, in Lender’s Discretion, that Borrower continues to satisfy the requirements of Section 6.13.

(iii)	Each Guarantor executes such documents and agreements as Lender requires in Lender’s Discretion to evidence and effect the ratification of each Guaranty, or in the event of the death of any Guarantor, Borrower causes one of the following to occur:

(A)	One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

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(B)	The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(iv)	Borrower gives Lender Notice of such Transfer together with copies of all documents effecting such Transfer not more than 30 calendar days after the date of such Transfer, and contemporaneously with the Notice, takes each of the following additional actions:

(A)	Borrower reaffirms the representations and warranties under Article V.

(B)	Borrower satisfies Lender, in Lender’s Discretion, that the Beneficiary’s organization, credit and experience in the management of similar properties are appropriate to the overall structure and documentation of the existing financing.

(v)	Borrower or Beneficiary causes to be delivered to Lender such legal opinions as Lender deems necessary, in Lender’s Discretion, including an opinion that the Beneficiary and any SPE Equity Owner of Beneficiary is in compliance with Section 6.13 (if applicable), a nonconsolidation opinion (if a nonconsolidation opinion was delivered on the Closing Date and if required by Lender), an opinion that the ratification of the Loan Documents and Guaranty (if applicable) have been duly authorized, executed, and delivered and that the ratification documents and Guaranty (if applicable) are enforceable as the obligations of Borrower, Beneficiary or Guarantor, as applicable.

(vi)	Borrower (A) pays the Transfer Review Fee to Lender, and (B) pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with such Transfer; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(b)	Easement, Restrictive Covenant or Other Encumbrance. The grant of an easement, restrictive covenant or other encumbrance, provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed grant and pays the Transfer Review Fee to Lender.

(ii)	Prior to the grant, Lender determines, in Lender’s Discretion, that the easement, restrictive covenant or other encumbrance will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property.

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(iii)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request for Lender’s review of such grant of easement, restrictive covenant or other encumbrance; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(iv)	If the Note is held by a REMIC trust, if required by Lender, Borrower provides an opinion of counsel for Borrower, in form and substance satisfactory to Lender in its sole and absolute discretion, confirming each of the following:

(A)	The grant of such easement has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(B)	The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of such grant.

(C)	The REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of such grant.

(c)	Publicly-Held Fund or Real Estate Investment Trust. If a Designated Entity for Transfers is a publicly-held fund or real estate investment trust, the public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities; provided, however, that no Public Fund/REIT Securities holder may acquire an ownership percentage of 10% or more unless otherwise approved by Lender.

(d)	Reserved.

7.04	Preapproved Intrafamily Transfers. Not applicable.

7.05	Lender’s Consent to Prohibited Transfers. Not applicable.

ARTICLE VIII         SUBROGATION.

If, and to the extent that, the proceeds of the Loan, or subsequent advances under Section 9.02, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

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ARTICLE IX        EVENTS OF DEFAULT AND REMEDIES.

9.01	Events of Default. The occurrence of any one or more of the following will constitute an Event of Default under this Loan Agreement:

(a)	Borrower fails to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document.

(b)	Borrower fails to maintain the Insurance coverage required by Section 6.10.

(c)	Borrower or any SPE Equity Owner fails to comply with the provisions of Section 6.13 or if any of the assumptions contained in any nonconsolidation opinions delivered to Lender at any time is or becomes untrue in any material respect.

(d)	Borrower or any SPE Equity Owner, any of its officers, directors, trustees, general partners or managers or any Guarantor commits fraud or a material misrepresentation or material omission in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, Rent Schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under this Loan Agreement.

(e)	Borrower fails to comply with the Condemnation provisions of Section 6.11.

(f)	A Transfer occurs that violates the provisions of Article VII, whether or not any actual impairment of Lender’s security results from such Transfer.

(g)	A forfeiture action or proceeding, whether civil or criminal, is commenced which could result in a forfeiture of the Mortgaged Property or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property.

(h)	Borrower fails to perform any of its obligations under this Loan Agreement (other than those specified in Sections 9.01(a) through (g)), as and when required, which failure continues for a period of 30 days after Notice of such failure by Lender to Borrower. However, if Borrower’s failure to perform its obligations as described in this Section 9.01(h) is of the nature that it cannot be cured within the 30 day cure period after such Notice from Lender but reasonably could be cured within 90 days, then Borrower will have additional time as determined by Lender in Lender’s Discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the initial 30 day cure period and diligently pursues the cure of such default. However, no such Notice or cure periods will apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, danger to tenants or third parties, or impairment of the Note, the Security Instrument or this Loan Agreement or any other security given under any other Loan Document.

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(i)	Borrower fails to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement which failure continues beyond the applicable cure period, if any, specified in that Loan Document.

(j)	The holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property exercises any right to declare all amounts due under that debt instrument immediately due and payable.

(k)	Any of the following occurs:

(i)	Borrower or any SPE Equity Owner commences any case, Proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets.

(ii)	Any party other than Lender commences any case, Proceeding, or other action of a nature referred to in Section 9.01(k)(i) against Borrower or any SPE Equity Owner which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) has not been dismissed, discharged or bonded for a period of 90 days.

(iii)	Any case, Proceeding or other action is commenced against Borrower or any SPE Equity Owner seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order by a court of competent jurisdiction for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof.

(iv)	Borrower or any SPE Equity Owner takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.01(k)(i), (ii) or (iii).

(l)	Borrower or any SPE Equity Owner has made any representation or warranty in Article V or any other Section of this Loan Agreement that is false or misleading in any material respect.

(m)	If the Loan is secured by an interest under a Ground Lease, Borrower fails to comply with the provisions of Section 6.19.

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(n)	If the Loan is a Supplemental Loan, any Event of Default occurs under (i) the Senior Note, the Senior Instrument or any other Senior Loan Document, or (ii) any loan document related to another loan in connection with the Mortgaged Property, regardless of whether Borrower has obtained Supplemental Lender’s approval of the placement of such Lien on the Mortgaged Property. In addition, if the Loan is a Supplemental Loan, as Borrower under both the Supplemental Instrument and the Senior Instrument, Borrower acknowledges and agrees that if there is an Event of Default under the Supplemental Note, the Supplemental Instrument or any other Supplemental Loan Document, such Event of Default will be an Event of Default under the terms of the Senior Instrument and will entitle Senior Lender to invoke any and all remedies permitted to Senior Lender by applicable law, the Senior Note, the Senior Instrument or any of the other Senior Loan Documents.

(o)	If the Mortgaged Property is subject to any covenants, conditions and/or restrictions, land use restriction agreements or similar agreements, Borrower fails to perform any of its obligations under any such agreement as and when required, and such failure continues beyond any applicable cure period.

(p)	A Guarantor files for bankruptcy protection under the Bankruptcy Code or a Guarantor voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or any creditor (other than Lender) of a Guarantor commences any involuntary case against a Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights, unless each of the following conditions is satisfied:

(i)	Borrower or Guarantor provides Notice of such action to Lender within 30 days after the filing of such action.

(ii)	Either (A) the case is dismissed or discharged within 90 days after filing, or (B) within 90 days following the date of such filing or commencement, the affected Guarantor is replaced with one or more other Persons acceptable to Lender, in Lender’s Discretion, each of whom executes and delivers to Lender a replacement Guaranty in form and content acceptable to Lender, together with such legal opinions as Lender deems necessary; provided, however, that if Lender determines, in Lender’s Discretion, that any proposed replacement Guarantor is not acceptable, then the action will constitute a prohibited Transfer governed by Section 7.02.

(iii)	If Lender approves a replacement Guarantor, Borrower pays the Transfer Review Fee to Lender.

(q)	With respect to a Guarantor, either of the following occurs:

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`

(i)	The death of any Guarantor who is a natural person, unless within 30 days following the Guarantor’s death, Borrower causes one of the following to occur:

(A)	One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B)	The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(ii)	The dissolution of any Guarantor who is an entity, unless within 30 days following the dissolution of the Guarantor, Borrower causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(r)	Borrower or any operator of the Facility fails, within the time deadlines set by any Governmental Authority, to correct any deficiency, which failure could result in an action by such Governmental Authority with respect to the Facility that could have a Material Adverse Effect.

(s)	A default under any of the Material Contracts by Borrower or by any operator of the Facility, which continues beyond the expiration of any applicable cure period.

(t)	Any continuing representation or warranty made by Borrower in this Loan Agreement or any other Loan Document becomes false or misleading in any material respect.

(u)	The Facility is no longer classified as housing for older persons pursuant to the Fair Housing Amendments Act of 1988.

(v)	If a Cap Agreement is required, Borrower fails to provide Lender with a Replacement Cap Agreement prior to the expiration of the then-existing Cap Agreement.

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9.02	Protection of Lender’s Security; Security Instrument Secures Future Advances.

(a)	If Borrower fails to perform any of its obligations under this Loan Agreement or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender, in Lender’s Discretion, may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make Repairs or secure the Mortgaged Property, (iv) procurement of the Insurance required by Section 6.10, (v) payment of amounts which Borrower has failed to pay under Section 6.08, (vi) performance of Borrower’s obligations under Section 6.09, and (vii) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)	Any amounts disbursed by Lender under this Section 9.02, or under any other provision of this Loan Agreement that treats such disbursement as being made under this Section 9.02, will be secured by the Security Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 9.02 will require Lender to incur any expense or take any action.

9.03	Remedies.

(a)	Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Loan Documents and Borrower will pay all costs associated therewith, including Attorneys’ Fees and Costs.

(b)	Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

(c)	Lender will have all remedies available to Lender under Revised Article 9 of the Uniform Commercial Code of the Property Jurisdiction, the Loan Documents and under applicable law.

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(d)	Lender may also retain (i) all money in the Reserve Funds, including interest, and (ii) any Cap Payment, and in Lender’s sole and absolute discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e)	If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender will not be liable for any monetary damages, and Borrower’s sole remedy will be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably will be determined by an action seeking declaratory judgment.

9.04	Forbearance.

(a)	Lender may (but will not be obligated to) agree with Borrower, from time to time, and without giving Notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions:

(i)	Extend the time for payment of all or any part of the Indebtedness.

(ii)	Reduce the payments due under this Loan Agreement, the Note or any other Loan Document.

(iii)	Release anyone liable for the payment of any amounts under this Loan Agreement, the Note or any other Loan Document.

(iv)	Accept a renewal of the Note.

(v)	Modify the terms and time of payment of the Indebtedness.

(vi)	Join in any extension or subordination agreement.

(vii)	Release any portion of the Mortgaged Property.

(viii)	Take or release other or additional security.

(ix)	Modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note.

(x)	Otherwise modify this Loan Agreement, the Note or any other Loan Document.

(b)	Any forbearance by Lender in exercising any right or remedy under the Note, this Loan Agreement or any other Loan Document or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of any other right

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or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness will not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 6.10 and 6.11 will not operate to cure or waive any Event of Default.

9.05	Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of the Security Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement.

ARTICLE X        RELEASE; INDEMNITY.

10.01	Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities and expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

10.02	Indemnity.

(a)	General Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, including any custodian, trustee and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities and expenses including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of (i) any failure of the Mortgaged Property to

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comply with the laws, regulations, ordinance, code or decree of any Governmental Authority, including those pertaining to the Americans with Disabilities Act, zoning, occupancy and subdivision of real property, (ii) any obligation of Borrower under any Lease, and (iii) any accident, injury or death to any natural person on the Mortgaged Property or any damage to personal property located on the Mortgaged Property, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

(b)	Environmental Indemnity. Borrower agrees to indemnify, hold harmless and defend Indemnitees from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	Any breach of any representation or warranty of Borrower in Section 5.05 (Environmental).

(ii)	Any failure by Borrower to perform any of its obligations under Section 6.12 (Environmental Hazards).

(iii)	The existence or alleged existence of any Prohibited Activity or Condition.

(iv)	The presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements.

(v)	The actual or alleged violation of any Hazardous Materials Law.

(c)	Indemnification Regarding ERISA Covenants. BORROWER WILL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST, DAMAGE AND EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER’S SOLE AND ABSOLUTE DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF DEFAULT UNDER SECTION 6.20. THIS INDEMNITY WILL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THE SECURITY INSTRUMENT.

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(d)	Securitization Indemnification.

(i)	Borrower and each Guarantor agree to provide in connection with each Disclosure Document, an indemnification certificate, as set forth in Section 10.02(d)(ii), indemnifying Lender, any Issuer Person, the Issuer Group and/or the Underwriter Group (as those terms are defined in Section 10.02(d)(vii)) (each, an “Indemnified Party,” and collectively “Indemnified Parties”) for any losses to which any Indemnified Party may become subject under the conditions set forth in this Section.

(ii)	The indemnification certificate will provide that

(A)	Borrower and each Guarantor have carefully examined those sections of the Disclosure Documents relating to the following:

(1)	Borrower, any SPE Equity Owner, any operator of the Facility, any Guarantor, any Property Manager, their respective Affiliates, the Loan and the Mortgaged Property (“Borrower Information”).

(2)	The sections entitled “Special Considerations,” and/or “Risk Factors,” and “Certain Legal Aspects of the Mortgage Loan,” or similar sections but only to the extent such sections specifically refer to Borrower Information (“Borrower Information Sections”).

(B)	To the best of Borrower’s and each Guarantor’s knowledge with regard to Borrower Information, the Borrower Information Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, any indemnification certificate may expressly exclude any information contained in third party reports prepared by parties that are not Affiliates of Borrower or of any Guarantor (“Third Party Information”), and the obligations and liability of Borrower and any Guarantor pursuant to this Section will not extend to the Third Party Information.

(iii)	Borrower’s and each Guarantor’s agreement to indemnify the Indemnified Parties for any losses to which any Indemnified Party may become subject will extend only to such losses that arise out of or are based upon any untrue statement of any material fact contained in the Borrower Information or the Borrower Information Sections of the Disclosure Documents or arise out of or are based upon the omission to state in the Borrower Information or the Borrower Information Sections of the Disclosure Documents a material fact required to be stated in such sections necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading (collectively, “Securities Liabilities”).

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(iv)	Borrower and each Guarantor agrees to reimburse any Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in investigating or defending the Securities Liabilities.

(v)	The indemnitors will be liable under Section 10.02(d) (ii), (iii) or (iv) only to the extent that such Securities Liabilities arise out of, or are based upon, any such untrue statement or omission made in the Disclosure Documents in reliance upon, and in conformity with, Borrower Information furnished to any Indemnified Party by or on behalf of Borrower or a Guarantor in connection with the preparation of the Disclosure Documents or in connection with the underwriting of the Loan, including financial statements of Borrower, any SPE Equity Owner, any Guarantor or any operator of the Facility, and operating statements and rent rolls with respect to the Mortgaged Property.

(vi)	This indemnity is in addition to any liability which Borrower may otherwise have and will be effective whether or not an indemnification certificate described in this Section 10.02(d) is provided and will be applicable based on information previously provided by or on behalf of Borrower or a Guarantor if the indemnification certificate is not provided.

(vii)	For purposes of this Section 10.02(d):

(A)	The term “Lender” will include its officers and directors.

(B)	An “Issuer Person” will include all of the following:

(1)	Any Affiliate of Lender that has filed the registration statement, if any, relating to the Securitization.

(2)	Any Affiliate of Lender which is acting as issuer, depositor, sponsor and/or in a similar capacity with respect to the Securitization.

(C)	The “Issuer Group” will include all of the following:

(1)	Each director and officer of any Issuer Person.

(2)	Each entity that Controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

(D)	The “Underwriter Group” will include all of the following:

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(1)	Each entity which is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(2)	Each of its directors and officers.

(3)	Each entity that Controls any such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(4)	The directors and officers of such entity described in Section 10.02(d)(vii)(D)(1).

(e)	Selection and Direction of Counsel. Counsel selected by Borrower to defend Indemnitees will be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Article X applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which will not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in Lender’s Discretion, Lender will permit Borrower to undertake the actions referenced in this Article X so long as Lender approves such action, which approval will not be unreasonably withheld or delayed. Borrower will reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(f)	Settlement or Compromise of Claims. Borrower will not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (“Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender or (ii) may materially and adversely affect Lender, as determined by Lender in Lender’s Discretion.

(g)	Effect of Changes to Loan on Indemnification Obligations. Borrower’s obligation to indemnify the Indemnitees will not be limited or impaired by any of the following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following:

(i)	Any amendment or modification of any Loan Document.

(ii)	Any extensions of time for performance required by any Loan Document.

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(iii)	Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness.

(iv)	The accuracy or inaccuracy of any representations and warranties made by Borrower under this Loan Agreement or any other Loan Document.

(v)	The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document.

(vi)	The release or substitution in whole or in part of any security for the Indebtedness.

(vii)	Lender’s failure to properly perfect any Lien or security interest given as security for the Indebtedness.

(h)	Payments by Borrower. Borrower will, at its own cost and expense, do all of the following:

(i)	Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article X.

(ii)	Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article X.

(iii)	Reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article X, or in monitoring and participating in any legal or administrative proceeding.

(i)	Other Obligations. The provisions of this Article X will be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee will be entitled to indemnification under this Article X without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any Guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, the obligation of those Persons to indemnify the Indemnitees under this Article X will be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Article X will survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Lien of the Security Instrument. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower will have no obligation to indemnify the Indemnitees under this Article X after the date of the release of record of the Lien of the Security Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

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ARTICLE XI         SENIORS HOUSING OPERATOR.

Reserved.

ARTICLE XII        MISCELLANEOUS PROVISIONS.

12.01	Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the Lien of the Security Instrument or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

12.02	Governing Law; Consent to Jurisdiction and Venue.

(a)	This Loan Agreement, and any Loan Document which does not itself expressly identify the law which is to apply to it, will be governed by the laws of the Property Jurisdiction.

(b)	Borrower agrees that any controversy arising under or in relation to the Note, the Security Instrument, this Loan Agreement or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 12.02 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Loan Agreement in any court of any other jurisdiction.

12.03	Notice.

(a)	All Notices under or concerning this Loan Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:

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If to Lender:	KeyCorp Real Estate Capital Markets, Inc. 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Mailcode: KS-01-11-0501 Attention: Servicing Manager

If to Borrower:	Care GSL Fredericksburg LLC c/o Care Investment Trust Inc. 780 Third Avenue, 21st Floor New York, New York 10017 Attention: Counsel/Greenfield – Freddie Mac

(b)	Any party to this Loan Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 12.03. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 12.03, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 12.03 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 12.03.

12.04	Successors and Assigns Bound. This Loan Agreement will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender’s successors and assigns.

12.05	Joint and Several Liability. If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons will be joint and several.

12.06	Relationship of Parties; No Third Party Beneficiary.

(a)	The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

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(b)	No creditor of any party to this Loan Agreement and no other Person will be a third party beneficiary of this Loan Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

12.07	Severability; Amendments.

(a)	The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

(b)	This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

12.08	Disclosure of Information. Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including, any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any SPE Equity Owner or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization or syndication of participation interests, including a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

12.09	Determinations by Lender. Unless otherwise provided in this Loan Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

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12.10	Sale of Note; Change in Servicer; Loan Servicing. The Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the Loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender will govern.

12.11	Supplemental Financing.

(a)	This Section will apply only if at the time of any application referred to in Section 12.11(b), Freddie Mac has in effect a product described in its Multifamily Seller/Servicer Guide under which it purchases supplemental mortgages on multifamily properties that meet specified criteria (“Supplemental Mortgage Product”).

(b)	After the first anniversary of the date of the Senior Indebtedness, Freddie Mac will consider an application from an originating lender that is generally approved by Freddie Mac to sell mortgages to Freddie Mac under the Supplemental Mortgage Product (“Approved Seller/Servicer”) for the purchase by Freddie Mac of a proposed indebtedness of Borrower to the Approved Seller/Servicer to be secured by one or more Supplemental Instruments on the Mortgaged Property. Freddie Mac will purchase each Supplemental Loan secured by the Mortgaged Property if each of the following conditions is satisfied:

(i)	At the time of the proposed Supplemental Loan, no Event of Default may have occurred and be continuing and no event or condition may have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)	Borrower and the Mortgaged Property must be acceptable to Freddie Mac under its Supplemental Mortgage Product.

(iii)	New loan documents must be entered into to reflect each Supplemental Loan, such documents to be acceptable to Freddie Mac in its discretion.

(iv)	No Supplemental Loan may cause the combined debt service coverage ratio of the Mortgaged Property after the making of that Supplemental Loan to be less than the Required DSCR. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of:

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(A)	the annual net operating income from the operations of the Mortgaged Property at the time of the proposed Supplemental Loan,

              to

(B)	the aggregate of the annual principal and interest payable on all of the following:

(I)	the Indebtedness under this Loan Agreement (using a 30 year amortization schedule),

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property (using a 30 year amortization schedule for any Supplemental Loans), and

(III)	the proposed “Indebtedness” for any Supplemental Loan (using a 30 year amortization schedule).

As used in this Section, “annual principal and interest” with respect to an adjustable-rate loan will be calculated by Freddie Mac using an interest rate equal to one of the following:

(X)	If the loan has an internal interest rate cap, the Capped Interest Rate.

(Y)	If the loan has an external interest rate cap, the external interest rate cap.

(Z)	If the loan has no interest rate cap, the greater of (I) 7%, or (II) the then-current LIBOR Index Rate plus the Margin plus 300 basis points.

The annual net operating income of the Mortgaged Property will be as determined by Freddie Mac in its discretion considering factors such as income in place at the time of the proposed Supplemental Loan and income during the preceding 12 months, and actual, historical and anticipated operating expenses. Freddie Mac will determine the combined debt service coverage ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations.

(v)	No Supplemental Loan may cause the combined loan to value ratio of the Mortgaged Property after the making of that Supplemental Loan to exceed the Required LTV, as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Property, the ratio, expressed as a percentage, of:

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(A)	the aggregate outstanding principal balances of all of the following:

(I)	the Indebtedness under this Loan Agreement,

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property, and

(III)	the proposed “Indebtedness” for any Supplemental Loan,

        to

(B)	the value of the Mortgaged Property.

Freddie Mac will determine the combined loan to value ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Property in order to assist Freddie Mac in making the determinations under this Section. If Freddie Mac requires an appraisal, then the value of the Mortgaged Property that will be used to determine whether the Required LTV has been met will be the lesser of the appraised value set forth in such appraisal or the value of the Mortgaged Property as determined by Freddie Mac.

(vi)	Borrower’s organizational documents are amended to permit Borrower to incur additional debt in the form of Supplemental Loans (Lender will consent to such amendment(s)).

(vii)	One or more Persons acceptable to Freddie Mac executes and delivers to the Approved Seller/Servicer a Guaranty in a form acceptable to Freddie Mac with respect to the exceptions to non-recourse liability described in Freddie Mac’s form promissory note, unless Freddie Mac has elected to waive its requirement for a Guaranty.

(viii)	The loan term of each Supplemental Loan will be coterminous with the Senior Indebtedness or longer than the Senior Indebtedness, including any “Extension Period” described in the Note secured by the Senior Instrument, at Freddie Mac’s discretion.

(ix)	The Prepayment Premium Period of each Supplemental Loan will be coterminous with the Prepayment Premium Period or the combined Lockout Period and Defeasance Period, as applicable, of the Senior Indebtedness.

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(x)	The interest rate of each Supplemental Loan will be determined by Freddie Mac in its discretion.

(xi)	Lender enters into an intercreditor agreement (“Intercreditor Agreement”) acceptable to Freddie Mac and to Lender for each Supplemental Loan.

(xii)	Borrower’s payment of fees and other expenses charged by Lender, Freddie Mac, the Approved Seller/Servicer, and the Rating Agencies (including reasonable Attorneys’ Fees and Costs) in connection with reviewing and originating each Supplemental Loan.

(xiii)	Notwithstanding anything to the contrary in Article IV, Borrower will make all required deposits under the Senior Indebtedness for the payment of any Impositions, so long as a Supplemental Loan is outstanding, and such deposits will be credited to the payment of any such required Impositions under any Supplemental Loan.

(xiv)	All other requirements of the Supplemental Mortgage Product must be met, unless Freddie Mac has elected to waive one or more of its requirements.

(c)	No later than 5 Business Days after Lender’s receipt of a written request from Borrower, Lender will provide the following information to an Approved Seller/Servicer upon Borrower’s written request. Lender will only be obligated to provide this information in connection with Borrower’s request for a Supplemental Loan from an Approved Seller/Servicer; provided, however, if Freddie Mac is the owner of the Note, Lender will not be obligated to provide such information:

(i)	The then-current outstanding principal balance of the Senior Indebtedness.

(ii)	Payment history of the Senior Indebtedness.

(iii)	Whether any Reserve Funds are being collected on the Senior Indebtedness and the amount of each such Reserve Fund deposit as of the date of the request.

(iv)	Whether any Repairs, Capital Replacements or improvements or rental achievement or burn-off guaranty requirements are existing or outstanding under the terms of the Senior Indebtedness.

(v)	A copy of the most recent inspection report for the Mortgaged Property.

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(vi)	Whether any modifications or amendments have been made to the Loan Documents for the Senior Indebtedness since origination of the Senior Indebtedness and, if applicable, a copy of such modifications and amendments.

(vii)	Whether to Lender’s knowledge any Event of Default exists under the Senior Indebtedness.

(d)	Lender will have no obligation to consent to any mortgage or Lien on the Mortgaged Property that secures any indebtedness other than the Indebtedness, except as set forth in this Loan Agreement.

(e)	If a Supplemental Loan is made to Borrower, Borrower agrees that the terms of the Intercreditor Agreement will govern with respect to any distributions of excess proceeds by Lender to the Supplemental Lender, and Borrower agrees that Lender may distribute any excess proceeds received by Lender pursuant to the Loan Documents to Supplemental Lender pursuant to the Intercreditor Agreement.

12.12	Defeasance. (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date). This Section 12.12 will apply if the Note is assigned to a REMIC trust prior to the Cut-off Date, and, subject to Section 12.12(a) and (c), Borrower will have the right to defease the Loan in whole (“Defeasance”) and obtain the release of the Mortgaged Property from the Lien of the Security Instrument upon the satisfaction of each of the following conditions:

(a)	Borrower will not have the right to obtain Defeasance at any of the following times:

(i)	If the Loan is not assigned to a REMIC trust.

(ii)	During the Lockout Period.

(iii)	After the expiration of the Defeasance Period.

(iv)	After Lender has accelerated the maturity of the unpaid principal balance of, accrued interest on, and other amounts payable under, the Note pursuant to Section 11 of the Note.

(b)	Borrower will give Lender Notice (“Defeasance Notice”) specifying a Business Day (“Defeasance Closing Date”) on which Borrower desires to close the Defeasance. The Defeasance Closing Date specified by Borrower may not be more than 60 calendar days, nor less than 30 calendar days, after the date on which the Defeasance Notice is received by Lender. Lender will acknowledge receipt of the Defeasance Notice and will state in such receipt whether Lender will designate the Successor Borrower or will permit Borrower to designate the Successor Borrower.

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(c)	The Defeasance Notice must be accompanied by a $10,000 non-refundable fee (“Defeasance Fee”). If Lender does not receive the Defeasance Fee, then Borrower’s right to obtain Defeasance pursuant to that Defeasance Notice will terminate.

(d)

(i)         If Borrower timely pays the Defeasance Fee, but Borrower fails to perform its other obligations under this Section, Lender will have the right to retain the Defeasance Fee as liquidated damages for Borrower’s default and, except as provided in Section 12.12(d)(ii), Borrower will be released from all further obligations under this Section 12.12. Borrower acknowledges that Lender will incur financing costs in arranging and preparing for the release of the Mortgaged Property from the Lien of the Security Instrument in reliance on the executed Defeasance Notice. Borrower agrees that the Defeasance Fee represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Loan Agreement, of the damages Lender will incur by reason of Borrower’s default.

(ii)        If the Defeasance is not consummated on the Defeasance Closing Date for any reason, Borrower agrees to reimburse Lender for all third party costs and expenses (other than financing costs covered by Section 12.12(d)(i)) incurred by Lender in reliance on the executed Defeasance Notice, within 5 Business Days after Borrower receives a written demand for payment, accompanied by a statement, in reasonable detail, of Lender’s third party costs and expenses.

(iii)       All payments required to be made by Borrower to Lender pursuant to this Section 12.12 will be made by wire transfer of immediately available funds to the account(s) designated by Lender in its acknowledgement of the Defeasance Notice.

(e)	No Event of Default has occurred and is continuing.

(f)	Each of the following documents must be delivered to Lender on or prior to the Defeasance Closing Date:

(i)	An opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that Lender has a valid and perfected Lien and security interest of first priority in the Defeasance Collateral and the proceeds thereof.

(ii)	An opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that the Pledge Agreement is duly authorized, executed, delivered and enforceable against Borrower in accordance with the respective terms.

(iii)	Unless waived by Lender or unless Lender designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender, to the effect that the Transfer and Assumption Agreement is duly authorized, executed, delivered and enforceable against Successor Borrower in accordance with the respective terms.

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(iv)	Unless waived by Lender or unless Lender designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender, to the effect that the Successor Borrower has been validly created.

(v)	If Borrower designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender and to the Rating Agencies, with regard to nonconsolidation of the assets of the Successor Borrower with those of its Affiliates by a bankruptcy court.

(vi)	Unless waived by Lender, an opinion of counsel for Borrower, in form and substance satisfactory to Lender, confirming each of the following:

(A)	If, as of the Defeasance Closing Date, the Note is held by a REMIC trust, (1) the Defeasance has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time), (2) the qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance, and (3) the REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of the Defeasance.

(B)	The Defeasance will not result in a “sale or exchange” of the Note within the meaning of Section 1001(c) of the Tax Code and the temporary and final regulations promulgated thereunder.

(vii)	Unless waived by Lender, a written certificate from an independent certified public accounting firm (reasonably acceptable to Lender), confirming that the Defeasance Collateral will generate cash sufficient to make all Scheduled Debt Payments as they fall due under the Note, including full payment due on the Note on the Maturity Date.

(viii)	Lender’s form of a pledge and security agreement (“Pledge Agreement”) and financing statements which pledge and create a first priority security interest in the Defeasance Collateral in favor of Lender.

(ix)	Lender’s form of a transfer and assumption agreement (“Transfer and Assumption Agreement”), whereupon Borrower and any Guarantor (in each case, subject to satisfaction of all requirements under this Loan Agreement) will be relieved from liability in connection with the Loan (other than any liability under Sections 6.12 and 10.02 for events that occur prior to the Defeasance Closing Date, whether discovered before or after the Defeasance Closing Date) and Successor Borrower will assume all remaining obligations.

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(x)	Forms of all documents necessary to release the Mortgaged Property from the Liens created by the Security Instrument and related UCC financing statements (collectively, “Release Instruments”), each in appropriate form required by the state in which the Property is located.

(xi)	Such other opinions, certificates, documents or instruments as Lender may reasonably request.

(g)	Borrower will deliver to Lender on or prior to the Defeasance Closing Date each of the following:

(i)	The Defeasance Collateral, which meets all of the following requirements:

(A)	It is owned by Borrower, free and clear of all Liens and claims of third-parties.

(B)	It is in an amount to provide for (A) redemption payments to occur prior, but as close as possible, to all successive Installment Due Dates occurring under the Note after the Defeasance Closing Date, and (B) deliver redemption proceeds at least equal to the amount of principal and interest due on the Note on each Installment Due Date including full payment due on the Note on the Maturity Date (“Scheduled Debt Payments”).

(C)	It is arranged such that redemption payments received from the Defeasance Collateral are paid directly to Lender to be applied on account of the Scheduled Debt Payments.

(D)	Unless otherwise agreed in writing by Lender, the pledge of the Defeasance Collateral will be effected through the book-entry facilities of a qualified securities intermediary designated by Lender in conformity with all applicable laws.

(ii)	All accrued and unpaid interest and all other sums due under the Note, this Loan Agreement and under the other Loan Documents, including all amounts due under Section 12.12(i), up to the Defeasance Closing Date.

(h)	If Lender permits Borrower to designate the Successor Borrower, then Borrower will, at Borrower’s expense, designate or establish an accommodation borrower (“Successor Borrower”) satisfactory to Lender (or Lender, at its option, may designate the Successor Borrower) which satisfies Lender’s then current requirements for a “Single Purpose Entity” to assume at the time of Defeasance ownership of the Defeasance Collateral and liability for all of Borrower’s obligations under the Pledge Agreement and the Loan Documents (to the extent that liability thereunder survives release of the Lien of the Security Instrument).

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Borrower will pay to Successor Borrower a fee of $1,000.00 as consideration of Successor Borrower’s assumption of Borrower’s obligations under the Loan Documents. Notwithstanding any contrary provision in this Loan Agreement, no Transfer Fee is payable to Lender upon a Transfer of the Loan in accordance with this Section.

(i)	Borrower will pay all reasonable costs and expenses incurred by Lender in connection with the Defeasance in full on or prior to the Defeasance Closing Date, which payment is required prior to Lender’s issuance of the Release Instruments and whether or not Defeasance is completed. Such expenses include the following:

(A)	All fees, costs and expenses incurred by Lender and its agents in connection with the Defeasance (including reasonable Attorneys’ Fees and Costs for the review and preparation of the Pledge Agreement and of the other materials described in this Loan Agreement and any related documentation, and any servicing fees, Rating Agencies’ fees or other costs related to the Defeasance).

(B)	Reasonable Attorneys’ Fees and Costs.

(C)	A processing fee to cover Lender’s administrative costs to process Borrower’s Defeasance request.

Lender reserves the right to require that Borrower post a deposit to cover costs which Lender reasonably anticipates will be incurred.

12.13	Lender’s Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part of the Loan), sell or subcontract the servicing rights related to the Loan, securitize the Loan or include the Loan as part of a trust. Borrower, at its expense, agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including executing or causing to be executed any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee, providing any updated financial information with appropriate verification through auditors letters, delivering revised organizational documents and counsel opinions satisfactory to the Rating Agencies, executed amendments to the Loan Documents, and review information contained in a preliminary or final private placement memorandum, prospectus, prospectus supplements or other Disclosure Document, and providing a mortgagor estoppel certificate and such other information about Borrower, any SPE Equity Owner, any Guarantor, any operator of the Facility, any Property Manager or the Mortgaged Property as Lender may require for Lender’s offering materials.

12.14	Cooperation with Rating Agencies and Investors. Borrower covenants and agrees that if

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Lender decides to include the Loan as an asset of a Secondary Market Transaction, Borrower will (a) at Lender’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Mortgaged Property, and (b) permit Lender or its representatives to provide related information to the Rating Agencies and/or investors, and (c) cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

12.15	Time is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

ARTICLE XIII        DEFINITIONS.

The following terms, when used in this Loan Agreement (including when used in the recitals), will have the following meanings:

“Activities of Daily Living” means personal care services that provide the frail elderly with assistance in eating, dressing, bathing, incontinence care and assistance in moving from one place to another (such as from a bed to a wheelchair).

“Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such Person; (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; or (iii) any corporation, limited liability company or partnership which has as a director any Person described in Section (ii) of this definition.

“Aggregate Carrier Exposure” means:

(i)	For each individual carrier providing Hazard Insurance, one of the following:

(A)	The sum of the required building coverage limits and required business income/rental value Insurance if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

(B)	The blanket Insurance or master program limit if such coverage is provided by a Blanket Insurance Policy or master program from a single carrier.

(C)	The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by a Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

(ii)	For each individual carrier providing liability Insurance pursuant to Section 6.10(a)(ii) or as otherwise required by Lender, one of the following:

(A)	The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

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(B)	The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by liability Insurance for multiple properties or a master program from a single carrier.

(C)	The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by an individual policy, liability Insurance policy for multiple properties or a master program with more than one carrier participating with layered limits Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

“Approved Seller/Servicer” is defined in Section 12.11(b).

“Assignment of Management Agreement” means the Collateral Assignment of Management Agreement and Subordination of Management Fees of even date herewith among Borrower, Lender and Property Manager, including all schedules, riders, allonges and addenda, as such Assignment of Management Agreement may be amended from time to time.

“Assisted Living Residences” means residences that are designed to accommodate and provide 24-hour protective oversight and assistance for natural persons with functional limitations, including meals in a central location and assistance with Activities of Daily Living and Alzheimer’s care.

“Attorneys’ Fees and Costs” means (i) fees and out of pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; (iii) investigatory fees; and (iv) costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Blanket Insurance Policy” is defined in Section 6.10(h).

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Loan Agreement, together with their successors and assigns.

“Borrower Information” is defined in Section 10.02(d).

“Borrower Information Sections” is defined in Section 10.02(d).

“Borrower Principal” means any of the following:

(i)	Any general partner of Borrower (if Borrower is a partnership).

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(ii)	Any manager or managing member of Borrower (if Borrower is a limited liability company).

(iii)	Any Person (limited partner, member or shareholder) with a collective direct or indirect equity interest in Borrower equal to or greater than 25%.

(iv)	Any Guarantor of all or any portion of the Loan or of any obligations of Borrower under the Loan Documents.

“Borrower Proof of Loss Threshold” means the amount that is the greater of (i) $50,000, or (ii) $18,000.00.

“Borrower Proof of Loss Maximum” means $72,000.00.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Capital Replacement” means the replacement of those items listed on Exhibit F and such other replacements of equipment, major components or capital systems related to the Improvements as may be approved in writing or required by Lender.

“Capped Interest Rate” is defined in the Note.

“Claim” is defined in Section 10.02(f).

“Closing Date” means the date on which Lender disburses the proceeds of the Loan to or for the account of Borrower.

“Commitment Letter” means the commitment letter or early rate lock application dated April 17, 2012, from Lender to Borrower, as it may have thereafter been modified, amended or extended.

“Completion Date” means N/A , 2012, or such other date(s) as may be specified for particular Repairs in Exhibit C, as such date may be extended.

“Condemnation” is defined in Section 6.11(a).

“Continuing Care Retirement Community” or “CCRC” means a property designed to provide a continuum of care within a single community. The living accommodations and care provided within a CCRC are a combination of the accommodations and services provided by Seniors Apartments, Independent Living Units, Assisted Living Residences and Skilled Nursing Beds.

“Contract” means any present or future contract for the provision of goods or services (or with respect to payment therefore), together with all modifications, extensions and renewals, in connection with the operation or management of the Facility (other than Leases), including without limitation (i) those with Borrower or an operator of the Facility and (ii) Third Party Provider Agreements, together with all modifications, extensions or renewals.

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“Control” means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Cut-off Date” is defined in the Note.

“Default Rate” is defined in the Note.

“Defeasance” is defined in Section 12.12.

“Defeasance Closing Date” is defined in Section 12.12(b).

“Defeasance Collateral” means (i) a Freddie Mac Debt Security, (ii) a Fannie Mae Debt Security, (iii) U.S. Treasury Obligations, or (iv) FHLB Obligations.

“Defeasance Fee” is defined in Section 12.12(c).

“Defeasance Notice” is defined in Section 12.12(b).

“Defeasance Period” is defined in the Note.

“Designated Entity for Transfers” means each entity so identified in Exhibit I, and that entity’s successors and permitted assigns.

“Disclosure Document” is defined in Section 12.08.

“Downgrade” as it applies to a License, means a License is modified so as to permit a less acute level of care (such as, but not limited to, elimination of skilled nursing or assisted living care or services included therein) by the Governmental Authority responsible for issuing such License.

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., P-1 by Moody’s Investors Service, Inc. and F-3 by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term

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unsecured debt obligations of which are rated at least “A” by Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If at any time an Eligible Institution does not meet the required rating, the Loan Servicer must move the Eligible Account within 30 days of such event to an appropriately rated Eligible Institution.

“Environmental Inspections” is defined in Section 6.12(e).

“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means the occurrence of any event listed in Section 9.01.

“External Cap Agreement Reserve Fund” means the account established pursuant to Section 4.07, if applicable, to pay for the cost of a Replacement Cap Agreement.

“Facility” means the senior housing facility located on the Land, and including the Land and Improvements thereon.

“Fannie Mae Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by the Federal National Mortgage Association.

“FHLB Obligations” mean direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the Federal Home Loan Bank.

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Freddie Mac Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by Freddie Mac.

“Freddie Mac Web Site” means the web site of Freddie Mac, located at www.freddiemac.com.

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“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower including, without limitation, all applicable licensing or accreditation bodies or agencies (whether federal, state, county, district, municipal, city or otherwise, whether now or hereafter in existence, including without limitation, applicable non-governmental organizations, such as the Joint Commission on the Accreditation of Healthcare Organizations) that have or acquire jurisdiction over Borrower, an operator of the Facility (as pertains to the Facility), the Facility or the use, operation, improvement, accreditation, licensing or permitting of the Facility or the operations thereof.

“Guarantor” means the Person(s) required by Lender to guaranty all or a portion of Borrower’s obligations under the Loan Documents, as set forth in the Guaranty: The required Guarantors are set forth in Exhibit I.

“Guaranty” means the Guaranty executed by Guarantor and/or any replacement or supplemental guaranty executed pursuant to the terms of this Loan Agreement.

“Hazard Insurance” is defined in Section 6.10(a).

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Authority; any medical products or devices, including, those materials defined as “medical waste” or “biological waste” under relevant statutes, ordinances or regulations pertaining to Hazardous Materials Law; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

“Hazardous Materials Law” and “Hazardous Materials Laws” means any and all federal, state and local laws, ordinances, regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future, including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

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“Healthcare Laws” means all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to the ownership, leasing, operation or management of medical or senior housing facilities (including without limitation, Independent Living Units, adult care facilities, Assisted Living Residences, skilled nursing care, rehabilitation services, CCRC’s, and dementia and/or memory care facilities), including without limitation those pertaining to Licenses necessary to operate or manage any such facility, those pertaining to billing Medicare, Medicaid or TRICARE (or any so-called “waiver program” associated therewith) or any other Governmental Authority payor for similar goods or services or providing goods or services to natural persons receiving benefits under Medicare, Medicaid or TRICARE or other Governmental Authority programs, those pertaining to patient care and Privacy Laws, quality and safety standards, accepted professional standards, and principles that apply to professionals providing services to the Facility, accreditation standards, and requirements of the applicable state department of health and all other Governmental Authorities including, without limitation, those requirements relating to the Facility’s physical structure and environment, licensing, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, together with all rules and regulations promulgated thereunder from time to time.

“HVAC System” is defined in Section 6.10(a)(v).

“Immediate Family Members” means a Person’s spouse, parent, child (including stepchild), grandchild (including step-grandchild) or sibling.

“Imposition Reserve Deposits” is defined in Section 4.02(a).

“Impositions” is defined in Section 4.02(a).

“Improvements” means the buildings, structures and improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Loan Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 9.02 to protect the security of the Security Instrument.

“Indemnified Party/ies” is defined in Section 10.02(d)(i).

“Indemnitees” is defined in Section 10.02(a).

“Independent Living Units” means residential units that are accompanied by optional services designed to aid the residents’ independence, including, but not limited to, building security, optional meals, housekeeping, laundry, and at least some incidental services and activities not related to personal care, such as valet shopping, financial planning, unscheduled transportation, beautician services, recreational and social activities and 24-hour staff presence.

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“Inspection Fee” means a fee payable to Lender or Loan Servicer for performing any inspection required by this Agreement in an amount not to exceed $750.00 per inspection.

“Insurance” means Hazard Insurance, liability insurance and all other insurance that Lender requires Borrower to maintain pursuant to this Loan Agreement.

“Intended Use” is defined in Section 5.25.

“Intercreditor Agreement” is defined in Section 12.11(b)(xi).

“Investment Fee” means a one time fee for establishing the (i) Replacement Reserve Fund in the amount of $500.00 and (ii) Repair Reserve Fund in the amount of $1,000.00.

“Issuer Group” is defined in Section 10.02(d).

“Issuer Person” is defined in Section 10.02(d).

“Land” means the land described in Exhibit A.

“Leases” means all present and future leases, subleases, occupancy agreements pertaining to occupants of the Facility, including both residential and commercial agreements and patient admission or resident care agreements, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

“Lender” means the entity identified as “Lender” in the first paragraph of this Loan Agreement, or any subsequent holder of the Note.

“Lender’s Discretion” means Lender’s reasonable discretion unless otherwise set forth in this Loan Agreement.

“Letter of Credit” means any letter of credit required under the terms of this Loan Agreement.

“LIBOR Index Rate” is defined in the Note.

“License” means any license, permit, regulatory agreement, certificate, approval, certificate of need or similar certificate, authorization, accreditation, approved provider status in any approved provider payment program, or approval issued by an applicable state department of health (or any subdivision thereof) or state licensing agency, as applicable, in each instance whether issued by a Governmental Authority or otherwise, used in connection with, or necessary or desirable to use, occupy or operate the Facility for its Intended Use, including without limitation, the provision of all goods and services to be provided by Borrower or the operator of the Facility to the residents of the Facility.

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“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on the Mortgaged Property.

“Loan” is defined on Page 1 of this Loan Agreement.

“Loan Agreement” means this Seniors Housing Loan and Security Agreement.

“Loan Application” is defined in Section 5.16(a).

“Loan Documents” means the Note, the Security Instrument, this Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, the Security Instrument, this Loan Agreement and any other Loan Document, and otherwise to service the Loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Loan Agreement.

“Lockout Period” is defined in the Note.

“Manager” or “Managers” means a Person who is named or designated as a manager or managing member or otherwise acts in the capacity of a manager or managing member of a limited liability company in a limited liability company agreement or similar instrument under which the limited liability company is formed or operated.

“Margin” is defined in the Note.

“Material Adverse Change” means any set of circumstances or events which, in Lender’s Discretion would have or is then reasonably expected to have a Material Adverse Effect on (i) the validity or enforceability of this Loan Agreement or the other Loan Documents taken as a whole, (ii) the ability of Borrower to duly and punctually pay the Indebtedness or perform its obligations, (iii) the ability of Lender to enforce its legal remedies pursuant to this Loan Agreement or the other Loan Documents taken as a whole, including by realizing upon any collateral or any guaranty, (iv) the business prospects or financial condition of Borrower or any Guarantor, (v) the financial performance or market value of the Mortgaged Property, or (vi) the compliance of the Mortgaged Property with any law dealing with the use, ownership or operation of the Mortgaged Property or any law, the noncompliance with which could reasonably be expected to have a Material Adverse Effect on the financial performance or market value of the Mortgaged Property.

“Material Adverse Effect” means a significant detrimental effect on (i) the Mortgaged Property (including, without limitation, the Facility), (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower or any operator of the Facility, (iii) the enforceability, validity, perfection or priority of the Lien of any Loan Document, (iv) the ability of Borrower or any operator of the Facility to perform any obligations under any Loan Document or (v) Borrower’s or any operator of the Facility’s interest in the Facility including, without limitation, a Downgrade, termination, revocation or suspension of, or refusal to renew or reissue, any applicable License, or a ban on new resident admissions.

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“Material Contract” means Contracts:

(i)	for preparing or serving food (but do not include food supply Contracts);

(ii)	for medical services or healthcare provider agreements;

(iii)	the average annual consideration of which, directly or indirectly, is at least $20,000;

(iv)	having a term of more than one year unless subject to termination by Borrower or if Borrower is not a party to the Contract, the operator of the Facility, and their respective successors and assigns, upon not more than thirty days notice, without cause and without payment of any termination fee, penalty or extra charge; or

(v)	determined by Lender to be material to the operation of the Facility.

“Maturity Date” means the Scheduled Maturity Date, as defined in the Note.

“MMP” means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Loan Agreement.

“Modified Non-Residential Lease” means an extension or modification of any Non-Residential Lease, which Non-Residential Lease was in existence as of the date of this Loan Agreement.

“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(ii)	The Improvements (including, without limitation, the Facility).

(iii)	The Fixtures.

(iv)	The Personalty.

(v)	All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

Seniors Housing Loan and Security Agreement (CME)	Page 91

(vi)	All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the Insurance pursuant to Lender’s requirement.

(vii)	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from Condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(viii)	All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(ix)	All proceeds from the conversion, voluntary or involuntary, of any of the items described in items (i) through (viii) of this definition, into cash or liquidated claims, and the right to collect such proceeds.

(x)	All Rents and Leases.

(xi)	All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan.

(xii)	All Imposition Reserve Deposits.

(xiii)	All refunds or rebates of Impositions by any Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Loan Agreement is dated).

(xiv)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(xv)	All names under or by which any of the Mortgaged Property may be operated or known, and all trademarks, trade names and goodwill relating to any of the Mortgaged Property.

(xvi)	If required by the terms of Section 4.05, all rights under the Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

(xvii)	All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Facility, including, without limitation, entrance fees, application fees, processing fees, community

Seniors Housing Loan and Security Agreement (CME)	Page 92

fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and rights to receive payments from commercial operations located at or on the Facility or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from laundry service, and income and fees from any and all other services provided to residents of the Facility.

(xviii)	All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers, arising from the operation of the Facility.

(xix)	All Licenses.

(xx)	All Contracts, including without limitation, operating contracts, franchises, licensing agreements, healthcare services contracts, food service contracts and other contracts for services related to the operation of the Facility.

(xxi)	All utility deposits.

(xxii)	If the Note provides for interest to accrue at an adjustable or variable rate and there is a Cap Agreement, the Cap Collateral.

(xxiii)	Without duplication of the foregoing or the inclusions in Mortgaged Property set forth elsewhere in this Loan Agreement, all of the real and personal property, both tangible and intangible, described on Exhibit N.

“NFIP” is defined in Section 6.10(a)(iv).

“Non-Residential Lease” is a Lease of a portion of the Mortgaged Property to be used for non-residential purposes.

“New Non-Residential Lease” is any Non-Residential Lease not in existence as of the date of this Loan Agreement.

“Note” means the Multifamily Note (including any Amended and Restated Note, Consolidated, Amended and Restated Note, or Extended and Restated Note) executed by Borrower in favor of Lender and dated as of the date of this Loan Agreement, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended, modified and/or restated from time to time.

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 12.03.

“O&M Program” is defined in Section 6.12(c) and consists of the following: Asbestos O&M Program as set forth in that environmental report dated October 12, 2011 prepared by EMG Corporation.

Seniors Housing Loan and Security Agreement (CME)	Page 93

“Operator of the Facility” means any tenant (an “Operating Tenant”) under a lease with Borrower (as landlord) of all or substantially all of the Facility, as well as any manager or operator of the Facility pursuant to a Contract with Borrower or with an Operating Tenant.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(i)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

(ii)	Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(iii)	Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(iv)	Any operating agreements relating to the Land or the Improvements.

(v)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(vi)	All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(vii)	Any rights of Borrower in or under any Letter of Credit.

“Pledge Agreement” is defined in Section 12.12(f)(viii).

“Prepayment Premium Period” is defined in the Note.

“Prior Lien” means a pre-existing mortgage, deed of trust or other Lien encumbering the Mortgaged Property.

Seniors Housing Loan and Security Agreement (CME)	Page 94

“Privacy Laws” means all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to resident, tenant and patient privacy. Privacy Laws include, but are not limited to, HIPAA.

“Proceeding” means, whether voluntary or involuntary, any case, proceeding or other action against Borrower or any SPE Equity Owner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Proceeds” means the cash obtained by a draw on a Letter of Credit.

“Prohibited Activity or Condition” means each of the following:

(i)	The presence, use, generation, release, treatment, processing, storage (including storage in above-ground and underground storage tanks), handling or disposal of any Hazardous Materials on or under the Mortgaged Property.

(ii)	The transportation of any Hazardous Materials to, from or across the Mortgaged Property.

(iii)	Any occurrence or condition on the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws.

(iv)	Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property.

(v)	Any violation or noncompliance with the terms of any O&M Program.

However, the term “Prohibited Activity or Condition” expressly excludes lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) medical products or devices or medical waste, (ii) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (iii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property, and (iv) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Property Manager” means Greenfield Management, L.L.C., a Virginia limited liability company, or such other residential rental property manager approved by Lender in writing.

“Property Seller” is defined in Section 5.24.

“Public Fund/REIT Securities” is defined in Section 7.03(c).

Seniors Housing Loan and Security Agreement (CME)	Page 95

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor entity of the foregoing, or any other nationally recognized statistical rating organization.

“Release Instruments” is defined in Section 12.12(f)(x).

“Remedial Work” is defined in Section 6.12(f).

“Rent(s)” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due or to become due.

“Rent Schedule” means a written schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender.

“Repairs” means the repairs to be made to the Mortgaged Property, as described on the Repair Schedule of Work or as otherwise required by Lender in accordance with this Loan Agreement.

“Replacement Cost” means the estimated replacement cost of the Improvements, Fixtures, and Personalty (or, when used in reference to a property that is not the Mortgaged Property, all improvements, fixtures, and personalty located on such property), excluding any deduction for depreciation, all as determined annually by Borrower using customary methodology and sources of information acceptable to Lender in Lender’s Discretion. Replacement Cost will not include the cost to reconstruct foundations or site improvements, such as driveways, parking lots, sidewalks, and landscaping.

“Required DSCR” means, with respect to a Supplemental Loan, (i) if the Senior Indebtedness bears interest at a fixed rate, then (A) 1.30:1 for Mortgaged Properties classified by Lender as Independent Living and (B) 1.40:1 for Mortgaged Properties classified by Lender as Assisted Living, or (ii) if the Senior Indebtedness bears interest at an adjustable rate, then (A) 1.15:1 for Mortgaged Properties classified by Lender as Independent Living and (B) 1.20:1 for Mortgaged Properties classified by Lender as Assisted Living.

“Required LTV” means 71%.

“Reserve Fund” means each account established for Imposition Reserve Deposits, the Replacement Reserve Fund, the Repair Reserve Fund (if any), the External Cap Agreement Reserve Fund (if any), the Rental Achievement Fund (if any), and any other account established pursuant to Article IV of this Loan Agreement.

“Restoration” is defined in Section 6.10(i).

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“Scheduled Debt Payments” is defined in Section 12.12(g)(ii).

“Secondary Market Transaction” means (i) any sale or assignment of this Loan Agreement, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) a participation of the Loan to one or more investors, (iii) any deposit of this Loan Agreement, the Note and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale, assignment or transfer of the Loan or any interest in the Loan to one or more investors.

“Securities Liabilities” is defined in Section 10.02(d).

“Securitization” means when the Note or any portion of the Note is assigned to a REMIC trust.

“Security Instrument” means the mortgage, deed of trust, deed to secure debt or other similar security instrument encumbering the Mortgaged Property and securing Borrower’s performance of its Loan obligations, including Borrower’s obligations under the Note and this Loan Agreement (including any Amended and Restated Security Instrument, Consolidation, Modification and Extension Agreement, Extension and Modification Agreement or similar agreement or instrument amending and restating existing security instruments).

“Senior Indebtedness” means, for a Supplemental Loan, if any, the Indebtedness evidenced by the Senior Note and secured by the Senior Instrument for the benefit of Senior Lender.

“Senior Instrument” – Not applicable.

“Senior Lender” means the holder of the Senior Note.

“Senior Loan Documents” means, for a Supplemental Loan, if any, all documents relating to the loan evidenced by the Senior Note.

“Senior Note” means, for a Supplemental Loan, if any, the Multifamily Note secured by the Senior Instrument.

“Seniors Apartments” means age-restricted apartments for senior residents who are able to function independently. These residences are typically restricted to residents 55 and older (or 62 and older). Seniors Apartments do not provide healthcare services, medication assistance, meal services or other third-party contract services

“Servicing Arrangement” is defined in Section 12.06(b).

“SFHA” is defined in Section 6.10(a)(iv).

“Single Purpose Entity” is defined in Section 6.13(a).

“Skilled Nursing Beds” means a portion of a property that provides licensed skilled nursing care and related services for patients who require medical, nursing or rehabilitative services, including Alzheimer’s care.

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“SPE Equity Owner” is not applicable. Borrower will not be required to maintain an SPE Equity Owner in its organizational structure during the term of the Loan and all references to SPE Equity Owner in this Loan Agreement and in the Note will be of no force or effect.

“Successor Borrower” is defined in Section 12.12(h).

“Supplemental Indebtedness” the Indebtedness evidenced by the Supplemental Note and secured by the Supplemental Instrument for the benefit of Supplemental Lender, if any.

“Supplemental Instrument” means, for a Supplemental Loan, if any, the Security Instrument executed to secure the Supplemental Note.

“Supplemental Lender” means, for a Supplemental Loan, if any, the Approved Seller/Servicer named in the Supplemental Instrument and its successors and/or assigns.

“Supplemental Loan” means a loan that is subordinate to the Senior Indebtedness.

“Supplemental Loan Documents” means, for a Supplemental Loan, if any, all documents relating to the loan evidenced by the Supplemental Note.

“Supplemental Mortgage Product” is defined in Section 12.11(a).

“Supplemental Note” means, for a Supplemental Loan, if any, the Multifamily Note secured by the Supplemental Instrument.

“Tax Code” means the Internal Revenue Code of the United States, 26 U.S.C. Section 1 et seq., as amended from time to time.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

“Third Party Information” is defined in Section 10.02(d).

“Third Party Provider Agreements” means any contract pursuant to which payments arising from operation of or at the Facility are to be made by or pursuant to Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies or private insurers.

“Transfer” means any of the following:

(i)	A sale, assignment, transfer or other disposition or divestment of any interest in Borrower or the Mortgaged Property (whether voluntary, involuntary or by operation of law).

(ii)	The granting, creating or attachment of a Lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law).

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(iii)	The issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock.

(iv)	The withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or Manager in a limited liability company.

(v)	The merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

(vi)	A change of the Guarantor.

For purposes of defining the term “Transfer,” the term “partnership” means a general partnership or a limited partnership, and the term “partner” means a general partner or a limited partner.

“Transfer” does not include any of the following:

(i)	A conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under the Security Instrument.

(ii)	The Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code.

(iii)	The filing or recording of a Lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

“Transfer and Assumption Agreement” is defined in Section 12.12(f)(ix).

“Transfer Fee” means a fee paid when the Transfer is completed. Unless otherwise specified, the Transfer Fee will be equal to 1% of the outstanding principal balance of the Indebtedness as of the date of the Transfer. Notwithstanding anything set forth in Article VII to the contrary, the Transfer Fee will not exceed 1% of the outstanding principal balance of the Loan.

“Transfer Review Fee” means a nonrefundable fee of $5,000 for Lender’s review of a proposed Transfer.

“U.S. Treasury Obligations” means direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the United States of America.

“UCC Collateral” is defined in Section 3.03.

“Underwriter Group” is defined in Section 10.02(d).

“Uniform Commercial Code” means the Uniform Commercial Code as promulgated in the applicable jurisdiction.

“Windstorm Coverage” is defined in Section 6.10(a)(ix).

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ARTICLE XIV INCORPORATION OF ATTACHED RIDERS.

The following Riders are attached to this Loan Agreement:

Name of Rider	Date Revised
Seniors Housing Operator	9/1/2011
Recycled Borrower	9/1/2011
Replacement Reserve Fund – Immediate Deposits	9/1/2011
Entity Guarantor	9/1/2011
Month to Month Leases	1/11/2012
Affiliate Transfer	9/1/2011
Cash Management Agreement	9/1/2011
Trade Names	1/11/2011

ARTICLE XV INCORPORATION OF ATTACHED EXHIBITS.

The following Exhibits, if marked with an “X” in the space provided, are attached to this Loan Agreement:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Seniors Housing Loan and Security Agreement

☐	Exhibit C	Repair Schedule of Work

☐	Exhibit D	Repair Disbursement Request

☐	Exhibit E	Work Commenced at Mortgaged Property

☒	Exhibit F	Capital Replacements (required)

☐	Exhibit G	Description of Ground Lease

☒	Exhibit H	Organizational Chart of Borrower as of the Closing Date (required)

☒	Exhibit I	Designated Entities for Transfers and Guarantor(s) (required)

☒	Exhibit J	Licenses (required)

☒	Exhibit K	Furniture, Fixtures, Equipment and Motor Vehicles (required)

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☒	Exhibit L	Contracts (required)

☒	Exhibit M	Material Contracts (required)

☒	Exhibit N	Additional Mortgaged Property (required)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGES

Seniors Housing Loan and Security Agreement (CME)	Page 101

BORROWER: CARE GSL FREDERICKSBURG LLC, a Delaware limited liability company

By:	/s/ Salvatore (Torey) V. Riso, Jr.
Name:	Salvatore (Torey) V. Riso, Jr.
Title:	President and Chief Executive Officer

SIGNATURES CONTINUE ON FOLLOWING PAGE

Seniors Housing Loan and Security Agreement (CME)	Page 102

LENDER: KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation

By:	/s/ Crystal L. Williams
Name:	Crystal L. Williams
Title:	Vice President

Seniors Housing Loan and Security Agreement (CME)	Page 103

RIDER TO SENIORS HOUSING LOAN AND SECURITY AGREEMENT

(CME)

SENIORS HOUSING OPERATOR

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Article XI is deleted and replaced with the following:

  ARTICLE XI SENIORS HOUSING OPERATOR.

11.01	Additions to Definitions. The following terms, when used in this Loan Agreement, will have the following meanings or will add to the definitions in Article XIII, as applicable:

(a)	The term “Lease” includes any master lease agreement or operating lease under which control of the use or operation of part or all of the Mortgaged Property has been granted to another entity.

(b)	“Operating Lease” or “operating lease” means that Lease, dated as of September 20, 2011, entered into by and between Borrower, as landlord, and Operator, as tenant, leasing the Land and Improvements, together with certain personal property used in connection therewith, as described in said Lease, and all modifications, extensions or renewals.

(c)	“Operator” or “operator” means Greenfield Assisted Living of Fredericksburg, L.L.C., a Virginia limited liability company, the tenant of the Land and Improvements under the Operating Lease, together with its permitted successors and assigns.

11.02	Additional Covenants. In addition to those covenants contained in Article VI, Borrower covenants to Lender as follows:

(a)	Borrower will furnish to Lender (i) within 5 days after the receipt by Borrower from Operator, copies of any and all notices of Borrower’s default or failure to pay or perform an obligation under the Operating Lease, and/or (ii) immediately upon the issuance by Borrower to Operator, copies of any and all notices of Operator’s default or failure to pay or perform an obligation under the Operating Lease.

(b)	Borrower will not surrender, terminate, cancel, modify, renew or extend the Operating Lease; permit the change of the Operator; enter into any other agreement relating to the operation of the Facility with the Operator or any other Person; or consent to the assignment by the Operator of its

Rider to Seniors Housing Loan and Security Agreement (CME)

Seniors Housing Operator

interest under the Operating Lease or similar agreement, as applicable, in each case without the prior written approval of Lender, and in each such instance the approval by Lender of the Operating Lease; provided, however, with respect to a new operator, such consent may be conditioned upon Borrower delivering a Rating Confirmation as to such new operator. If at any time Lender consents to the appointment of a new operator of the Facility, such new operator and Borrower will, as a condition of Lender’s consent, execute an assignment of operating agreement, in a form acceptable to Lender in its discretion. If any such replacement operator is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to the Rating Agencies (unless waived by the Rating Agencies) with regard to nonconsolidation.

11.03	Additional Representations and Warranties. In addition to those representations and warranties contained in Article V, Borrower represents and warrants to Lender as follows:

(a)	Any management or similar agreement or Operating Lease between Borrower and Operator or between Operator and any management agent or operator of the Facility are in full force and effect and there is no default, breach or violation existing under any management or similar agreement or Operating Lease by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party under any management or similar agreement or Operating Lease.

11.04	Additional Events of Default. In addition to the Events of Default listed in Article IX, each of the following will also constitute an Event of Default:

(a)	With regard to the Operating Lease, (i) if the Operating Lease is terminated for any reason prior to the stated term of the Operating Lease or during any renewal period of the Operating Lease, or (ii) if Operator fails to exercise any or all renewal options contained in the Operating Lease or (iii) if Borrower and Operator amend, modify or revise in any way the Operating Lease without the prior written consent of Lender, which consent will be given in Lender’s sole and exclusive discretion or (iv) if a default occurs under the Operating Lease. Notwithstanding the foregoing, it will not be an Event of Default upon the occurrence of any of (i), (ii) or (iv), if Borrower has entered into a new operating lease for the Facility with a term commencing upon the termination of the existing Operating Lease (or as to circumstances described in clause (iv), commencing upon the termination of the existing Operating Lease, which will be on a date agreed to by Lender, in Lender’s sole and exclusive discretion), containing the same terms and conditions as such existing

Rider to Seniors Housing Loan and Security Agreement (CME)

Seniors Housing Operator

Operating Lease or including such other terms and conditions as Lender may have approved in writing, with a new operator for the Facility which Lender has approved in writing prior to the execution of the new operating lease, which approval will be given in Lender’s sole and exclusive discretion in accordance with the terms of Section 11.02(b).

(b)	Any change of the operator of the Facility or of any management agent of the Facility as of the date of this Instrument without Lender’s prior written consent, which consent will be given in Lender’s sole and exclusive discretion in accordance with the terms of Section 11.02(b); provided, however, that Sections 7.02(b) through 7.02(e) and the definition of “Controlling Entity” will apply to the Operator as modified solely for purposes of this subsection as follows: the word “Borrower” used in these subsections will be deleted and replaced with “Operator”.

(c)	Any failure by Operator to perform any of its obligations as and when required under any Loan Document which continues beyond the applicable cure period, if any, specified in that Loan Document.

11.05	Financial Reporting

(a)	Sections 6.07(d) and (e) are deleted and replaced with the following:

(d)	Form of Statements; Audited Financials. A natural person having authority to bind Borrower (or the SPE Equity Owner, Operator or guarantor, as applicable) will certify each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 11.05(b) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c)(i) and (iii), 6.07(f) and 11.05(b) will be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b), 6.07(c), 6.07(f) and 11.05(b) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(e)	Failure to Timely Provide Financial Statements. If Borrower fails to provide, or cause to be provided, in a timely manner the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 11.05(b), Lender will give Borrower Notice specifying the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 11.05(b) that Borrower has failed to provide or cause to be provided. If Borrower has not provided or caused to be provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late

Rider to Seniors Housing Loan and Security Agreement (CME)

Seniors Housing Operator

statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have the books and records relating to the Mortgaged Property audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender will become immediately due and payable and will become an additional part of the Indebtedness as provided in Section 9.02. Notice to Borrower of Lender’s exercise of its rights to require an audit will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(b)	In addition to those financial reporting covenants in Section 6.07, Borrower will cause Operator to furnish to Lender each of the following:

(i)	If, in connection with this Loan, the Borrower purchased the Mortgaged Property, then a statement of income and expenses for Operator’s operation of the Mortgaged Property from the origination date to the end of the first full calendar quarter following such origination date, such statement to be provided within 25 days after the end of such quarter; or, for all other cases (for example, a refinance of a loan, a purchase of partnership or other interests, or new debt being placed on the Mortgaged Property), a statement of income and expenses for Operator’s operation of the Mortgaged Property for the trailing 6 months, such statement to be provided within 25 days after the end of such quarter.

(ii)	After Borrower has caused Operator to furnish such statements required by Section 11.05(b)(i) above, within 25 days after the end of each subsequent calendar quarter of Operator, the following:

(A)	A Rent Schedule.

(B)	A statement of income and expenses for Operator’s operation of the Mortgaged Property for that calendar quarter.

(iii)	Within 25 days after the end of each fiscal quarter of Operator, Borrower will cause Operator to furnish to Lender a statement of changes in financial position of Operator relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal quarter.

(iv)	Within 90 days after the end of each fiscal year of Operator, Borrower will cause Operator to furnish to Lender each of the following:

(A)	An annual statement of income and expenses for Operator’s operation of the Mortgaged Property for that fiscal year.

Rider to Seniors Housing Loan and Security Agreement (CME)

Seniors Housing Operator

(B)	A statement of changes in financial position of Operator relating to the Mortgaged Property for that fiscal year.

(C)	A balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Operator.

(D)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(v)	Borrower will cause Operator to furnish to Lender each of the following:

(A)	Prior to a Securitization, and thereafter upon Lender’s reasonable request, a monthly Rent Schedule and a monthly statement of income and expenses for Operator’s operation of the Mortgaged Property.

(B)	Such other financial information or property management information (including, without limitation, information on tenants under Leases to the extent such information is available to Operator, copies of bank account statements from financial institutions where funds owned or controlled by Operator are maintained, and an accounting of security deposits) as may be required by Lender from time to time.

Rider to Seniors Housing Loan and Security Agreement (CME)

Seniors Housing Operator

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

RECYCLED BORROWER

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	The following is added as a new Section to Article V:

  Recycled Borrower.

5.40	(a) Underwriting Representations. Borrower hereby represents that from the date of its formation, each of the following is true:

(i)	Borrower is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business.

(ii)	Borrower has no judgments or liens of any nature against it except for tax liens not yet due.

(iii)	Borrower is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Loan Agreement, has received all permits necessary for it to operate.

(iv)	Borrower is not involved in any dispute with any taxing authority.

(v)	Borrower has paid all taxes which it owes.

(vi)	Borrower has never owned any real property other than the Mortgaged Property and personal property necessary or incidental to its ownership or operation of the Mortgaged Property and has never engaged in any business other than the ownership and operation of the Mortgaged Property.

(vii)	Borrower is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full.

(viii)	Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition.

Rider to Multifamily Loan and Security Agreement (CME)

Recycled Borrower

(ix)	Borrower has obtained a current Phase I environmental site assessment (“ESA”) for the Mortgaged Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation.

(x)	Borrower has no material contingent or actual obligations not related to the Mortgaged Property.

(xi)	Each amendment and restatement of Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to its amendment or restatement from time to time.

(b)	Separateness Representations. Borrower hereby represents that from the date of its formation, each of the following is true:

(i)	Borrower has not entered into any contract or agreement with any Related Party Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party.

(ii)	Borrower has paid all of its debts and liabilities from its assets.

(iii)	Borrower has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence.

(iv)	Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person.

(v)	Borrower has not had its assets listed as assets on the financial statement of any other Person.

(vi)	Borrower has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person.

(vii)	Borrower has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party Affiliate);

(viii)	Borrower has corrected any known misunderstanding regarding its status as a separate entity.

Rider to Multifamily Loan and Security Agreement (CME)

Recycled Borrower

(ix)	Borrower has conducted all of its business and held all of its assets in its own name.

(x)	Borrower has not identified itself or any of its affiliates as a division or part of the other.

(xi)	Borrower has maintained and utilized separate stationery, invoices and checks bearing its own name.

(xii)	Borrower has not commingled its assets with those of any other Person and has held all of its assets in its own name.

(xiii)	Borrower has not guaranteed or become obligated for the debts of any other Person.

(xiv)	Borrower has not held itself out as being responsible for the debts or obligations of any other Person.

(xv)	Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party Affiliate.

(xvi)	Borrower has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan.

(xvii)	Borrower has maintained adequate capital in light of its contemplated business operations.

(xviii)	Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

(xix)	Borrower has not owned any subsidiary or any equity interest in any other entity.

(xx)	Borrower has not incurred any indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents.

(xxi)	Borrower has not had any of its obligations guaranteed by an Affiliate or other Related Party Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

Rider to Multifamily Loan and Security Agreement (CME)

Recycled Borrower

(xxii)	None of the tenants holding leasehold interests with respect to the Mortgaged Property are an Affiliate of Borrower or other Related Party Affiliate.

B.	The following definition is added to Article XII:

“Related Party Affiliate” means any of the Borrower’s Affiliates, constituents, or owners, or any guarantors of any of the Borrower’s obligations or any Affiliate of any of the foregoing.

Rider to Multifamily Loan and Security Agreement (CME)

Recycled Borrower

RIDER TO SENIORS HOUSING LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

REPLACEMENT RESERVE FUND – IMMEDIATE DEPOSITS

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 4.04 is deleted and replaced with the following:

4.04	Replacement Reserve Fund.

(a)	Deposits to Replacement Reserve Fund. On the Closing Date, the parties will establish the Replacement Reserve Fund and Borrower will pay the Initial Deposit to Lender for deposit into the Replacement Reserve Fund. Commencing on the date the first installment of principal and/or interest is due under the Note and continuing on the same day of each successive month until the Loan is paid in full, Borrower will pay the Monthly Deposit to Lender for deposit into the Replacement Reserve Fund, together with its regular monthly payments of principal and/or interest as required by the Note. A transfer of funds into the Replacement Reserve Fund from the Repair Reserve Fund, pursuant to the terms of Section 4.03(e), if applicable, will not alter or reduce the amount of any deposits to the Replacement Reserve Fund.

(b)	Fees Deducted From Replacement Reserve Fund. Lender will be entitled to deduct from the Replacement Reserve Fund (i) the Investment Fee for establishing the Replacement Reserve Fund and (ii) the Inspection Fee for any inspection required pursuant to this Section 4.04. If Lender, in its discretion, retains a professional inspection engineer or other qualified third party to inspect any Capital Replacements pursuant to the terms of Section 6.06, Lender also will be entitled to deduct from the Replacement Reserve Fund an amount sufficient to pay all reasonable fees and expenses charged by such third party inspector.

(c)	Adjustments to Replacement Reserve Fund. Lender reserves the right to adjust the amount of the Monthly Deposit based on Lender’s assessment of the physical condition of the Mortgaged Property. Unless the Loan has an initial term of greater than 120 months, Lender will not make such an adjustment prior to the date that is 120 months after the first installment due date, nor more frequently than every 10 years thereafter during the term of the Loan. Upon Notice from Lender or Loan Servicer, Borrower will begin paying the Revised Monthly Deposit on the first monthly payment date that is at least 30 days after the date of Lender’s or Loan Servicer’s Notice. If Lender or Loan Servicer does not provide Borrower with Notice of a Revised Monthly Deposit, Borrower will continue to pay the Monthly Deposit or the Revised Monthly Deposit then in effect.

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

(d)	Insufficient Amount in Replacement Reserve Fund. If Borrower requests disbursement from the Replacement Reserve Fund for a Capital Replacement in accordance with this Loan Agreement in an amount which exceeds the amount on deposit in the Replacement Reserve Fund, Lender will disburse to Borrower only the amount on deposit in the Replacement Reserve Fund. Borrower will pay all additional amounts required in connection with any such Capital Replacement from Borrower’s own funds.

(e)	INTENTIONALLY OMITTED.

(f)	INTENTIONALLY OMITTED.

(g)	Disbursements from Replacement Reserve Fund.

(i)	Requests for Disbursement. Lender will disburse funds from the Replacement Reserve Fund as follows:

(A)	Borrower’s Request. If Borrower determines, at any time or from time to time, that a Capital Replacement is necessary or desirable, Borrower will perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(B)	Lender’s Request. If Lender reasonably determines at any time or from time to time, that a Capital Replacement is necessary for the proper maintenance of the Mortgaged Property, it will so notify Borrower, in writing, requesting that Borrower obtain and submit to Lender bids for all labor and materials required in connection with such Capital Replacement. Borrower will submit such bids and a time schedule for completing each Capital Replacement to Lender within 30 days after Borrower’s receipt of Lender’s Notice. Borrower will perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(C)	Borrower’s Requests for Incremental Disbursements. Notwithstanding the provisions of Sections 4.04(g)(i)(A) and (B) above, Borrower shall have the right to request reimbursement for a portion of the cost of any Capital Replacement performed under this Agreement (each, a “Partial Payment”) prior to the completion of such Capital Replacement provided that each of the following conditions are satisfied:

(1)	the cost of such Capital Replacement shall exceed $50,000;

(2)	prior to the commencement of such Capital Replacement, Lender shall receive the following, all of which shall be acceptable to Lender in its discretion: (a) the agreement(s) of each contractor and material supplier providing labor or materials for such Capital Replacement, and (b) a proposed schedule of disbursements for such Capital Replacement that sets forth the amount and timing of each proposed Partial Payment and that specifies what portion of the Capital Replacement shall be completed prior to the disbursement of each Partial Payment (such schedule, as approved by Lender, the “Schedule of Disbursement”);

(3)	prior to the disbursement of each such Partial Payment, Lender receives the following: (a) evidence satisfactory to Lender that all work required under the Schedule of Disbursement to be completed prior to such Partial Payment has been completed, (b) evidence satisfactory to Lender that the amount of such Partial Payment has been paid (or, subject to the requirements of this paragraph, will be paid from such disbursement) and does not exceed the amount contemplated in the Schedule of Disbursement, and (c) if required by Lender, partial lien waivers from any contractor and/or material

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

supplier providing labor or materials for such Capital Replacement. Upon Borrower’s request, Lender may in its discretion agree that such Partial Payment may be used to pay amounts owed to any contractor and/or material supplier providing labor or materials for such Capital Replacement rather than to reimburse Borrower for such payment, in which event such disbursements shall be made by Lender either directly to such contractor or supplier on behalf of Borrower or by joint check to Borrower and such contractor or supplier, as Lender shall elect at its sole option.

(ii)	Conditions Precedent. Disbursement from the Replacement Reserve Fund will be made no more frequently than once every Replacement Reserve Disbursement Period and, except for the final disbursement, no disbursement will be made in an amount less than the Minimum Replacement Disbursement Request Amount. Disbursements (including any disbursements for Partial Payments) will be made only if the following conditions precedent have been satisfied, as reasonably determined by Lender in Lender’s Discretion:

(A)	Each Capital Replacement has been performed and/or installed on the Mortgaged Property in a good and workmanlike manner with suitable materials (or in the case of a partial disbursement, performed and/or installed on the Mortgaged Property to an acceptable stage), in accordance with good building practices and all applicable laws, ordinances, rules and regulations, building setback lines and restrictions applicable to the Mortgaged Property, and has been paid for by Borrower as evidenced by copies of all applicable paid invoices or bills submitted to Lender by Borrower at the time Borrower requests disbursement from the Replacement Reserve Fund.

(B)	There is no condition, event or act that would constitute a default (with or without Notice and/or lapse of time).

(C)	No Lien or claim based on furnishing labor or materials has been recorded, filed or asserted against the Mortgaged Property, unless Borrower has properly provided a bond or other security against loss in accordance with applicable law.

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

(D)	All licenses, permits and approvals of any Governmental Authority required for the Capital Replacement as completed to the applicable stage have been obtained and submitted to Lender upon Lender’s request.

(h)	Right to Complete Capital Replacements. If Borrower abandons or fails to proceed diligently with any Capital Replacement in a timely fashion or an Event of Default occurs and continues under this Loan Agreement for 30 days after Notice of such failure by Lender to Borrower, Lender will have the right (but not the obligation) to enter upon the Mortgaged Property and take over and cause the completion of such Capital Replacement. However, no such Notice or cure period will apply in the case of such failure which could, in Lender’s sole and absolute judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, tenants or third parties or impairment of the security given under this Loan Agreement, the Security Instrument or any other Loan Document. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is irrevocably appointed the attorney in fact for Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Capital Replacement and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Capital Replacement) and do any and all things necessary or proper to complete any Capital Replacement, including signing Borrower’s name to any contracts and documents as may be deemed necessary by Lender. In no event will Lender be required to expend its own funds to complete any Capital Replacement, but Lender may, in Lender’s Discretion, advance such funds. Any funds advanced will be added to the Indebtedness, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Note, this Loan Agreement, the Security Instrument and any other Loan Document pertaining to the protection of Lender’s security and advances made by Lender.

(i)	Completion of Capital Replacements. Lender’s disbursement of monies from the Replacement Reserve Fund or other acknowledgment of completion of any Capital Replacement in a manner satisfactory to Lender in Lender’s Discretion will not be deemed a certification by Lender that the Capital Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority. Borrower will at all times have the sole responsibility for ensuring that all Capital Replacements are completed in accordance with all such requirements of any Governmental Authority.

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

B.	The following definitions are added to Article XIII:

“Initial Deposit” means $0.

“Minimum Replacement Disbursement Request Amount” means $5,000.00

“Monthly Deposit” means $754.00.

“Replacement Reserve Deposit” means the Initial Deposit, the Monthly Deposit and/or the Revised Monthly Deposit, as appropriate.

“Replacement Reserve Disbursement Period” means the interval between disbursements from the Replacement Reserve Fund, which interval will be no shorter than once a month.

“Replacement Reserve Fund” means the account established pursuant to this Loan Agreement to defray the costs of Capital Replacements.

“Revised Monthly Deposit” means the adjusted amount per month that Lender determines Borrower must deposit in the Replacement Reserve Fund following any adjustment determination by Lender pursuant to Section 4.04(c).

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Replacement Reserve Fund – Immediate Deposits

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

ENTITY GUARANTOR

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	The following is added as a new subsection to Section 9.01:

(w)	Guarantor fails to comply with the provisions of the Section of the Guaranty entitled “Material Adverse Change” or “Minimum Net Worth/Liquidity Requirements”, as applicable.

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Entity Guarantor

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

MONTH TO MONTH LEASES

(Revised 1-11-2012)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 5.11 is deleted and replaced with the following:

5.11	Term of Leases. Unless otherwise approved in writing by Lender, all Leases for residential dwelling units with respect to the Mortgaged Property are on forms acceptable to Lender, are for initial terms of at least 6 months and not more than 2 years, and do not include options to purchase; provided, however, that up to 100% of all Leases may be for an initial term of less than 6 months, but not less than 1 month.

B.	Section 6.15(a) is deleted and replaced with the following:

(a) Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units will be on forms acceptable to Lender, will be for initial terms of at least 6 months and not more than 2 years, and will not include options to purchase; provided, however, that up to 100% of all Leases may be for an initial term of less than 6 months, but not less than 1 month.

Rider to Multifamily Loan and Security Agreement (CME and Portfolio)

Month to Month Leases

RIDER TO SENIORS HOUSING LOAN AND SECURITY AGREEMENT

(CME)

AFFILIATE TRANSFER

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 7.03(d) is deleted and replaced with the following:

(d)	Affiliate Transfer. A Transfer of any direct or indirect interests in Borrower held by an entity wholly-owned and controlled by Care Investment Trust Inc., a Maryland corporation, to one or more of its Affiliates (“Affiliate Transfer”) provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed Affiliate Transfer and pays to Lender the Transfer Review Fee.

(ii)	At the time of the proposed Affiliate Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(iii)	Lender determines, in Lender’s Discretion, that the Affiliate meets Lender’s eligibility, credit, management and other standards for seniors housing properties.

(iv)	After the Affiliate Transfer, Control and management of the day-to-day operations of Borrower and the Facility continue to be held by the Person exercising such Control and management immediately prior to the Affiliate Transfer and there is no change in the Guarantor, if applicable.

(v)	Lender receives organizational charts reflecting the structure of Borrower prior to and after the Affiliate Transfer.

(vi)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Affiliate Transfer.

(vii)	At the time of the Affiliate Transfer, Borrower pays a $25,000 Transfer Fee to Lender.

(viii)	If a nonconsolidation opinion was delivered on the Closing Date and if, after giving effect to the Affiliate Transfer and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or

Rider to Multifamily Loan and Security Agreement (CME)

Affiliate Transfer

indirect interest in Borrower as of the Closing Date, Borrower delivers to Lender an opinion of counsel for Borrower, in form and substance satisfactory to Lender and to the Rating Agencies, with regard to nonconsolidation.

(ix)	If required by Lender, Lender receives confirmation acceptable to Lender that the requirements of Section 6.13 continue to be satisfied.

(x)	Borrower delivers to Lender a search confirming that the Affiliate is not on the list of Specially Designated Nationals or other blocked persons published by the U.S. Office of Foreign Assets Control, or on the list of persons or entities prohibited from doing business with the Department of Housing and Urban Development.

B.	The following definition is added to Article XIII:

“Affiliate Transfer” is defined in Section 7.03(d).

Rider to Multifamily Loan and Security Agreement (CME)

Affiliate Transfer

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

CASH MANAGEMENT AGREEMENT

(Revised 9-1-2011)

The following modifications are made to the Loan Agreement which precedes this Rider:

A.	The definition of Collateral Agreement in Article XII is deleted and replaced with the following:

“Loan Documents” means the Note, the Security Instrument, this Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements (including the Clearing Account Agreement and the Cash Management Agreement), UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

B.	The following definitions are added to Article XII:

“Cash Management Agreement” means that certain cash management agreement dated the same date as this Loan Agreement among Borrower, Lender and Property Manager.

“Clearing Account Agreement” means that certain clearing account agreement dated the same date as this Loan Agreement among Borrower, Lender and Clearing Bank.

“Clearing Bank” is defined in the Clearing Account Agreement.

Rider to Multifamily Loan and Security Agreement (CME)

Affiliate Transfer

RIDER TO SENIORS HOUSING LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

TRADE NAMES

(Revised 1-11-2012)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	The following new subsection is added to Section 6.29 as follows:

—.	Lender’s Right To Use Trade Name. Notwithstanding anything contained in this Loan Agreement, Borrower agrees that Lender will have an irrevocable license, coupled with an interest and for which consideration has been paid and received, to use the name “Greenfield Assisted Living of Fredericksburg” and/or associated trademark rights and trade names relating to any of the Mortgaged Property for a period not to exceed 120 days after the date Lender acquires the Mortgaged Property by foreclosure or deed-in-lieu of foreclosure.

ARTICLE XVI B. SUBSECTION “(XV)” OF THE DEFINITION OF “MORTGAGED PROPERTY” IN ARTICLE XIII IS DELETED AND REPLACED WITH THE FOLLOWING:

(xv)	all names under or by which any of the Mortgaged Property may be operated or known, and all trademarks, trade names and goodwill relating to any of the Mortgaged Property; provided however, that the name “Greenfield Assisted Living of Fredericksburg” and/or associated trademark rights are not assigned to Lender, subject to Section 6.29 of this Loan Agreement.

Rider to Multifamily Loan and Security Agreement (CME)

Affiliate Transfer

EXHIBIT A

DESCRIPTION OF THE LAND

ALL that certain piece, parcel or tract of land situate, lying and being in County of Stafford, Commonwealth of Virginia, being known and designated as Lot 1, Section One, Golden Rose, according to a plat of survey recorded in the Clerk’s Office, of the Circuit Court of Stafford County, Virginia, in Plat Book 23, at pages 134 and 135, and containing 4.985 acres according to a more recent plat of survey entitled “1001 North Side Drive, Stafford County, Fredericksburg, Virginia”, dated August 11, 2011, by Site Design, Inc., and according to said plat, having the following metes and bounds to wit:

BEGINNING at an old  1/2” rebar iron pin located on the Eastern right of way of Northside Drive (SR1107) at the joint corner of Corporation of the Presiding Bishop of the Church of Jesus Christ of the Latter Day Saints property (Lot 2, Section One, Golden Rose), now or formerly, said iron pin also being 55.8± feet North of the Northern right of way of White Oak Road (SR 218); thence running along the Eastern right of way of North Side Drive (SR 1107) N 30°48’10” W 625.59 feet to an old  1/2” rebar iron pin; thence N 31°57’14” W 313.60 feet to an old  1/2” rebar iron pin: thence turning and running still with said right of way and also with the common line of Donya Currie Property, now or formerly, N 65°35’41” E 100.32 feet to an old  1/2” rebar iron pin at the joint corner of Robert J. & Virginia B. Grogan Property, now or formerly, crossing over an old  1/2” rebar iron pin at 19.36 feet located on said Eastern right of way of Northside Drive (SR1107) and at the joint corner of said Currie Property; thence turning and running along the common line of the Grogan property S 74°40’52” E 481.77 feet to an old  3/4” open top iron pin on the common line of Star Broadcasting Corporation property, now or formerly; thence turning and running along the common line of the Star Broadcast Corporation property S 04°29’46” W 177.97 feet to an old  1/2” rebar iron pin at the joint corner of Corporation of the Presiding Bishop of the Church of Jesus Christ of the Latter Day Saints property (Lot 2, Section One, Golden Rose), now or formerly; thence turning and running along the common line of Lot 2, Section One, Golden Rose, S 05°53’28” W 543.04 feet to the point and place of beginning.

BEING the same real estate conveyed to Care GSL Fredericksburg LLC from Greenfield Assisted Living of Fredericksburg, L.L.C. by Deed dated September 20, 2011, recorded in the Clerk’s Office, Circuit Court, Stafford County, Virginia in Instrument No. LR110016244.

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EXHIBIT B

MODIFICATIONS TO SENIORS HOUSING LOAN AND SECURITY AGREEMENT

1.	Section 5.04(b) of the Loan Agreement is deleted and the following is inserted in lieu thereof:

“(b)	Without limiting the generality of subsection (a) above, neither Borrower, to the best of Borrower’s knowledge after due inquiry and investigation, any operator of the Facility, nor the Facility are subject to any proceeding, suit or investigation by any Governmental Authority and neither Borrower nor to the best of Borrower’s knowledge after due inquiry and investigation, any operator of the Facility has received any notice from any Governmental Authority which may, directly or indirectly, or with the passage of time, result in the imposition of a fine, or interim or final sanction, or would (i) have a Material Adverse Effect, (ii) result in the appointment of a receiver or trustee, (iii) affect Borrower’s or any operator of the Facility’s ability to accept and retain residents, (iv) result in the Downgrade, revocation, transfer, surrender or suspension, or non-renewal or reissuance or other impairment of any License, or (v) affect Borrower’s or operator’s continued participation in any Governmental Payor Program, or any successor programs thereto, at current rate certifications.”

2.	Sections 5.07(b) and (c) are deleted and the following are inserted in lieu thereof:

“(b)	Without limiting the generality of subsection (a) above, Borrower, any operator of the Facility, and the Facility (and its operation) and all residential care agreements and residential Leases are in compliance with the applicable provisions of all laws, regulations, ordinances, orders or standards of any Governmental Authority having jurisdiction over the operation of the Facility (including any Governmental Payor Program requirements and disclosure of ownership and related information requirements), including without limitation: (i) Healthcare Laws, Privacy Laws, fire and safety codes and building codes (and no waivers of such requirements exist at the Facility); (ii) laws, rules, regulations and published interpretations thereof regulating the preparation and serving of food; (iii) laws, rules, regulations and published interpretations thereof regulating the handling and disposal of medical or biological waste; (iv) the applicable provisions of all laws, rules, regulations and published interpretations thereof to which Borrower or the Facility is subject by virtue of its Intended Use; and (v) all criteria established to classify the Facility as housing for older persons under the Fair Housing Amendments Act of 1988.

(c)	Borrower has received no written notice of, and is not aware of, any violation of applicable antitrust laws or securities laws relating to the Facility, the Borrower, or any operator of the Facility.”

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3.	Section 5.09(f) is deleted and the following is inserted in lieu thereof:

“(f)	Neither the execution and delivery of the Note, this Loan Agreement, the Security Instrument nor any other Loan Document, Borrower’s performance under the Loan Documents, nor the recordation of the Security Instrument, nor the exercise of any remedies by Lender pursuant to the Loan Documents, at law or in equity, will adversely affect the Licenses. Notwithstanding anything to the contrary contained in this subsection, the exercise of certain remedies by Lender against the Operator pursuant to the Subordination, Non-Disturbance and Attornment Agreement which results in the termination of the Master Lease or the operation of the Property directly by Lender may adversely affect the Licenses.”

4.	Section 5.14 is deleted and the following is inserted in lieu thereof:

“5.14	Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all Taxes prior to delinquency which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against the Mortgaged Property or any part of the Mortgaged Property.”

5.	Section 5.32 of the Loan Agreement must be deleted and replaced with the following:

“Medicare and Medicaid. Borrower represents and warrants that neither Borrower nor any management agent for the Mortgaged Property or any operator of the Mortgaged Property currently participates in any Governmental Payor Program in connection with the operation of the Mortgaged Property.”

6.	Section 5.34 is deleted and the following is inserted in lieu thereof:

“5.34	No Transfer or Pledge of Licenses. The Licenses, including, without limitation, the certificate of need, may not be, and have not been, transferred to any location other than the Facility, have not been pledged as collateral security for any other loan or indebtedness (other than existing debt being refinanced by this Loan, the liens for which have been released), and are held free from restrictions or known conflicts that would materially impair the use or operation of the Facility for its Intended Use, and are not provisional, probationary, or restricted in any way.”

7.	Section 5.35 is deleted and the following is inserted in lieu thereof:

“5.35	No Pledge of Receivables. Neither Borrower nor the operator of the Facility has pledged its receivables as collateral security for any other loan or indebtedness (other than existing debt being refinanced by this Loan, the liens for which have been released).”

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8.	Section 5.38 is deleted and the following is inserted in lieu thereof:

“5.38	No Facility Deficiencies, Enforcement Actions or Violations.

(a)	The Facility has not received a statement of charges or deficiencies (other than with respect to non-material deficiencies that have been noted during routine licensure surveys and that have been cured) and no penalty enforcement actions have been undertaken against the Facility, the operator of the Facility or Borrower or against any officer, director or stockholder thereof, by any Governmental Agency during the last three calendar years, and there have been no violations over the past three years that have threatened the Facility’s or the operator of the Facility’s or Borrower’s certification for participation in any third-party payor programs.”

(b)	[RESERVED]”

9.	Section 6.01 is deleted and the following is inserted in lieu thereof:

“6.01	Compliance with Laws. Borrower will comply with all laws, ordinances, rules, regulations and requirements of any Governmental Authority having jurisdiction over the Mortgaged Property and all recorded covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits and environmental regulations, Leases and the maintenance and disposition of tenant security deposits. Borrower will take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at the Mortgaged Property, including those that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property. Borrower will at all times maintain or cause to be maintained records sufficient to demonstrate compliance with the provisions of this Section 6.01.”

10.	Section 6.04(a) is deleted and the following is inserted in lieu thereof:

“(a)	Prohibited New Non-Residential Leases or Modified Non-Residential Leases. Borrower will not enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease (but not including any Non-Residential Lease in existence on the date of this Loan Agreement which may be terminated at Borrower’s option so long as Borrower provides notice of such termination to Lender promptly thereafter) without the prior written consent of Lender; provided, however, that Lender’s prior written consent and prior written approval shall not be required with respect to Non-Residential Leases covering floor space not exceeding 2,000 square feet and further providing that no residential units are converted to commercial leased space.”

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11.	Section 6.04(d) is deleted and the following is inserted in lieu thereof:

“(d)	Subordination and Attornment Requirements. All new Non-Residential Leases and Modified Non-Residential Leases will specifically include the following provisions:

(i)	The Lease is subordinate to the Lien of the Security Instrument, with such subordination to be self-executing.

(ii)	The tenant will attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner.

(iii)	The tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request.

(iv)	The tenant will, upon receipt of a written request from Lender following the occurrence of and during the continuance of an Event of Default, pay all Rents payable under the Lease to Lender.

(v)	If Lender or a purchaser at a foreclosure sale so elects, the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property.

(vi)	After a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease without payment of any fee or penalty.”

12.	Section 6.07(b) is deleted and the following is inserted in lieu thereof:

“(b)	Delivery of Statement of Income and Expenses; Rent Schedule and Other Statements. Borrower will furnish to Lender each of the following:

(i)	Within 25 days after the end of each calendar quarter prior to Securitization and within 35 days after each calendar quarter after Securitization (provided however that the statement of changes and other information set forth in Section 6.07(b)(i)(C) may be provided within 45 days after each calendar quarter after Securitization), each of the following:

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(A)	A Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

(B)	A statement of income and expenses for Borrower’s operation of the Mortgaged Property that is either of the following:

(a)	For the 12 month period ending on the last day of such quarter.

(b)	If at the end of such quarter Borrower or any Affiliate of Borrower has owned the Mortgaged Property for less than 12 months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliate, and ending on the last day of such quarter.

(C)	A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal quarter.

(ii)	Within 120 days after the end of each fiscal year of Borrower, each of the following:

(1)	An annual statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year.

(2)	A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year.

(3)	A balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Borrower.

(4)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(iii)	Within 30 days after the date of filing, copies of all tax returns filed by Borrower.”

13.	Section 6.07(c) is deleted and the following is inserted in lieu thereof:

“(c)	Delivery of Borrower Financial Statements Upon Request. Borrower will furnish or cause to be furnished to Lender each of the following:

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(i)	Upon Lender’s request, in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower’s operation of the Mortgaged Property, in each case within 25 days after the end of each month.

(ii)	Upon Lender’s request in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a statement that identifies all owners of any interest in Borrower and any Designated Entity for Transfers and the interest held by each (unless Borrower or any Designated Entity for Transfers is a publicly-traded entity in which case such statement of ownership will not be required), and if Borrower or a Designated Entity for Transfers is a corporation then all officers and directors of Borrower and the Designated Entity for Transfers, and if Borrower or a Designated Entity for Transfers is a limited liability company then all Managers who are not members, in each case within 10 business days after such request.

(iii)	Upon Lender’s request in Lender’s Discretion, such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time, in each case within 30 days after such request.

(iv)	Upon Lender’s request in Lender’s Discretion, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender within 45 days after such request. However, Lender will not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.”

14.	Section 6.07(f) is deleted and the following is inserted in lieu thereof:

“(f)	Delivery of Guarantor and SPE Equity Owner Financial Statements Upon Request. Borrower will cause each Guarantor and, at Lender’s request in Lender’s Discretion, any SPE Equity Owner, to provide to Lender (i) within 120 days after the close of such party’s fiscal year, such party’s balance sheet and profit and loss statement (or if such party is a natural person, within 120 days after the close of each calendar year, such party’s personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete; and (ii) such additional financial information (including copies of state and federal tax returns with respect to any SPE Equity

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Owner but Lender will only require copies of such tax returns with respect to each Guarantor if an Event of Default has occurred and is continuing) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender. Provided no Event of Default has occurred and is continuing and so long as Guarantor is publicly traded on a nationally recognized stock exchange and so long as the Guarantor certifies to Lender that such filings are true, correct and complete, the filings required to be made by the applicable statutes and regulations will fulfill the requirements of sub-section (i) hereof.”

15.	Section 6.08(b) is deleted and the following is inserted in lieu thereof:

“(b)	Payment of Operating Expenses. Subject to the provisions of Section 6.08(c), Borrower will (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, Repairs and Capital Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay Insurance premiums, within the time periods set forth in Section 6.10(e) prior to the expiration date of each policy of Insurance, unless applicable law specifies some lesser period.”

16.	Section 6.09(c) is deleted and the following is inserted in lieu thereof:

“(c)	Preservation of Mortgaged Property. Borrower will restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not Insurance proceeds or Condemnation awards are available to cover any costs of such Restoration or repair; provided, however, that Borrower will not be obligated to perform such Restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available Insurance proceeds and/or Condemnation awards to the payment of Indebtedness pursuant to Section 6.10(j) or Section 6.11(d). For the purposes hereof, the term “original condition” shall mean the condition of the Mortgaged Property as of the date of this Agreement, as enhanced or improved by (i) any repairs or replacements required under the terms of this Agreement or any other Loan Document to be completed prior to the date of such damage or destruction, and (ii) any repairs or replacements otherwise completed prior to the date of such damage or destruction to the extent the same were completed in accordance with the applicable terms and conditions of this Agreement and the other Loan Documents.”

17.	Section 6.09(d) is deleted and the following is inserted in lieu thereof:

“(d)	Property Management. Borrower will or will cause the Operator to provide for professional management of the Mortgaged Property by the Property Manager at all times under a property management agreement approved by Lender in writing. Borrower will not and will cause the Operator not to surrender, terminate,

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cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the overall management or operation of the Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent will not be unreasonably withheld. If at any time Lender consents to the appointment of a new Property Manager, such new Property Manager and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender. If any such replacement Property Manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered on the Closing Date, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to the Rating Agencies (unless waived by the Rating Agencies) with regard to nonconsolidation.”

18.	Section 6.09(e) is deleted and the following is inserted in lieu thereof:

“(e)	Alteration of Mortgaged Property. Borrower will give Notice to Lender of and, unless otherwise directed in writing by Lender, will appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement. Borrower will not (and will not permit any tenant or other Person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) Repairs or Capital Replacements pursuant to the terms of Sections 4.03 or 4.04, (ii) in connection with the replacement of tangible Personalty, (iii) if Borrower is a cooperative housing corporation or association, to the extent permitted with respect to individual dwelling units under the form of a proprietary lease or occupancy agreement, (iv) Repairs and Capital Replacements in connection with making an individual unit ready for a new occupant or pursuant to the terms of Sections 6.09(a) and (c), and (v) Repairs made in connection with and pursuant to the Repair Schedule of Work, if applicable. Notwithstanding any provisions to the contrary in this Section 6.9(e), as long as no Event of Default, or any event which, with the service of notice, passage of time, or both, if incurred, would constitute an Event of Default hereunder has occurred and is continuing, Borrower shall be entitled to make improvements or alterations to the Improvements on the Mortgaged Property from time to time, subject to the following restrictions: (i) such alterations and additions are completed in a lien free and good and workmanlike manner in accordance with applicable laws and the provisions of this Loan Agreement, (ii) neither the performance nor completion of the alterations or additions (A) adversely affects the structural integrity of the Improvements or the occupancy of the Improvements, (B) changes unit configurations, or (C) reduces the total number of units, and (iii) the aggregate costs of all such alterations and additions does not exceed $100,000 per year.”

19.	Section 6.10(a)(ii) is deleted and the following is inserted in lieu thereof:

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“(ii)	Commercial General Liability. Commercial general liability Insurance on a claims made and/or occurrence-based policy form that insures against legal liability resulting from bodily injury, property damage, personal injury and advertising injury, and includes contractual liability coverage and any and all claims, including all legal liability (to the extent insurable) imposed upon Borrower and all Attorneys’ Fees and Costs arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence; umbrella or excess liability coverage with minimum limits in the aggregate and per occurrence of $1,000,000 in coverage for each story of the Improvements with a maximum required coverage of $8,000,000 (provided, however, that if the Indebtedness is $3,000,000 or less and the Improvements have 3 stories or fewer, then no umbrella or excess liability coverage is required); and if the Borrower owns, leases, hires, rents, borrowers, uses, or has another use on its behalf a vehicle in conjunction with the operation of the Mortgaged Property, vehicle liability Insurance of not less than $1,000,000 per occurrence. The maximum per occurrence deductible or self-insured retention, or combined deductible or self-insured retention, for all coverage required under this Section 6.10(a)(ii), will not exceed $35,000.”

20.	Section 6.10(a)(x) is deleted and the following is inserted in lieu thereof:

“(x)	Other. Such other Insurance against loss or damage with respect to the Improvements and Personalty located on the Mortgaged Property as required by Lender to the extent available (including liquor/dramshop and Mold Insurance) provided such Insurance is of the kind for risks from time to time customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property or which Lender may deem necessary in Lender’s Discretion.”

21.	Section 6.10(e) is deleted and the following is inserted in lieu thereof:

“(e)	Evidence of Insurance; Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy (or duplicate original), and Borrower will promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Property is continuously covered by the required Insurance policies and will deliver to Lender evidence acceptable to Lender in Lender’s Discretion that each policy has been renewed at least 15 10 days prior to the expiration date of such Insurance policy provided, however, that such evidence that the policy has been renewed may be provided to Lender at least 5 days prior to the expiration date if and only if the policy contains a “Lenders Endorsement” stating that the Lender’s coverage will not be terminated in the event the policy is not renewed prior to expiration. If the evidence of a renewal does not include a

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legible copy of the renewal policy (or duplicate original), Borrower will deliver a legible copy of such renewal policy (or duplicate original) in a form satisfactory to Lender in Lender’s Discretion prior to the earlier of (i) 60 days after the expiration date of the original policy, or (ii) the date of any Notice to Lender under Section 6.10(i).”

22.	Section 6.10(i)(i) is deleted and the following is inserted in lieu thereof:

“(i)	Obligations Upon Casualty; Proof of Loss.

(i)	In the event of loss for which the total cost of repair is equal to $25,000 or greater, Borrower will give immediate written notice to the Insurance carrier and to Lender.”

23.	Section 6.10(i)(ii)(A) is deleted and the following is inserted in lieu thereof:

“(A)	Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent to its original condition, or to a condition approved by Lender (“Restoration”). If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar multifamily properties. For the purposes hereof, the term “original condition” shall mean the condition of the Mortgaged Property as of the date of this Agreement, as enhanced or improved by (i) any repairs or replacements required under the terms of this Agreement or any other Loan Document to be completed prior to the date of such damage or destruction, and (ii) any repairs or replacements otherwise completed prior to the date of such damage or destruction to the extent the same were completed in accordance with the applicable terms and conditions of this Agreement and the other Loan Documents.”

24.	Section 6.13(a)(i) is deleted and the following is inserted in lieu thereof:

“(i)	It will not engage in any business or activity, other than the ownership, operation, leasing and maintenance of the Mortgaged Property and activities incidental thereto.”

25.	Section 6.13(a)(v) is deleted and the following is inserted in lieu thereof:

“(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of

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the foregoing. Notwithstanding the foregoing, it is acknowledged that prior to the date hereof Borrower admitted Care Investment Trust Inc. as a second member of Borrower, and that such admission shall not be deemed a violation of this Section.”

26.	Section 6.13(a)(ix) is deleted and the following is inserted in lieu thereof:

“(ix)	It will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name, except as required under the terms of the Cash Management Agreement – Seniors (CME), and the Clearing Account Agreement – Seniors (CME) each dated of even date herewith.”

27.	Section 6.13(a)(xi) is deleted and the following is inserted in lieu thereof:

“(xi)	It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person, except as required under the terms of the Cash Management Agreement – Seniors (CME) and the Clearing Account Agreement – Seniors (CME) each dated of even date herewith; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets will also be listed on Borrower’s own separate balance sheet. Notwithstanding the foregoing, it is acknowledged that prior to the date hereof, Borrower maintained joint bank accounts with Related Borrowers and Care Investment Trust, Inc., and that such previously existing joint accounts shall not be a violation of this section.”

28.	Section 6.13(a)(xii) is deleted and the following is inserted in lieu thereof:

“(xii)	Except for (a) capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, (b) the Master Lease and (c) the Contribution Agreement, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.”

29.	Section 6.13(a)(xiii) is deleted and the following is inserted in lieu thereof:

“(xiii)	It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person, except as required under the terms of the Cash Management Agreement Seniors (CME) and the Clearing Account Agreement – Seniors (CME) each dated of even date herewith.”

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30.	Section 6.13(a)(xiv) is deleted and the following is inserted in lieu thereof:

“(xiv)	It will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person (other than in connection with the Loan and the Cross-Collateralization Agreement), or hold out its credit as being available to satisfy the obligations of any other Person except as set forth in the Contribution Agreement.”

31.	Section 6.13(a)(xviii) is deleted and the following is inserted in lieu thereof:

“(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due. provided, however, that compliance with this subsection shall not require the members of the Borrower to make additional capital contributions.”

32.	Section 6.13(a)(xx) is deleted and the following is inserted in lieu thereof:

“(xx)	It will pay (or cause the Property Manager or any operator of the Facility to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from Borrower’s own funds, provided, however, that compliance with this subsection shall not require the members of the Borrower to make additional capital contributions.”

33.	Section 6.13(a)(xxiii) is deleted and the following is inserted in lieu thereof:

“(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds, provided, however, that compliance with this subsection shall not require the members of the Borrower to make additional capital contributions.”

34.	The final paragraph of Section 6.17 is deleted and the following is inserted in lieu thereof:

“Borrower acknowledges and agrees that, in connection with each request by Borrower under this Loan Agreement or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender and Loan Servicer, including any fees charged by the Rating Agencies, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Loan Agreement will be deemed a part of the Indebtedness, will be secured by the Security Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.”

Seniors Housing Loan and Security Agreement (CME)	Page B-12

35.	Section 6.22(a) is deleted and the following is inserted in lieu thereof:

“(a)	Borrower will, or will cause any operator of the Facility to, furnish to Lender, within 10 days after receipt by Borrower or any operator of the Facility, any and all written notices from any Governmental Authority that (i) any License is being Downgraded, revoked, terminated, suspended, restricted or conditioned or may not be renewed or reissued or that action is pending or being considered to Downgrade, revoke, terminate, suspend, restrict or condition (or not renew or reissue) any such License, (ii) any violation, fine, finding, investigation or corrective action concerning any License is pending or being considered, rendered or adopted, or (iii) any Healthcare Law or any health or safety code or building code violation or other deficiency at the Mortgaged Property has been identified, but in each case only if the subject matter of such written notice (A) could materially adversely impact the operation or value of the Facility, or (B) requires additional formal or informal action by Borrower or operator of the Facility that is more than development or implementation of a routine plan of correction, including, without limitation, participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management.”

36.	Section 6.22(d) is deleted and the following is inserted in lieu thereof:

“(d)	Borrower will provide Lender with a copy of any License issued or renewed in the future by a Governmental Authority within 30 days after receipt of written evidence of its issuance or renewal. To the extent that any such License is assignable, Borrower will assign it to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion. If any License is issued to an operator of the Facility, to the extent such License is assignable, Borrower will cause such operator or management agent to assign the License to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.”

37.	Section 6.28 of the Loan Agreement must be deleted and replaced with the following:

“6.28	Medicare and Medicaid.

(a)	Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower will not, and will not permit any management agent for the Mortgaged Property or any operator of the Mortgaged Property to, participate in any Governmental Payor Program, or any provider agreement under any Governmental Payor Program, or accept any resident whose ability to reside in the Mortgaged Property requires that Borrower, the Mortgaged Property or any management agent for the Mortgaged Property or any operator of the Mortgaged Property participate in any Governmental Payor Program.

Seniors Housing Loan and Security Agreement (CME)	Page B-13

(b)	In addition to the Events of Default listed in Section 9.01, it also will constitute an Event of Default if Borrower participates, or permits any management agent for the Mortgaged Property or operator of the Mortgaged Property to participate, in any Governmental Payor Program.”

38.	Section 7.03(c) is deleted and the following is inserted in lieu thereof:

“(c) Publicly-Held Fund or Real Estate Investment Trust. If a Designated Entity for Transfers is a publicly held fund or real estate investment trust, the public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities; provided that each of the following conditions is satisfied:

(i)	If any Public Fund/REIT Securities holder acquires and ownership percentage of more than 10% (“10% Transfer”), the Designated Entity for Transfers provides Lender with Notice of the 10% Transfer within 30 days after the Transfer along with a copy of the Securities and Exchange Commission Form 4.

(ii)	Lender receives confirmation that after the 10% Transfer, there will not be a change of Control of the Borrower, if applicable.

(iii)	If there is a change of Control of the Borrower such that the Guarantor, if applicable, no longer Controls the Borrower, Borrower provides Lender with a substitute Guarantor or other collateral acceptable to Lender (“Substitute Collateral”). If the Substitute Collateral is a letter of credit or cash, the amount of the Substitute Collateral will be 10% of the outstanding principal balance of the Mortgage.”

39.	Section 7.03 is amended by the addition of the following new subsection 7.03(e) at the end thereof:

“(e)	Any Condemnation, provided that Borrower has complied with the obligations under the applicable provisions of the Loan Documents, including, without limitation, Section 6.11 of the Loan Agreement, with respect thereto.”

40.	Section 12.03 is amended by the addition of the following new subsection (d):

“(d)	Lender shall endeavor to give the individuals or entities listed below courtesy copies of any notice given to Borrower and Borrower by Lender, at the addresses set forth below; provided, however, that failure to provide such courtesy copies of notices shall not affect the validity or sufficiency of any notice to Borrower or Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender to any claims by or liability to Borrower or any other individual or entity, it being acknowledged and agreed that no individual or entity listed below is a third-party beneficiary to any of the Loan Documents.

Seniors Housing Loan and Security Agreement (CME)	Page B-14

Bass, Berry & Sims, PLC

150 3rd Avenue South, Suite 2800

Nashville, TN 37212

Attn: Susan W. Foxman”

41.	The following must be added as a new subsection to 12.11(b):

“(xv)	If any covenants, conditions and restrictions affecting the Mortgaged Property provide for a lien for any assessments or other unpaid amounts, Borrower will provide satisfactory evidence that such lien will be subordinate to the lien of the Supplemental Instrument.”

42.	Section 12.13 is amended by adding the following at the end thereof:

“provided, however, that Borrower will not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.”

43.	The following definitions are added to Article XIII:

“Contribution Agreement” means that certain Contribution Agreement dated of even date herewith by and between Borrower and Related Borrowers.

“Governmental Payor Program” means any Medicare, Medicaid, TRICARE programs or similar federal, state, local or any other third party payors’ programs or other similar provider payment programs.

“Master Lease” means that certain Master Lease dated September 20, 2011, by and between Borrower and Related Borrowers, as Lessors, and Operator and Related Operators as Lessees.

“Operator” means Greenfield Assisted Living of Fredericksburg, L.L.C.

“Related Borrowers” means Care GSL Stafford LLC, a Delaware limited liability company, and Care GSL Berryville LLC, a Delaware limited liability company

“Related Operators” means Greenfield Assisted Living of Stafford, L.L.C. and Greenfield Assisted Living of Berryville, LLC.

44.	The definition of “Material Contracts” is deleted from Article XIII and the following is inserted in lieu thereof:

““Material Contract” means Contracts:

Seniors Housing Loan and Security Agreement (CME)	Page B-15

(i)	for preparing or serving food (but do not include food supply Contracts);

(ii)	for medical services or healthcare provider agreements but not including the following:

Agreement to Provide Consultant Services dated October 11, 2010 (Re: registered dietitian)*	Greenfield of Fredericksburg; Donna Howard

Agreement for Mental Health Services dated October 8, 2010	Greenfield of Fredericksburg; Donna J. Vannata, PhD

Vendor Pharmacy Retainer Agreement, last executed October 13, 2010	Greenfield Senior Living of Fredericksburg; Mast Long Term Care

(iii)	the average annual consideration of which, directly or indirectly, is at least $50,000;

(iv)	having a term of more than one year and the aggregate amount payable over the life of such contract is equal to or greater than $125,000.00 unless such contract is subject to termination by Borrower or if Borrower is not a party to the Contract, the operator of the Facility, and their respective successors and assigns, upon not more than thirty days notice, without cause and without payment of any termination fee, penalty or extra charge; or

(v)	determined by Lender to be material to the operation of the Facility.”

45.	The definition of “Prohibited Activity or Condition” is deleted from Article XIII and the following is inserted in lieu thereof:

““Prohibited Activity or Condition” means each of the following:

(i)	The presence, use, generation, release, treatment, processing, storage (including storage in above-ground and underground storage tanks), handling or disposal of any Hazardous Materials on or under the Mortgaged Property.

(ii)	The transportation of any Hazardous Materials to, from or across the Mortgaged Property.

(iii)	Any occurrence or condition on the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws.

(iv)	Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property.

(v)	Any violation or noncompliance with the terms of any O&M Program.

Seniors Housing Loan and Security Agreement (CME)	Page B-16

However, the term “Prohibited Activity or Condition” expressly excludes lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) medical products or devices or medical waste, (ii) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable senior housing properties, (iii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property, and (iv) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.”

46.	Sections 11.05(b)(iii) and (iv) of the Rider to Seniors Housing Loan and Security Agreement (CME) Seniors Housing Operators are deleted and the following are inserted in lieu thereof:

“(iii)	Within 25 days after the end of each fiscal quarter of Operator, Borrower will cause Operator to furnish to Lender a statement of changes in financial position of Operator relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal quarter, provided however, that after Securitization, such information shall be furnished within 45 days after the end of each fiscal quarter.

(iv)	Within 120 days after the end of each fiscal year of Operator, Borrower will cause Operator to furnish to Lender each of the following:

(A)	An annual statement of income and expenses for Operator’s operation of the Mortgaged Property for that fiscal year.

(B)	A statement of changes in financial position of Operator relating to the Mortgaged Property for that fiscal year.

(C)	A balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Operator.

(D)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.”

47.	Section A(a)(v) of the Rider to Multifamily Loan and Security Agreement (CME) Recycled Borrower is deleted and the following is inserted in lieu thereof:

“(v)	Borrower has paid all taxes which it owes prior to delinquency.”

Seniors Housing Loan and Security Agreement (CME)	Page B-17

48.	Section A(b)(iv) of the Rider to Multifamily Loan and Security Agreement (CME) Recycled Borrower is deleted and the following is inserted in lieu thereof:

“(iv)	Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other person or entity. Notwithstanding the foregoing, it is acknowledged that prior to the date hereof, Borrower maintained joint bank accounts with Related Borrowers and Care Investment Trust, Inc., and that such previously existing joint accounts shall not be a violation of this section.”

49.	Section A(b)(xii) of the Rider to Multifamily Loan and Security Agreement (CME) Recycled Borrower is deleted and the following is inserted in lieu thereof:

“(xii)	Borrower has not commingled its assets with those of any other person or entity and has held all of its assets in its own name. Notwithstanding the foregoing, it is acknowledged that prior to the date hereof, Borrower maintained joint bank accounts with Related Borrowers and Care Investment Trust, Inc., and that such previously existing joint accounts shall not be a violation of this section.”

50.	Section A(b)(xvi) of the Rider to Multifamily Loan and Security Agreement (CME) Recycled Borrower is deleted and the following is inserted in lieu thereof:

“(xvi)	Borrower has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the loan being refinanced, which pledge has been satisfied and released, and the Loan.”

51.	The Replacement Reserve Fund Rider – Immediate Deposits is modified as shown by the blacklined changes on said Rider attached hereto.

Seniors Housing Loan and Security Agreement (CME)	Page B-18

EXHIBIT C

REPAIR SCHEDULE OF WORK

Not Applicable

Seniors Housing Loan and Security Agreement (CME)	Page C-1

EXHIBIT D

REPAIR DISBURSEMENT REQUEST

The undersigned hereby requests from                     (“Lender”) the disbursement of funds in the amount of $                    (“Disbursement Request”) from the Repair Reserve Fund established pursuant to the Multifamily Loan and Security Agreement dated                     , 20     by and between Lender and the undersigned (the “Loan Agreement”) to pay for repairs to the multifamily apartment project known as                     and located in                     .

The undersigned hereby represents and warrants to Lender that the following information and certifications provided in connection with this Disbursement Request are true and correct as of the date hereof:

1.	Purpose for which disbursement is requested:

2.	To whom the disbursement will be made (may be the undersigned in the case of reimbursement for advances and payments made or cost incurred for work done by the undersigned):

3.	Estimated costs of completing the uncompleted Repairs as of the date of this Disbursement Request:

4.	The undersigned certifies that each of the following is true:

(a)	The disbursement requested pursuant to this Disbursement Request will be used solely to pay a cost or costs allowable under the Loan Agreement.

(b)	None of the items for which disbursement is requested pursuant to this Disbursement Request has formed the basis for any disbursement previously made from the Repair Reserve Fund.

(c)	All labor and materials for which disbursements have been requested have been incorporated into the Improvements or suitably stored upon the Property in accordance with reasonable and standard building practices, the Loan Agreement and all applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Property.

(d)	The materials, supplies and equipment furnished or installed for the Repairs are not subject to any Lien or security interest or that the funds to be disbursed pursuant to this Disbursement Request are to be used to satisfy any such Lien or security interest.

Seniors Housing Loan and Security Agreement (CME)	Page D-1

5.	All capitalized terms used in this Disbursement Request without definition will have the meanings ascribed to them in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the day and date first above written.

BORROWER:

Date:	CARE GSL FREDERICKSBURG LLC, a Delaware limited liability company

By:
Name:
Title:

Seniors Housing Loan and Security Agreement (CME)	Page D-2

EXHIBIT E

WORK COMMENCED AT MORTGAGED PROPERTY

None

Seniors Housing Loan and Security Agreement (CME)	Page E-1

EXHIBIT F

CAPITAL REPLACEMENTS

•	Carpet/vinyl flooring

•	Window treatments

•	Roofs

•	Furnaces/boilers

•	Air conditioners

•	Ovens/ranges

•	Refrigerators

•	Dishwashers

•	Water heaters

•	Garbage disposals

The following additional items may also be funded from the Replacement Reserve Fund:

Roadways and parking, seal coat asphalt, pedestrian concrete paving, common area walls and ceilings, commercial kitchen equipment, commercial washers

Seniors Housing Loan and Security Agreement (CME)	Page F-1

EXHIBIT G

DESCRIPTION OF GROUND LEASE

Not Applicable

Seniors Housing Loan and Security Agreement (CME)	Page G-1

EXHIBIT H

ORGANIZATIONAL CHART OF BORROWER AS OF THE CLOSING DATE

FINAL ORGANIZATIONAL CHART OF BORROWER

Seniors Housing Loan and Security Agreement (CME)	Page H-1

EXHIBIT I

DESIGNATED ENTITIES FOR TRANSFERS AND GUARANTOR(S)

Designated Entities for Transfers

Care GSL Holdings LLC

Care Investment Trust Inc.

Guarantor(s)

Care Investment Trust Inc.

Seniors Housing Loan and Security Agreement (CME)	Page I-1

EXHIBIT J

LICENSES

LICENSE	HOLDER
Commonwealth of Virginia Department of Social Services Assisted Living Facility License – Residential and Assisted Living Care (license number ALF -1095467) dated October 18, 2011	Greenfield Senior Living of Fredericksburg (Operated by: Greenfield Assisted Living of Fredericksburg, LLC)

Commonwealth of Virginia Department of Health Food Establishment / Adult Care Home Food Service Permit	Greenfield Assisted Living of Fredericksburg, LLC

Commonwealth of Virginia Department of Health Professions Assisted Living Facility Administrator License (license number 1706000356) dated January 6, 2009	Karen C. Bland

Commonwealth of Virginia Department of Professional and Occupational Regulation Cosmetologist License (license number 1201015833)	Verne E. Horton

Seniors Housing Loan and Security Agreement (CME)	Page J-1

EXHIBIT K

FF&E AND MOTOR VEHICLES

All of the following is owned by the Borrower and leased to Greenfield Assisted Living of Fredericksburg, L.L.C. pursuant to the Master Lease:

	QTY	Item
Common Areas:
Foyer Entrance
	2	Large Chair
	2	Tables
	2	Couches
	2	Ceramic Plant Stands
	1	Antique Mirror - Large
	1	Chandelier - Large
	2	Hall side tables
	3	Paintings - Large

	QTY	Item
Activities Room
	2	Love Seats
	1	Recliner
	2	Footstools
	2	Bookcases
	1	Flat Screen TV
	1	TV Stand
	8	Living Room Chairs
	2	Large Settee Chairs
	1	Small Antique Table
	3	Activity Tables
	1	Stereo Small
	3	Chandelier - Small

	QTY	Item
Resident Resource Room
	1	Bookcase
	1	Table-Small
	1	Office Chair

	QTY	Item
Office Areas:
Foyer Entrance
	4	Office Chairs
	4	Straight back chairs
	4	CPU & Monitors
	5	Printers (3 Inkjet & 2 BW Laser)

Seniors Housing Loan and Security Agreement (CME)	Page K-1

	4	Desks
	4	Office Cabinets
	2	Paper Shredders
	2	Cane Bottom Resin Chairs
	3	Bookcases

	QTY	Item
Resident Rooms
Residents Provide Their own furniture

Respite Room & Show Rooms
	3	Twin Beds
	4	Dressers

	QTY	Item
Dining & Kitchen
Kitchen Area
	1	Gas Stove
	1	Outdoor Grill - Gas
	1	Standup Freezer
	1	Microwave
	1	Double door Refrigerator
	1	Single door Refrigerator
	1	Steam Table
	1	Regular Refrigerator
Dining Room Area
	1	China Hutch
	9	Dining Room Tables
	40	Dining Room Chairs
	8	Umbrellas
	1	Wooden Table
	3	Carts

	QTY	Item
Other Equipment
Other
	1	Home Free System- Wander System

The following is owned by third parties and leased to Greenfield Assisted Living of Fredericksburg, L.L.C.:

- 1 Dishmachine Model PA1 and related parts and equipment pursuant to Clean Force Dishmachine Lease dated January 18, 2007 between Greenfield of Fredericksburg and U.S. Foodservice, Inc.

- 1 Top Load Commercial Washer (Model MAT13MNDAW) and 1 Stack Gas Dryer (Model MLG23MNFWW) and related ancillary equipment pursuant to Total Laundry Care Agreement dated July 30, 2007 between Greenfield Assisted Living of Fredericksburg, LLC and Caldwell & Gregory, Inc.

Seniors Housing Loan and Security Agreement (CME)	Page L-2

EXHIBIT L

CONTRACTS

CONTRACTS	PARTIES

Maintenance Agreement Contract dated January 26, 2011 (Re: copier maintenance)*	Greenfield Assisted Living; L & J Copier Clinic

Advertising Agreement dated November 1, 2005	Greenfield Assisted Living of Fredericksburg; Guide to Retirement Living

Advertising Agreement dated May 6, 2010*	Greenfield of Fredericksburg; Idearc Media LLC

Clean Force Dishmachine Lease, last executed January 18, 2007*	Greenfield of Fredericksburg; U.S. Foodservice, Inc.; Puritan Services, Inc.

Illustratus Group Newsletter Service Agreement, last executed October 30, 2007 (Re: design and printing of monthly community newsletters)	Greenfield Senior Living; Uhlig LLC

Eldercare Information Service Agreement dated December 4, 2007 (Re: referral services)	Greenfield Senior Living; A Place for Mom, Inc.

Assisted / Independent Living Referral Agreement dated September 1, 2009*	Greenfield; Senior-Living.com, Inc.

Total Laundry Care Agreement dated July 30, 2007 (Re: lease of laundry equipment) *	Greenfield Assisted Living of Fredericksburg LLC; Caldwell & Gregory, Inc.

Service Agreement dated June 10, 2003 (Re: medical waste disposal)*	Greenfield Assisted Living; Stericycle, Inc.

Service Agreement dated March 7, 2007 (Re: waste removal)*	Greenfield Assisted Living; BFI Waste Services LLC d/b/a Allied Waste Services of Fredericksburg

Agreement to Provide Consultant Services dated October 11, 2010 (Re: Registered Dietitian)*	Greenfield of Fredericksburg; Donna Howard

Agreement for Mental Health Services dated October 8, 2010	Greenfield of Fredericksburg; Donna J. Vannata, PhD

Vendor Pharmacy Retainer Agreement, last executed October 13, 2010	Greenfield Senior Living of Fredericksburg; Mast Long Term Care

Greenfield Management Agreement dated April 18, 2002, as amended by Amendment to Management Agreement of even date herewith	Greenfield Assisted Living of Fredericksburg, L.L.C.; Greenfield Management, L.L.C.

*	Does not provide that it is terminable by Borrower or the operator of the Facility upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or the operator of the Facility or their respective successors or assigns.

Seniors Housing Loan and Security Agreement (CME)	Page L-1

EXHIBIT M

MATERIAL CONTRACTS

CONTRACTS	PARTIES
Greenfield Management Agreement dated April 18, 2002, as amended by Amendment to Management Agreement of even date herewith	Greenfield Assisted Living of Fredericksburg, L.L.C.; Greenfield Management, L.L.C.

Seniors Housing Loan and Security Agreement (CME)	Page M-1

EXHIBIT N

ADDITIONAL MORTGAGED PROPERTY

1.	All of Borrower’s present and future right, title and interest in and to all of the following that are used now or in the future in connection with the ownership, management or operation of the Land and/or the Improvements on such Land (“Property”), including without limitation, the Facility: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposals, washers, dryers, and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors, cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment (any of the foregoing that are so attached to the Property as to constitute fixtures under applicable law are referred to below as “Facility Fixtures”).

2.	All furniture, furnishings, equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) healthcare equipment, recreational equipment, pool equipment, dishes, silverware, glassware, kitchen equipment and other tangible personal property (other than Facility Fixtures) that are used now or in the future in connection with the ownership, management or operation of the Property or are located on the Property, and any operating leases relating to the Property, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Property and all other intangible property and rights relating to the operation of, or used in connection with, the Property, including all governmental permits relating to any activities on the Property (“Facility Personalty”).

3.	All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Property, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

4.	All proceeds paid or to be paid by any insurer of the Property, the Facility Fixtures, the Personalty or any other item listed in this Schedule 1.

5.	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the

Seniors Housing Loan and Security Agreement (CME)	Page N-1

Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1 under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

6.	All contracts, options and other agreements for the sale of the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1 entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; and all other contracts and agreements pertaining to the ownership, leasing, operation or management of the Property, including without limitation, management and similar agreements, utility contracts and agreements for the provision of goods or services (or payment therefor) at the Facility (whether to Borrower, Operator or the residents of the Facility), including without limitation Third Party Provider Agreements.

7.	All present and future leases, subleases, licenses, concessions or grants or other possessory interests, including master leases or operating leases and agreements, now or hereafter in force, whether oral or written, covering or affecting the Property or its operation, or any portion of the Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals; and all occupancy agreements (including both residential and commercial agreements), patient admissions or resident care agreements (“Facility Leases”).

8.	All earnings, royalties, accounts receivable (including accounts receivable for all rents, revenues and other income of the Property), including parking fees, issues and profits from the Property or its operation, or any other item listed in this Schedule 1, and all undisbursed proceeds of the loan secured by the security interests to which this financing statement relates and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents.

9.	All refunds or rebates of (a) water and sewer charges, (b) premiums for fire and other hazard insurance, rent loss insurance and any other insurance required by Lender, (c) taxes, assessments, vault rentals, and (d) other charges or expenses required by Lender to protect the Property, to prevent the imposition of liens on the Property, or otherwise to protect Lender’s interests by any municipal, state or federal authority or insurance company; and all refunds of utility deposits.

10.	All tenant security deposits which have not been forfeited by any tenant under any Lease.

11.	Subject to the terms of this Loan Agreement, all names under or by which the Property or any part of it may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Property or any part of it.

12.	All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Property, including without limitation, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received

Seniors Housing Loan and Security Agreement (CME)	Page N-2

and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and the right to receive payments from commercial operations located on the Property or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from healthcare services, income from laundry service, income from vending machines and income and fees from any and all other services provided to residents of the Property.

13.	All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers.

14.	All Licenses, approvals, permits, accreditations, determinations of need, certificates of need, and other certificates.

15.	All operating contracts, franchises, license agreements, healthcare services contracts, food service contracts and other contracts for services related to the Property.

16.	All utility deposits.

17.	All proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds and any supporting obligations of any of the above.

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